                                                                EXHIBIT 99(c)(2)

Coast Dental Services, Inc.                                         CONFIDENTIAL
02.19.03

         PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

This presentation and its analyses are only for the use of the Special Committee of the Board of Directors and are not intended to, nor should they be, relied upon by any other party, including shareholders of Coast Dental, Inc. The consent of Capitalink is required prior to the disclosure to any third party of this presentation, its analyses, or of the assessments made by Capitalink. These materials are based solely on information contained in publicly available documents and certain other information provided to Capitalink by management and the Special Committee of the Board of Directors. Capitalink has not attempted to investigate or verify the accuracy or completeness of such publicly available information or other information provided to Capitalink. Capitalink has relied upon the accuracy and completeness of such publicly available information and other information supplied to Capitalink. These materials are being furnished, and should be considered only in connection with, the oral presentation being provided by Capitalink in connection herewith. The preparation of these materials was completed on February 18, 2003 based on information publicly available or supplied to Capitalink through such date. Capitalink is not obligated to update this presentation or its analyses to reflect any information that becomes publicly available or that is provided to Capitalink after such date.

                                                               [CAPITALINK LOGO]

[COAST DENTAL LOGO]                                 Smart Investment Banking(SM)

Coast Dental Services, Inc.                                         CONFIDENTIAL
TABLE OF CONTENTS

TRANSACTION OVERVIEW.......................................................   3

INDUSTRY OVERVIEW..........................................................  12

COMPANY OVERVIEW...........................................................  14

COMPANY FINANCIAL PERFORMANCE..............................................  17

COMPETITIVE ANALYSIS AND POSITION..........................................  26

COMPANY MARKET PERFORMANCE.................................................  33

VALUATION ANALYSIS.........................................................  40

Coast Dental Services, Inc.                                         CONFIDENTIAL

                              TRANSACTION OVERVIEW

Coast Dental Services, Inc.                                         CONFIDENTIAL
TRANSACTION OVERVIEW
INTRODUCTION

         - The Special Committee of the Board of Directors of Coast Dental Services, Inc. ("Coast" or the "Company") has retained Capitalink, L.C. ("Capitalink") as financial advisor and to render an opinion as to the fairness, from a financial point of view, of an offer by the Company to purchase all of the Company's outstanding shares of common stock that are not beneficially owned by the Continuing Shareholders (as defined herein) for consideration of $4.50 per share (the "Offer").

         - The "Continuing Shareholders" are Terek Diasti (Chairman of the Board of Directors and Chief Executive Officer of the Company), Adam Diasti (President and a director of the Company), and the Diasti Family Limited Partnership.

         - The Continuing Shareholders, who as a group own approximately 51% of the outstanding shares of the Company's common stock currently issued and outstanding which includes shares issuable pursuant to currently exercisable stock options, do not intend to tender any of their shares pursuant to the Offer.

         - Following completion of the Offer, the Company intends to delist the Company's common stock from trading on the Nasdaq SmallCap Market and to terminate the registration of the Company's common stock under the Securities Exchange Act of 1934, as amended.

         - When this occurs, Coast will become a private company and there will be no public market for its shares of common stock.

         - The Company's common stock is publicly traded on the over-the-counter market under the symbol "CDEN", and as of February 14, 2003, there were 2,091,223 shares of the Company's common stock outstanding.

         - The closing price of the Company's stock on February 14, 2003 (last closing price prior to date presentation materials were completed) was $3.00.

         - The aggregate market value of the Company's common stock held by the non-Continuing Shareholders as of February 14, 2003 was approximately $3.12 million.

Coast Dental Services, Inc.                                         CONFIDENTIAL
TRANSACTION OVERVIEW
SUMMARY OF PROPOSED TRANSACTION TERMS

Proposed Consideration:             $4.50 per share of common stock to all
                                    shareholders.

Form of Consideration:              Cash.

Offer Structure:                    The Company is offering to buy back its
                                    outstanding shares of common stock in a
                                    self-tender offer. The Continuing
                                    Shareholders do not intend to tender any of their shares pursuant to the Offer.

Offer Conditions:                   The Company is not obligated to purchase any
                                    shares of common stock unless the number of shares validly tendered and not withdrawn prior to expiration date of the Offer will result in the Company having fewer than 100 shareholders of record and beneficial owners of shares of common stock.

                                    The Company can terminate or amend the Offer if, among other things, (i) any lawsuit or other action is threatened or instituted that adversely affects the Company's ability to complete the Offer or could materially affect the Company's business, (ii) there are events which may have a material adverse affect on the Company, (iii) there is a material adverse change in market conditions, or (iv) the Special Committee or the Board of Directors determines that their fiduciary duty requires termination of the Offer.

SEC Registration:                   The Company will terminate the registration
                                    of its common stock under the Securities
                                    Exchange Act of 1934, as amended, and will no longer be required to file periodic reports with the Securities and Exchange
                                    Commission ("SEC"). As a result, no current information about the Company will be publicly available from the SEC.

Coast Dental Services, Inc.                                         CONFIDENTIAL
TRANSACTION OVERVIEW
SUMMARY OF PROPOSED TRANSACTION TERMS

Tax Implications:                   The receipt of cash in exchange for shares
                                    of the Company's common stock will be a
                                    taxable transaction for United States
                                    federal income tax purposes under the
                                    Internal Revenue Code of 1986, as amended.
                                    In addition it may be a taxable transaction under applicable state, local, foreign and other tax laws.

Expiration Date:                    The Offer expires at 5:00 p.m., New York
                                    time, twenty business days after
                                    commencement of the Offer.

Appraisal Rights:                   Appraisal rights are not available in the
                                    Offer.

Outstanding Options:                As part of the Offer, the Company plans to
                                    accelerate the vesting of outstanding stock options so that all such options are fully exercisable. The Company will provide all optionees with the opportunity to surrender such options in exchange for payment in cash equal to the excess of the Offer price of $4.50 per share over the exercise price of such stock option.

Possible Second-Step                The Continuing Shareholders have indicated
Transaction:                        that they may engage in a Second-Step
                                    Transaction if all of the shares of the
                                    common stock owned by non-Continuing
                                    Shareholders are not tendered in the Offer.
                                    The Second-Step Transaction will be in the form of corporate transaction in which all of the shares not purchased in the Offer would be exchanged for the same amount of cash per share that would have been received had such shares been tendered in the Offer.
                                    The Continuing Shareholders own a majority of the outstanding shares of the Company's common stock and will vote all of those shares in favor of a Second-Step
                                    Transaction. Under Florida law, the
                                    affirmative vote of a majority of the
                                    outstanding shares is sufficient to approve the Second-Step Transaction.

Coast Dental Services, Inc.                                         CONFIDENTIAL
TRANSACTION OVERVIEW
BACKGROUND OF AND EVENTS LEADING TO PROPOSED TRANSACTION

         - December 19, 2002: A memorandum prepared by Company counsel, Shumaker, Loop & Kendrick, LLP, is circulated to the Board of Directors indicating a proposed self-tender by the Company at $3.25 per share (the "Initial Offer"). The Board of Directors establishes a Special Committee comprised of the two independent directors, Peter Sontag and Rick Welch to review the Initial Offer and negotiate on behalf of the non-Continuing Shareholders.

         - January 2, 2003: The Special Committee engages Holland & Knight, LLP as legal counsel.

         - January 7, 2003: The Special Committee engages Capitalink, L.C. as financial advisor.

         - January 13, 2003: The Special Committee and its financial advisor meet with the Company in Tampa. The Company makes a presentation to the Special Committee, but there are no negotiations regarding the Initial Offer.

         - January 31, 2003: The Special Committee and its legal counsel and financial advisor participate in a conference call wherein the status of the transaction was discussed. In addition, Capitalink presents general value concepts and sets forth the types of analyses that it would be performing in connection with the derivation of value of the Company.

         - February 6, 2003: The Special Committee and its legal counsel and financial advisor meet with the Company in Tampa. Capitalink discusses its preliminary analyses; in particular, the use of comparable company analysis, comparable transaction analysis, discounted cash flow analysis and minority acquisition premium paid analysis. Capitalink noted that the Initial Offer was inadequate in light of such analyses; provided however, that there was no discussion of what per share offer would be satisfactory. Subsequent to the meeting, the Special Committee communicated the inadequacy of the Initial Offer to the Company.

         - February 7, 2003: The Special Committee receives a revised offer of $3.75 per share (the "Second Offer") from the Company.

Coast Dental Services, Inc.                                         CONFIDENTIAL
TRANSACTION OVERVIEW
BACKGROUND OF AND EVENTS LEADING TO PROPOSED TRANSACTION

         - February 11, 2003: The Company, the Special Committee, their respective counsel and Capitalink meet in Tampa. The Company made a presentation regarding operating and other key issues that the Company is facing. The Special Committee had an opportunity to ask relevant questions, and there was discussion among the parties. Capitalink noted that it did not update its analytical work in light of the Second Offer. The Special Committee communicated that the Second Offer was inadequate, and after further discussions the Special Committee received a revised offer of $4.25 per share (the "Third Offer"). The Special Committee met to discuss the Third Offer and communicated a counteroffer of $4.75 per share to the Company.

         - February 14, 2003: The Special Committee receives a revised "final and best" offer of $4.50 per share, representing approximately a 50.0% premium over the then current share price. After discussions with Capitalink and its counsel, the Special Committee preliminarily agrees to the revised offer price of $4.50. The Special Committee requested that Capitalink undertake the analyses required to render an opinion as to the fairness, from a financial point of view, of the Offer to the non-Continuing Shareholders.

Coast Dental Services, Inc.                                         CONFIDENTIAL
TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

         - In arriving at its opinion, Capitalink took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things:

                    - Reviewed the draft tender offer statement dated January 15, 2003 (the "Draft Tender Offer").

                    - Reviewed the confidential privatization memorandum circulated on December 19, 2002.

                    - Reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 2001; the quarterly reports on form 10-Q for the quarterly period ended September 30, 2002; and the definitive proxy statement dated July 8, 2002.

                    - Reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of the Company.

                    - Reviewed and analyzed certain financial terms of transactions involving target companies deemed to have characteristics comparable to the Company.

                    - Reviewed and analyzed the Company's projected unlevered free cash flows and prepared discounted cash flows.

                    - Reviewed and analyzed the premiums paid in certain other transactions.

                    - Reviewed and discussed with representatives of the management of the Company certain financial and operating information furnished by them, including financial analyses and projections and related assumptions with respect to the business, operations and prospects of the Company.

                    - Considered the historical financial results and present financial condition of the Company.

                    - Reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of the Company.

                    - Inquired about and discussed the Offer and other matters related thereto with Company management, the Special Committee and its legal counsel.

                    - Performed such other analyses and examinations as were deemed appropriate

         - The Capitalink opinion is necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of February 19, 2003. Accordingly, although subsequent developments may affect its opinion, Capitalink does not assume any obligation to update, review or reaffirm its opinion. However,

Coast Dental Services, Inc.                                         CONFIDENTIAL
TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

                  if, and only if, requested by the Special Committee within six months of the date hereof, Capitalink will, for an additional fee, provide the Special Committee with an updated opinion.

         - Capitalink assumes, with the Company's consent, that the Offer will be consummated substantially in accordance with the terms described to Capitalink and as generally set forth in the Draft Tender Offer, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the non-Continuing Shareholders.

         - Capitalink has relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by it without assuming any responsibility for any independent verification of any such information and has further relied upon the assurances of Company management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections utilized, Capitalink assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such projections provide a reasonable basis upon which it could form an opinion.

         - Capitalink has not made a physical inspection of the properties and facilities of the Company and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company. Further, Capitalink's analysis does not address the liquidation value of the Company.

         - Capitalink assumed that the Offer will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. In addition, based upon discussions with the Company, it is assumed that the Offer will be a taxable event to the Company's shareholders.

         - Capitalink was instructed that the Continuing Shareholders have informed the Special Committee that they have no interest in selling their shares or in pursuing a sale of the Company to a third party in the foreseeable future.

Coast Dental Services, Inc.                                         CONFIDENTIAL
TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

         - Capitalink has not been requested to opine as to, and the opinion does not in any manner address, the underlying business decision of the Company to proceed with or affect the Offer.

         - Capitalink was not asked to consider, and its opinion does not address, the relative merits of the Offer as compared to any alternative business strategy that might exist for the Company. Capitalink was not engaged to seek alternatives to the Offer that might exist for the Company.

         - The opinion is for the use and benefit of the Special Committee in connection with its consideration of Offer and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to whether such shareholder should tender their respective shares of common stock. We do not express any opinion as to the underlying valuation or future performance of the Company or the price at which the Company's common stock would trade at any time in the future.

Coast Dental Services, Inc.                                         CONFIDENTIAL

                                INDUSTRY OVERVIEW

Coast Dental Services, Inc.                                         CONFIDENTIAL
INDUSTRY OVERVIEW

         - The market for dental services in the United States consists of both general services (including preventative and diagnostic procedures such as cleanings, examinations and x-rays and restorative treatments) and specialty dentistry services (which include endontics, oral pathology, oral surgery, orthodontics, pedodontics, periodontics and prosthodontics).

         - Dental care services in the United States are generally delivered through a fragmented system of local providers, primarily individual or small group practices. According to the American Dental Association, there were approximately 220,000 dentists in the United States in 2002, of which approximately two-thirds of whom practice alone.

         - According to the Centers for Medicare and Medicaid Services, the aggregate annual domestic market for dental services was approximately $65.4 billion for 2001, representing 4.6% of total health care expenditures in the United States. This represented a compound annual growth rate of approximately 8% from 1980 to 2001.

         - The dental industry is expected to reach nearly $109 billion by 2010, spurred by the increase in the availability and types of dental insurance, the increasing demand for dental services from an aging population, improvements in dental technology making dental care less traumatic, and the increased demand for preventive and cosmetic dentistry.

         - The dental industry is highly regulated with many states prohibiting corporations that are not owned entirely by dentists from employing dentists (and in some states, dental hygienists and dental assistants), having control over clinical decision-making, or engaging in other activities that are deemed to constitute the practice of dentistry.

         - Many states, including Florida, Georgia, Tennessee and Virginia (states in which the Company currently maintains operations), also prohibit non-professional corporations from owning, maintaining or operating an office for the practice of dentistry and also impose restrictions on advertising by dental practices.

         - The operating and control structure of both the Company and its affiliated professional associations are such that they comply with all prevailing laws and regulations.

Coast Dental Services, Inc.                                         CONFIDENTIAL

                                COMPANY OVERVIEW

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY OVERVIEW

         - The Company was incorporated in August 1992 as Sunshine Health Services, Inc., a Florida corporation, which was subsequently merged in March 1996 into Coast Dental Services, Inc. Today the Company is a leading provider of management services to one of the largest teams of affiliated general dentists throughout the southeastern United States.

         - The Continuing Shareholders as a group own approximately 51% of the outstanding shares of the Company's common stock currently issued and outstanding, which includes shares issuable pursuant to currently exercisable stock options.

         - As of September 30, 2002, the Company provided management services to 112 dental centers located in Florida, Georgia, Tennessee and Virginia, employing 139 dentists and 111 hygienists (the "Dental Centers"). The Company derives its revenue through service fees earned from the affiliated managed professional associations (collectively "Coast P.A."), each of which are owned, controlled and managed by Dr. Adam Diasti, a major shareholder, director and executive officer of the Company and one of the Continuing Shareholders.

         - The Company is primarily responsible for the management and administrative functions of its Dental Centers, but does not provide dental care. The Company provides financial services, billing, training, marketing assistance and collection services to Coast P.A. and employs the Dental Centers' management and administrative personnel. Coast P.A. maintains full control over the dental practices of the Coast P.A. dentists, employs the Coast P.A. dentists and their hygienists and sets standards of care in order to promote the provision of quality dental care. Coast P.A. is also responsible for compliance with state and local regulations of the practice of dentistry and with the license or certification requirements.

         - Historically, as compensation for its management services, the Company earned a monthly management fee based upon a percentage of the gross revenue, net of refunds, adjustments and discounts of the Dental Center.

         - However, in June 2002 and then in October 2002, the Company and Coast P.A. amended their Services and Support Agreement to change the methodology for determining the monthly management fee earned by the Company. The management fee is currently based on: 1) the actual direct and indirect expenses incurred in

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY OVERVIEW

                  providing the services and support to the Dental Centers (including employee costs, supplies, advertising, occupancy and administration costs), and 2) the financial performance of the Dental Centers set at 90% of the excess of net dental service revenue over direct and indirect Dental Center operating expenses. The financial performance component is calculated on the aggregate financial performance of all Dental Centers and not on the stand-alone financial performance of each Dental Center.

         - In connection with the above referenced amendments, the trade accounts receivable of Coast P.A.'s are now transferred, with full recourse, to the Company to collateralize a portion of the management fee receivable from Coast P.A.

         - The Company expects an increase of net revenue due to the increasing levels of gross revenue being generated by Coast P.A. However, application of the new methodology to historical levels of Coast P.A. revenue in recent past years would have resulted in the Company earning a lower management fee than previously reported. The Company estimated this amount on fourth quarter 2002 net revenue to be approximately $0.5 million.

         - The Company's goal is to grow by utilizing excess capacity by adding dentists and hygienists in its Dental Centers, increasing the number of days each week that Dental Centers serve patients and increasing the number of hours each day the Dental Center are open. These initiatives aim to increase net revenue and increase the profitability of each center. The Company has also assisted Coast P.A. in focusing its advertising approach to attract higher margin fee-for-service and private insurance business to replace lower margin managed care business.

         - During the third quarter of 2001, Coast P.A., with assistance from the Company, began the implementation of a dentist equity model. Under the terms of the dentist equity model a dentists has the opportunity to acquire up to a 50% ownership interest in a Dental Center and participate in the potential profits of that Dental Center. As of September 30, 2002, the Company operated 16 Dental Centers under the dentist equity model.

Coast Dental Services, Inc.                                         CONFIDENTIAL

                          COMPANY FINANCIAL PERFORMANCE

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY FINANCIAL PERFORMANCE

         - Capitalink reviewed the Company's historical financial data for the years ended December 31, 1999 to 2001, and the nine months ended September 30, 2001 and 2002. In addition, Capitalink reviewed the Company's preliminary projections for the fiscal years ending December 31, 2003 to December 31, 2005.

         - It is noted that Capitalink estimated and utilized normalized earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net loss or income for the Company by removing the costs associated with Dental Center closings, asset impairments or other unusual expenses.

         - It is further noted that Capitalink prepared a competitive analysis of the Company's financial and operating performance with certain selected other dental management companies (please see the Competitive Analysis and Position section for complete details).

         - Revenue for the Company remained static between 1999 and 2001 with management fee revenue averaging approximately $44.0 million over the three fiscal years. However, 2002 performance showed a significant increase in revenues and profitability as a result of the Company's initiatives to reduce excess capacity in the Dental Centers. Revenue for the latest twelve months ("LTM") ended September 30, 2002 was approximately $53.9 million, with the Company's gross profit margin increasing to approximately 13.6% from a low of approximately 7.7% in the year ended December 31, 2001.

         - As noted earlier, the Company reports management fee revenue, which is a percentage of net patient revenue generated by Coast P.A. For the years ended December 31, 2000 and 2001, net management fee revenue was approximately 67.1% and 67.7%, respectively, of Coast P.A's net patient revenue.

         - The Company's net loss for the LTM ended September 30, 2002 was approximately $0.5 million, significantly lower than the net loss for the year ended December 31, 2001 of $5.6 million. EBITDA for LTM ended September 30, 2002 was approximately $2.7 million - a significant improvement over the EBITDA loss of $1.3 million for the year ended December 31, 2001.

         - Over the last few years, the Dental Centers had been undercapitalized with minimal expenditures on plant and equipment at each center. The Company projects a significant increase in the capital expenditure

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY FINANCIAL PERFORMANCE

                  required to maintain and upgrade many of the Dental Centers over the next few years from $900,000 in 2002, to approximately $2.9 million in 2003 and $3.5 million per year thereafter.

         - The Company's days sales outstanding ("DSO") have been steadily increasing over the past few years from 83.2 days in 2000 to an estimated 100 days for the LTM ended September 30, 2002. This is entirely due to the significant increase in the Coast P.A. management fee receivable from $10.4 million in 1999 to approximately $17.0 million as of September 30, 2002. The Company evaluates the recoverability of the management fee receivable and as of December 31, 2002, determined that was fully collectable and therefore no valuation allowance was necessary. The inability of Coast P.A. to pay the management fee receivable could have a material adverse effect on the Company's financial condition.

         - As of September 30, 2002, the Company had approximately $3.3 million in cash, $246,000 of total interest bearing debt and a tangible net worth of $35.2 million, of which over half is represented by the Company's management fee receivable.

         - The Company expects to generate approximately $55.5 million in management fee revenue for 2002 and approximately $4.4 million in normalized EBITDA. This is projected to rise further to $63.9 million in management fee revenue and $5.4 million in EBITDA by fiscal 2005. As a percentage of systemwide sales, the Company's management fee revenue is expected to fall from their current levels of approximately 67% to a future level of approximately 63% in line with the June 2002 change in the computation methodology of management fee revenue.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY FINANCIAL PERFORMANCE

NORMALIZED COMPARATIVE SUMMARY INCOME STATEMENTS
($ in thousands except per share)

                                                                                                for the 9 months
                                                                                                     ended               LTM
                                                               for years ended December 31,       September 30,      September 30,
                                                              -------------------------------  --------------------  -------------
                                                                1999       2000       2001       2001       2002         2002
                                                              ---------  ---------  ---------  ---------  ---------  -------------
Management Fee Revenue                                        $ 44,598   $ 45,826   $ 43,561   $ 32,183   $ 42,539      $ 53,917
Direct Dental Center Expenses                                   37,224     41,486     40,187     29,560     35,972        46,599
                                                              --------   --------   --------   --------   --------      --------
                                                Gross Profit     7,374      4,340      3,374      2,623      6,567         7,318

  Selling, General & Admin                                       5,623      5,436      8,024      5,690      5,418         7,752
  Other                                                          1,301      1,290      1,305        976        991         1,320
                                                              --------   --------   --------   --------   --------      --------
                                    Total Operating Expenses     6,924      6,726      9,329      6,666      6,409         9,072
                                                              --------   --------   --------   --------   --------      --------
                                     Operating Income (Loss)       450     (2,386)    (5,955)    (4,043)       158        (1,754)

Interest Income (Expense)                                          597        310        138         75         95           158
                                                              --------   --------   --------   --------   --------      --------
                                       Pre-tax Income (Loss)     1,047     (2,076)    (5,817)    (3,968)       253        (1,596)
Income Tax (Benefit)                                               391       (812)      (154)       102       (851)       (1,107)
                                                              --------   --------   --------   --------   --------      --------
                                Normalized Net Income (Loss)  $    656   $ (1,264)  $ (5,663)  $ (4,070)  $  1,104      $   (489)
                                                              ========   ========   ========   ========   ========      ========
Property & Equipment Depreciation & Amortization              $  2,760   $  3,530   $  3,712   $  2,794   $  2,744      $  3,662
                                                              ========   ========   ========   ========   ========      ========
Total Depreciation & Amortization                             $  3,767   $  4,427   $  4,611   $  3,469   $  3,334      $  4,476
                                                              ========   ========   ========   ========   ========      ========
Capital Expenditures, net of Disposals (CAPEX, net)           $  6,976   $  4,128   $  1,043   $    589   $    660      $  1,114
                                                              ========   ========   ========   ========   ========      ========

Normalizing Reconciliation:
  Unusual (Expense) Gain Items                                $      -   $      -   $ (3,703)  $      -   $ (1,972)     $ (5,675)
  Income Tax Shelter (Charge) from Unusual Items                     -          -          -          -          -             -
                                                              --------   --------   --------   --------   --------      --------
Unusual (Expense) Gain Items, net of Taxes                           -          -     (3,703)         -     (1,972)       (5,675)
Accounting Changes, net of Taxes                                     -          -          -          -          -             -
Discontinued Operations, net of Taxes                                -          -          -          -          -             -
Extraordinary Items, net of Taxes                                    -          -          -          -          -             -
                                                              --------   --------   --------   --------   --------      --------
Total Reconciling Items, net of Taxes                         $      -   $      -   $ (3,703)  $      -   $ (1,972)     $ (5,675)
                                                              ========   ========   ========   ========   ========      ========
                               Reported Income Tax (Benefit)  $    391   $   (812)  $   (154)  $    102   $   (851)     $ (1,107)
                                                              ========   ========   ========   ========   ========      ========
                                  Reported Net Income (Loss)  $    656   $ (1,264)  $ (9,366)  $ (4,070)  $   (868)     $ (6,164)
                                                              ========   ========   ========   ========   ========      ========
    Unrealized Gain/(Loss) on available for sale investments  $   (106)  $     24   $     82   $    105   $      -      $    (23)
                                                              ========   ========   ========   ========   ========      ========
                    Reported Comprehensive Net Income (Loss)  $    550   $ (1,240)  $ (9,284)  $ (3,965)  $   (868)     $ (6,187)
                                                              ========   ========   ========   ========   ========      ========

Basic Earnings Per Share:
  Normalized Net Income (Loss)                                $   0.28   $  (0.60)  $  (2.71)  $  (1.95)  $   0.53      $  (0.23)
                                                              ========   ========   ========   ========   ========      ========
  Reported Net Income (Loss)                                  $   0.28   $  (0.60)  $  (4.48)  $  (1.95)  $  (0.42)     $  (2.95)
                                                              ========   ========   ========   ========   ========      ========
Weighted Average Shares Outstanding (thousands)                  2,302      2,097      2,091      2,091      2,091
                                                              ========   ========   ========   ========   ========
Diluted Earnings Per Share:
  Normalized Net Income (Loss)                                $   0.28   $  (0.60)  $  (2.71)  $  (1.95)  $   0.52      $  (0.24)
                                                              ========   ========   ========   ========   ========      ========
  Reported Net Income (Loss)                                  $   0.28   $  (0.60)  $  (4.48)  $  (1.95)  $  (0.41)     $  (2.94)
                                                              ========   ========   ========   ========   ========      ========
Weighted Average Shares Outstanding (thousands)                  2,302      2,097      2,091      2,091      2,126
                                                              ========   ========   ========   ========   ========

Sources of information: Company financial statements and management

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY FINANCIAL PERFORMANCE

NORMALIZED COMMON SIZED SUMMARY INCOME STATEMENTS

                                                                                                for the 9 months
                                                                                                     ended               LTM
                                                               for years ended December 31,       September 30,      September 30,
                                                              ------------------------------   -------------------   -------------
                                                                1999       2000       2001       2001       2002         2002
                                                              --------   --------   --------   --------   --------   -------------
Management Fee Revenue                                         100.0%     100.0%     100.0%     100.0%     100.0%        100.0%
Direct Dental Center Expenses                                   83.5%      90.5%      92.3%      91.8%      84.6%         86.4%
                                                              ------     ------     ------     ------     ------        ------
                                                Gross Profit    16.5%       9.5%       7.7%       8.2%      15.4%         13.6%

  Selling, General & Admin                                      12.6%      11.9%      18.4%      17.7%      12.7%         14.4%
  Other                                                          2.9%       2.8%       3.0%       3.0%       2.3%          2.4%
                                                              ------     ------     ------     ------     ------        ------
                                    Total Operating Expenses    15.5%      14.7%      21.4%      20.7%      15.1%         16.8%
                                                              ------     ------     ------     ------     ------        ------
                                     Operating Income (Loss)     1.0%      -5.2%     -13.7%     -12.6%       0.4%         -3.3%

Interest Income (Expense)                                        1.3%       0.7%       0.3%       0.2%       0.2%          0.3%
                                                              ------     ------     ------     ------     ------        ------
                                       Pre-tax Income (Loss)     2.3%      -4.5%     -13.4%     -12.3%       0.6%         -3.0%
Income Tax (Benefit)                                             0.9%      -1.8%      -0.4%       0.3%      -2.0%         -2.1%
                                                              ------     ------     ------     ------     ------        ------
                                Normalized Net Income (Loss)     1.5%      -2.8%     -13.0%     -12.6%       2.6%         -0.9%
                                                              ======     ======     ======     ======     ======        ======
Property & Equipment Depreciation & Amortization                 6.2%       7.7%       8.5%       8.7%       6.5%          6.8%
                                                              ======     ======     ======     ======     ======        ======
Total Depreciation & Amortization                                8.4%       9.7%      10.6%      10.8%       7.8%          8.3%
                                                              ======     ======     ======     ======     ======        ======
Capital Expenditures, net of Disposals (CAPEX, net)             15.6%       9.0%       2.4%       1.8%       1.6%          2.1%
                                                              ======     ======     ======     ======     ======        ======

Normalizing Reconciliation:
  Unusual (Expense) Gain Items                                   0.0%       0.0%      -8.5%       0.0%      -4.6%        -10.5%
  Income Tax Shelter (Charge) from Unusual Items                 0.0%       0.0%       0.0%       0.0%       0.0%          0.0%
                                                              ------     ------     ------     ------     ------        ------
Unusual (Expense) Gain Items, net of Taxes                       0.0%       0.0%      -8.5%       0.0%      -4.6%        -10.5%
Accounting Changes, net of Taxes                                 0.0%       0.0%       0.0%       0.0%       0.0%          0.0%
Discontinued Operations, net of Taxes                            0.0%       0.0%       0.0%       0.0%       0.0%          0.0%
Extraordinary Items, net of Taxes                                0.0%       0.0%       0.0%       0.0%       0.0%          0.0%
                                                              ------     ------     ------     ------     ------        ------
Total Reconciling Items, net of Taxes                            0.0%       0.0%      -8.5%       0.0%      -4.6%        -10.5%
                                                              ------     ------     ------     ------     ------        ------
                               Reported Income Tax (Benefit)     0.9%      -1.8%      -0.4%       0.3%      -2.0%         -2.1%
                                                              ======     ======     ======     ======     ======        ======
                                  Reported Net Income (Loss)     1.5%      -2.8%     -21.5%     -12.6%      -2.0%        -11.4%
                                                              ======     ======     ======     ======     ======        ======
    Unrealized Gain/(Loss) on available for sale investments    -0.2%       0.1%       0.2%       0.3%       0.0%          0.0%
                                                              ======     ======     ======     ======     ======        ======
                    Reported Comprehensive Net Income (Loss)     1.5%      -2.8%     -21.5%     -12.6%      -2.0%        -11.5%
                                                              ======     ======     ======     ======     ======        ======

Sources of information: Company financial statements and management

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY FINANCIAL PERFORMANCE

COMPARATIVE SUMMARY BALANCE SHEETS
($ in thousands, except per share)

                                                                as of December 31,            as of September 30,
                                                       ------------------------------------  ----------------------
                                                          1999         2000         2001        2001        2002
                                                       ----------   ----------  -----------  ----------  ----------
ASSETS
Current Assets
  Cash & Equivalents                                   $   9,146    $   7,807   $    2,546   $   3,291   $   3,330
  Accounts Receivable                                     10,393       10,452       13,018      12,544      17,038
  Inventory                                                3,597        3,793        3,358       3,676       3,159
  Deferred Income Taxes                                        -          185            -           -           -
  Prepaid & Other                                            539          706          507         420         336
                                                       ---------    ---------   ----------   ---------   ---------
                                Total Current Assets      23,675       22,943       19,429      19,931      23,863

Property & Equipment                                      25,883       29,739       29,484      18,606      15,087
Less Accumulated Depreciation                             (5,226)      (8,657)     (11,874)          -           -
                                                       ---------    ---------   ----------   ---------   ---------
                           Property & Equipment, net      20,657       21,082       17,610      18,606      15,087
Intangible Assets, net                                    18,479       17,675       13,807      17,023      12,054
Other Assets                                               1,846        2,504        3,290       2,453       2,972
                                                       ---------    ---------   ----------   ---------   ---------
                                                       $  64,657    $  64,204   $   54,136   $  58,013   $  53,976
                                                       =========    =========   ==========   =========   =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                     $   2,106    $   3,014   $    2,437   $   2,043   $   2,286
  Accrued Expenses                                         1,525        1,519        3,175       1,665       4,126
  Interest Bearing Debt                                      642        1,864          257         660         163
                                                       ---------    ---------   ----------   ---------   ---------
                           Total Current Liabilities       4,273        6,397        5,869       4,368       6,575

Long Term Interest Bearing Debt                            1,211          350           93         152          83
Other Long Term                                              180            -            -           -           -
                                                       ---------    ---------   ----------   ---------   ---------
                                   Total Liabilities       5,664        6,747        5,962       4,520       6,658

Stockholders' Equity
  Common Stock                                                 6            6            2           2           2
  Paid in Capital                                         54,428       54,991       55,065      54,969      55,146
  Accumulated Earnings (Deficit)                           6,089        4,844       (4,440)        880      (5,308)
  Stock Receivable                                        (1,530)      (2,384)      (2,453)     (2,358)     (2,522)
                                                       ---------    ---------   ----------   ---------   ---------
                          Total Stockholders' Equity      58,993       57,457       48,174      53,493      47,318
                                                       =========    =========   ==========   =========   =========
                                                       $  64,657    $  64,204   $   54,136   $  58,013   $  53,976
                                                       =========    =========   ==========   =========   =========
Net Working Capital                                    $  19,402    $  16,546   $   13,560   $  15,563   $  17,288
                                                       =========    =========   ==========   =========   =========
Book Value per Share                                   $   27.66    $   27.42   $    23.04   $   25.58   $   22.63
                                                       =========    =========   ==========   =========   =========
Tangible Book Value Per Share                          $   18.99    $   18.99   $    16.44   $   17.44   $   16.86
                                                       =========    =========   ==========   =========   =========

Sources of information: Company financial statements and management

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY FINANCIAL PERFORMANCE

COMMON SIZED SUMMARY BALANCE SHEETS

                                                                 as of December 31,           as of September 30,
                                                       -----------------------------------   ---------------------
                                                          1999        2000         2001        2001        2002
                                                       ---------   ----------   ----------   ---------   ---------
ASSETS
Current Assets
  Cash & Equivalents                                      14.1%        12.2%         4.7%        5.7%        6.2%
  Accounts Receivable                                     16.1%        16.3%        24.0%       21.6%       31.6%
  Inventory                                                5.6%         5.9%         6.2%        6.3%        5.9%
  Deferred Income Taxes                                    0.0%         0.3%         0.0%        0.0%        0.0%
  Prepaid & Other                                          0.8%         1.1%         0.9%        0.7%        0.6%
                                                       -------      -------     --------     -------     -------
                                Total Current Assets      36.6%        35.7%        35.9%       34.4%       44.2%

Property & Equipment                                      40.0%        46.3%        54.5%       32.1%       28.0%
Less Accumulated Depreciation                             -8.1%       -13.5%       -21.9%        0.0%        0.0%
                                                       -------      -------     --------     -------     -------
                           Property & Equipment, net      31.9%        32.8%        32.5%       32.1%       28.0%
Intangible Assets, net                                    28.6%        27.5%        25.5%       29.3%       22.3%
Other Assets                                               2.9%         3.9%         6.1%        4.2%        5.5%
                                                       -------      -------     --------     -------     -------
                                                         100.0%       100.0%       100.0%      100.0%      100.0%
                                                       =======      =======     ========     =======     =======

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                         3.3%         4.7%         4.5%        3.5%        4.2%
  Accrued Expenses                                         2.4%         2.4%         5.9%        2.9%        7.6%
  Interest Bearing Debt                                    1.0%         2.9%         0.5%        1.1%        0.3%
                                                       -------      -------     --------     -------     -------
                           Total Current Liabilities       6.6%        10.0%        10.8%        7.5%       12.2%

Long Term Interest Bearing Debt                            1.9%         0.5%         0.2%        0.3%        0.2%
Other Long Term                                            0.3%         0.0%         0.0%        0.0%        0.0%
                                                       -------      -------     --------     -------     -------
                                   Total Liabilities       8.8%        10.5%        11.0%        7.8%       12.3%
Stockholders' Equity
  Common Stock                                             0.0%         0.0%         0.0%        0.0%        0.0%
  Paid in Capital                                         84.2%        85.7%       101.7%       94.8%      102.2%
  Accumulated Earnings (Deficit)                           9.4%         7.5%        -8.2%        1.5%       -9.8%
  Stock Receivable                                        -2.4%        -3.7%        -4.5%       -4.1%       -4.7%
                                                       -------      -------     --------     -------     -------
                          Total Stockholders' Equity      91.2%        89.5%        89.0%       92.2%       87.7%
                                                       -------      -------     --------     -------     -------
                                                         100.0%       100.0%       100.0%      100.0%      100.0%
                                                       =======      =======     ========     =======     =======
Net Working Capital                                       30.0%        25.8%        25.0%       26.8%       32.0%
                                                       =======      =======     ========     =======     =======

Sources of information: Company financial statements and management

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY FINANCIAL PERFORMANCE

COMPARATIVE FINANCIAL ANALYSIS
($ in thousands, except per share)

                                                                                             as of & for the 9      as of & for
                                                             as of & for years ended            months ended            LTM
                                                                   December 31,                 September 30,      September 30,
                                                       ---------------------------------   ---------------------   -------------
                                                          1999        2000        2001        2001         2002        2002
                                                       ---------------------------------   ---------------------   -------------
FINANCIAL REVIEW
  Revenue                                              $  44,598   $  45,826   $  43,561   $  32,183   $  42,539    $  53,917
  Gross Profit                                         $   7,374   $   4,340   $   3,374   $   2,623   $   6,567    $   7,318
  Operating Income                                     $     450   $  (2,386)  $  (5,955)  $  (4,043)  $     158    $  (1,754)
  Pre-tax Income (Loss)                                $   1,047   $  (2,076)  $  (5,817)  $  (3,968)  $     253    $  (1,596)
  Normalized Net Income (Loss)                         $     656   $  (1,264)  $  (5,663)  $  (4,070)  $   1,104    $    (489)
  Normalized Earnings before Interest & Taxes (EBIT)   $     450   $  (2,386)  $  (5,955)  $  (4,043)  $     158    $  (1,754)
  Normalized Earnings before Interest, Tax,
    Deprec & Amort (EBITDA)                            $   4,217   $   2,041   $  (1,344)  $    (574)  $   3,492    $   2,722
  Normalized Basic Earnings Per Share                  $    0.28   $   (0.60)  $   (4.48)  $   (1.95)  $   (0.42)   $   (2.95)
  Normalized Diluted Earnings Per Share                $    0.28   $   (0.60)  $   (4.48)  $   (1.95)  $   (0.41)   $   (2.94)
  Total Assets                                         $  64,657   $  64,204   $  54,136   $  58,013   $  53,976    $  53,976
  Net Worth                                            $  58,993   $  57,457   $  48,174   $  53,493   $  47,318    $  47,318
  Tangible Net Worth                                   $  40,514   $  39,782   $  34,367   $  36,470   $  35,264    $  35,264
  Total Interest Bearing Debt                          $   1,853   $   2,214   $     350   $     812   $     246    $     246
  Net Interest Bearing Debt                            $  (7,293)  $  (5,593)  $  (2,196)  $  (2,479)  $  (3,084)   $  (3,084)
  Total Capitalization                                 $  60,846   $  59,671   $  48,524   $  54,305   $  47,564    $  47,564
  Common Shares Outstanding (thousands)                    2,133       2,095       2,091       2,091       2,091        2,091
  Book Value per Share                                 $   27.66   $   27.42   $   23.04   $   25.58   $   22.63    $   22.63
  Tangible Book Value per Share                        $   18.99   $   18.99   $   16.44   $   17.44   $   16.86    $   16.86

FINANCIAL STRENGTH
  Quick Ratio                                                4.7         3.0         2.7         3.7         3.1          3.1
  Current Ratio                                              5.5         3.6         3.3         4.6         3.6          3.6
  Total Liabilities to Net Worth                             9.6%       11.7%       12.4%        8.4%       14.1%        14.1%
  Total Interest Bearing Debt to Net Worth                   3.1%        3.9%        0.7%        1.5%        0.5%         0.5%
  Total Interest Bearing Debt to Total Capitalization        3.0%        3.7%        0.7%        1.5%        0.5%         0.5%
  Net Interest Bearing Debt to Total Capitalization        -12.0%       -9.4%       -4.5%       -4.6%       -6.5%        -6.5%
  Interest Expense to Interest Bearing Debt                   na          na          na          na          na           na
  Total Interest Bearing Debt to EBITDA                      0.4         1.1          na          na         0.1          0.1
  EBITDA to Interest Expense                                  na          na          na          na          na           na
  EBITDA less CAPEX, net to Interest Expense                  na          na          na          na          na           na

EFFECTIVENESS AND EFFICIENCY
  Accounts Receivable Turnover                                na         4.4         3.7         8.1        11.0          3.6
  Inventory Turnover                                          na        10.9        11.2         7.9        11.0         13.6
  Asset Turnover                                              na         0.7         0.7         0.5         0.8          1.0
  Days Sales Outstanding                                      na        83.2        98.3        33.6        24.7        100.1
  Days Inventory Outstanding                                  na        33.4        32.5        34.5        24.7         26.8
  Days Payable Outstanding                                    na        20.6        16.5        19.1        15.2         14.2
  Normalized EBIT to Average Assets                           na        -3.7%      -10.1%         na          na         -3.1%
  Normalized EBIT to Average Net Worth                        na        -4.2%      -11.3%         na          na         -3.5%
  Normalized EBITDA to Average Assets                         na         3.2%       -2.3%         na          na          4.9%
  Normalized EBITDA to Average Net Worth                      na         3.6%       -2.5%         na          na          5.4%
  Net Income to Average Assets                                na        -2.0%       -9.6%         na          na         -0.9%
  Net Income to Average Net Worth                             na        -2.2%      -10.7%         na          na         -1.0%

Sources of information: Company financial statements and management

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY FINANCIAL PERFORMANCE

COMPARATIVE FINANCIAL ANALYSIS CONTINUED
($ in thousands, except per share)

                                                                                             as of & for the 9      as of & for
                                                             as of & for years ended            months ended            LTM
                                                                   December 31,                 September 30,      September 30,
                                                       ---------------------------------   ---------------------   -------------
                                                          1999        2000        2001        2001         2002        2002
                                                       ---------------------------------   ---------------------   -------------
PROFITABILITY RATIOS (AS % OF REVENUE)
  Gross Profit Margin                                     16.5%        9.5%        7.7%        8.2%        15.4%       13.6%
  SG&A                                                    12.6%       11.9%       18.4%       17.7%        12.7%       14.4%
  Operating Income                                         1.0%       -5.2%      -13.7%      -12.6%         0.4%       -3.3%
  Pre-tax Income (Loss)                                    2.3%       -4.5%      -13.4%      -12.3%         0.6%       -3.0%
  Normalized Net Income (Loss)                             1.5%       -2.8%      -13.0%      -12.6%         2.6%       -0.9%
  Normalized EBIT                                          1.0%       -5.2%      -13.7%      -12.6%         0.4%       -3.3%
  Normalized EBITDA                                        9.5%        4.5%       -3.1%       -1.8%         8.2%        5.0%

GROWTH RATES
  Revenue                                                   na         2.8%       -4.9%         na         32.2%       23.8%
  Operating Income                                          na      -630.2%         na          na           na          na
  Pre-tax Income (Loss)                                     na      -298.3%         na          na           na          na
  Normalized Net Income (Loss)                              na      -292.7%         na          na           na          na
  Normalized EBIT                                           na      -630.2%         na          na           na          na
  Normalized EBITDA                                         na       -51.6%     -165.9%         na           na          na
  Basic Earnings Per Share                                  na      -314.3%         na          na           na          na
  Diluted Earnings Per Share                                na      -314.3%         na          na           na          na
  Total Assets                                              na        -0.7%      -15.7%         na         -7.0%       -0.3%
  Net Worth                                                 na        -2.6%      -16.2%         na        -11.5%       -1.8%
  Tangible Net Worth                                        na        -1.8%      -13.6%         na         -3.3%        2.6%
  CAPEX, net                                                na       -40.8%      -74.7%         na         12.1%        6.8%

CUMULATIVE AVERAGE GROWTH RATE (CAGR) STATISTICS
  Revenue                                                   na         2.8%       -1.2%         na           na          na
  Operating Income                                          na          na          na          na           na          na
  Pre-tax Income (Loss)                                     na          na          na          na           na          na
  Normalized Net Income (Loss)                              na          na          na          na           na          na
  Normalized EBIT                                           na          na          na          na           na          na
  Normalized EBITDA                                         na       -51.6%         na          na           na          na
  Basic Earnings Per Share                                  na          na          na          na           na          na
  Diluted Earnings Per Share                                na          na          na          na           na          na
  Total Assets                                              na        -0.7%       -8.5%         na           na          na
  Net Worth                                                 na        -2.6%       -9.6%         na           na          na
  Tangible Net Worth                                        na        -1.8%       -7.9%         na           na          na
  CAPEX, net                                                na       -40.8%      -61.3%         na           na          na

DEPRECIATION & CAPITAL SPENDING
  Depreciation to CAPEX, net                              39.6%       85.5%      355.9%      474.4%       415.8%      328.7%
  CAPEX, net to Revenue                                   15.6%        9.0%        2.4%        1.8%         1.6%        2.1%

Sources of information: Company financial statements and management

Coast Dental Services, Inc.                                         CONFIDENTIAL

                        COMPETITIVE ANALYSIS AND POSITION

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPETITIVE ANALYSIS AND POSITION

         - The business of providing dental practice management services is highly competitive in each of the markets in which the Dental Centers operate. Because of the many industry regulations faced by the Company, most of their competitors are similarly structured and are actively engaged in the consolidation of the existing dental practices and providing management services to dental practices.

         - Dental care services in the United States are generally delivered through a fragmented system of local providers, primarily individual or small group practices. According to the American Dental Association, there were approximately 220,000 dentists in the United States in 2002, of which approximately two-thirds of whom practice alone.

         - The success of dental practices depends on a variety of factors including price of services, marketing exposure, location, hours of operation, reputation, managed care contracts, quality of care and appearance and the usefulness of facility and equipment.

         - Capitalink reviewed and compared the operating and financial performance of Coast Dental to five other companies it deemed comparable to the Company (the "Comparable Companies") (please see the Comparable Company Analysis section for complete details). All of the Comparable Companies are dental management companies based in the United States and include the following companies:

                    -    InterDent, Inc. ("DENT")

                    -    American Dental Partners, Inc. ("ADPI")

                    -    Monarch Dental Corp. ("MDDS")

                    -    Castle Dental Services, Inc. ("CASL"), and

                    -    Birner Dental Management Services ("BDMS").

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPETITIVE ANALYSIS AND POSITION

         - Capitalink noted that all the Comparable Companies utilized similar operating structures separating the profession association(s) from the publicly-traded management company. However, Capitalink also noted that there were significant operating and reporting differences or factors between the Company and the Comparable Companies. Generally, it was noted that:

                    - The Company has a lack of transparency in its financial statements. The Company and ADPI do not consolidate the results of the respective professional associations.

                    - Therefore, revenue reported by the Company and ADPI are management fee revenue, while all others (modified in the case of BDMS) report net patient revenue. In addition, receivables reported by the Company and ADPI are management fee receivables and not net patient receivables due from third parties.

                    - The Company's DSO is considerably higher than those of the Comparable Companies. Although DSO for the Company and ADPI both represent amounts due from their respective professional associations, the Company's DSO as of September 2002 is over twice as high as ADPI.

                    - Unlike the Comparable Companies, the Company has only one professional association relationship. It is noted that the Company's controlling shareholder group controls Coast P.A.

                    - Except for under very specific and limited circumstances, the Company does not have the ability to transfer or switch professional associations. A number of the Comparable Companies have the ability to designate or approve the owners of their respective professional associations.

                    - Three of the five Comparable Companies operating in more states than the Company. In addition, only the Company, MDDS and CASL operate in Florida, considered by many as one of the more restrictive regulatory environments.

                    - Average revenue per Dental Center is considerably lower than for the Comparable Companies, even after taking into account the different revenue recognition methodology.

                    - Average number of dentists per Dental Center is also considerably lower than those of the Comparable Companies.

                    - Operating margins, EBITDA and EBIT are considerably lower than those of the Comparable Companies.

                    - The Company and BDMS are the only two companies to have tangible net worth.

                    - The Company is significantly underleveraged compared to the Comparable Companies. In fact, until January 2003, the Company has been unable to raise any significant amounts of debt.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPETITIVE ANALYSIS AND POSITION

                    - Assuming the collectability of the management fee receivable, which is not assured, the Company has a much higher current ratio.

                    - The Company is the only one controlled by single shareholder group owning in excess of 50%.

         - Capitalink further noted that both MDDS and CASL had undergone significant financial and operating restructuring, BDMS has been the object of an abortive acquisition attempt and MDDS was in the process of being acquired.

         - Capitalink noted that these differences and other factors have historically negatively impacted investor confidence and therefore the Company's valuation relative to the Comparable Companies.

         - The table below provides a framework in which to estimate the valuation of a company relative to its peers through the examination of the number of positive and negative company-specific indicators. A review of the Company's factors or indicators above, especially noting the significant number of negative or highly negative factors or indicators, support a lower market valuation than the Comparable Companies.

------------------------------------------------------------
FACTORS/INDICATORS             IMPACT ON VALUATION
------------------------------------------------------------
Highly Positive          Significantly higher than peers
------------------------------------------------------------
   Positive              High range of peers
------------------------------------------------------------
   Neutral               Similar to peers
------------------------------------------------------------
   Negative              Lower range of peers
------------------------------------------------------------
Highly Negative          Significantly lower than peers
------------------------------------------------------------

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPETITIVE ANALYSIS AND POSITION

COMPARABLE COMPANIES - OFFICE & DENTIST ANALYSES
($ in thousands)

                                      Offices at end of         Dentists at end of        Dentists/ Office
                                   -----------------------   -----------------------   -----------------------
         Company                   LTM   FY 2001   FY 2000   LTM   FY 2001   FY 2000   LTM   FY 2001   FY 2000
-------------------------------    ---   -------   -------   ---   -------   -------   ---   -------   -------
InterDent, Inc.                    139     141       244     559     536       813     4.0     3.8       3.3

American Dental Partners, Inc.     169     154       156      na     358       373      na     2.3       2.4

Monarch Dental Corp                152     158       189      na     398       439      na     2.5       2.3

Castle Dental Services, Inc.        80      88       101     201     190       200     2.5     2.2       2.0

Birner Dental Mgmt. Svcs.           54      54        56      91      86        91     1.7     1.6       1.6
                                   -------------------------------------------------------------------------
                                   169     158       244     559     536       813     4.0     3.8       3.3
                                   119     119       149     284     314       383     2.7     2.5       2.3
                                   139     141       156     201     358       373     2.5     2.3       2.3
                                    54      54        56      91      86        91     1.7     1.6       1.6
                                   -------------------------------------------------------------------------

Coast Dental Services, Inc.        112     118       124     139     146       114     1.2     1.2       0.9

                                                         Average Revenue per(1)
                                   ---------------------------------------------------------------
                                               Office                          Dentists
                                   ------------------------------   ------------------------------
         Company                     LTM      FY 2001    FY 2000      LTM      FY 2001    FY 2000
-------------------------------    --------   --------   --------   --------   --------   --------
InterDent, Inc.                    $1,806.6   $2,004.5   $1,201.5   $  449.2   $  527.3   $  360.6

American Dental Partners, Inc.        885.9      957.2      920.8         na      411.8      385.1

Monarch Dental Corp                 1,246.8    1,340.9    1,118.2         na      532.3      481.4

Castle Dental Services, Inc.        1,238.9    1,112.8    1,049.7      493.1      515.4      530.1

Birner Dental Mgmt. Svcs.             554.2      541.6      525.3      328.9      340.1      323.3

                                   ---------------------------------------------------------------
                                   $1,806.6   $2,004.5   $1,201.5   $  493.1   $  532.3   $  530.1
                                    1,146.5    1,191.4      963.1      423.7      465.4      416.1
                                    1,238.9    1,112.8    1,049.7      449.2      515.4      385.1
                                      554.2      541.6      525.3      328.9      340.1      323.3
                                   ---------------------------------------------------------------

Coast Dental Services, Inc.        $  481.4   $  369.2   $  369.6   $  387.9   $  298.4   $  402.0

                                                   Average Accounts Receivable per(2)
                                   ---------------------------------------------------------------
                                               Office                          Dentists
                                   ------------------------------   ------------------------------
          Company                     LTM      FY 2001    FY 2000      LTM      FY 2001    FY 2000
-------------------------------    --------   --------   --------   --------   --------   --------
InterDent, Inc.                    $  124.5   $  146.6   $  120.5   $   31.0   $   38.6   $   36.2

American Dental Partners, Inc.        115.5      127.4      112.5         na       54.8       47.1

Monarch Dental Corp                    83.8       91.4       94.6         na       36.3       40.7

Castle Dental Services, Inc.          111.8       87.3      117.5       44.5       40.4       59.3

Birner Dental Mgmt. Svcs.              59.7       57.2       69.1       35.4       35.9       42.5

                                   ---------------------------------------------------------------
                                   $  124.5   $  146.6   $  120.5   $   44.5   $   54.8   $   59.3
                                       99.1      102.0      102.8       37.0       41.2       45.2
                                      111.8       91.4      112.5       35.4       38.6       42.5
                                       59.7       57.2       69.1       31.0       35.9       36.2
                                   ---------------------------------------------------------------

Coast Dental Services, Inc.        $  152.1   $  110.3   $   84.3   $  122.6   $   89.2   $   91.7

--------------------
(1) Revenue is as reported in financial statements and therefore is not consistent.

(2) Accounts receivable is as reported in financial statements and therefore is not consistent. (ADPI and CDEN are management fee receivable, others are due from third parties.)

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPETITIVE ANALYSIS AND POSITION

COMPARABLE COMPANIES - MARGIN AND OTHER ANALYSES
($ in thousands)

                                                                          LTM(1)
                                       ------------------------------------------------------------------------------
                                                                               as Percentage of Revenue
                                                      Revenue    ----------------------------------------------------
                                                      as % of    Gross            Operating                      Net
             Company                     Revenue    Sys. Sales   Margin   G & A     Margin    EBITDA    EBIT   Income
-----------------------------------    ----------   ----------   ------   -----   ---------   ------   -----   ------
InterDent, Inc.                        $  251,113     100.0%      13.3%    5.1%      5.8%       7.9%    5.6%    -2.7%

American Dental Partners, Inc.            149,713      70.6%      16.7%    3.7%      7.3%      13.3%    7.3%     3.1%

Monarch Dental Corp                       189,521     100.0%      21.7%   14.4%      3.7%       7.3%    3.7%    -0.8%

Castle Dental Services, Inc.               99,113     100.0%      10.1%   11.2%     -1.1%       4.0%   -1.1%    -7.4%

Birner Dental Mgmt. Svcs.                  29,927        na       17.0%    9.7%      6.2%      15.5%    6.2%     3.1%

                       ---------------------------------------------------------------------------------------------
                       High            $  251,113     100.0%      21.7%   14.4%      7.3%      15.5%    7.3%     3.1%
                       Mean               143,877      92.7%      15.8%    8.8%      4.4%       9.6%    4.3%    -0.9%
                       Median             149,713     100.0%      16.7%    9.7%      5.8%       7.9%    5.6%    -0.8%
                       Low                 29,927      70.6%      10.1%    3.7%     -1.1%       4.0%   -1.1%    -7.4%
                       ---------------------------------------------------------------------------------------------

Coast Dental Services, Inc.            $   53,917      68.7%      13.6%   14.4%     -3.3%       5.0%   -3.3%    -0.9%

                                                                  LTM(1)
                                       --------------------------------------------------------
                                           Return on
                                       -----------------      Accts                    Days
                                       Average   Average   Receivable   Inventory      Sales
             Company                   Assets    Com. Eq    Turnover    Turnover    Outstanding
-----------------------------------    ------    -------   ----------   --------    -----------
InterDent, Inc.                         -3.3%    -205.0%      13.2x       52.3x         27.6

American Dental Partners, Inc.           3.2%       7.4%       7.7        66.6          47.7

Monarch Dental Corp                     -1.0%      -2.4%      13.9          na          26.2

Castle Dental Services, Inc.           -11.4%      94.9%      11.9          na          30.6

Birner Dental Mgmt. Svcs.                3.8%       5.5%       9.5          na          38.5

                       ---------------------------------------------------------------------
                       High              3.8%      94.9%      13.9x       66.6x         47.7
                       Mean             -1.7%     -19.9%      11.2        59.5          34.1
                       Median           -1.0%       5.5%      11.9        59.5          30.6
                       Low             -11.4%    -205.0%       7.7        52.3          26.2
                       ---------------------------------------------------------------------

Coast Dental Services, Inc.             -0.9%      -1.0%       3.6x       14.3x        101.7

                                                  as of Latest Available Filing
                                       -------------------------------------------------
                                                   Total Debt     Total Debt   Latest FY
                                       Current      to Total          to        Revenue
             Company                    Ratio    Capitalization     EBITDA      Growth
-----------------------------------    -------   --------------   ----------   ---------
InterDent, Inc.                          0.3          99.7%          8.7x        -3.6%

American Dental Partners, Inc.           1.4          44.9%          2.7x         2.6%

Monarch Dental Corp                      0.3          54.6%          4.6x         0.2%

Castle Dental Services, Inc.             0.8         161.0%         12.5x        -7.6%

Birner Dental Mgmt. Svcs.                0.7          18.6%          0.8x        -0.6%

                       --------------------------------------------------------------
                       High              1.4         161.0%         12.5x         2.6%
                       Mean              0.7          75.8%          5.9         -1.8%
                       Median            0.7          54.6%          4.6         -0.6%
                       Low               0.3          18.6%          0.8         -7.6%
                       --------------------------------------------------------------

Coast Dental Services, Inc.              3.6           0.5%          0.1x        -4.9%

--------------------
(1) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPETITIVE ANALYSIS AND POSITION

COMPARABLE COMPANIES - DAYS SALES OUTSTANDING REVIEW
($ in thousands)

                                           Days Sales Outstanding(1)
                                          ---------------------------
          Company                          LTM     FY 2001    FY 2000
-----------------------------             -----    -------    -------
InterDent, Inc.                            27.6      32.3       36.6

American Dental Partners, Inc.             47.7      46.0       44.6

Monarch Dental Corp                        26.2      27.8       30.9

Castle Dental Services, Inc.               30.6      36.4       40.8

Birner Dental Mgmt. Svcs.                  38.5      43.4       48.0

                      ----------------------------------------------
                      High                 47.7      46.0       48.0
                      Mean                 34.1      37.2       40.2
                      Median               30.6      36.4       40.8
                      Low                  26.2      27.8       30.9
                      ----------------------------------------------

Coast Dental Services, Inc.               101.7      98.3       83.2

                   AVERAGE DAYS SALES OUTSTANDING COMPARISON

[LINE GRAPH]

[PLOT POINTS TO COME]

--------------------
(1) Accounts receivable is as reported in financial statements and therefore is not consistent. (In particular ADPI and CDEN.)

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL

                           COMPANY MARKET PERFORMANCE

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY MARKET PERFORMANCE

         - Capitalink reviewed the daily closing market price and trading volume of the Company's common stock over the period commencing February 14, 2002 through February 14, 2003.

         - Capitalink compared the daily closing market price performance of the Company's common stock for such period to both the Comparable Companies and the Russell 3000 Index.

         - Capitalink calculated total trading volumes at various closing price ranges of the Company's common stock. In addition, the number of trading days, and the respective percentages, at certain trading volumes, was set forth.

         - Capitalink noted the following characteristics of the Company's common stock:

                    - The Company's stock has experienced very limited liquidity with the average and median daily number of shares traded equal to 1,922 and 700 respectively. It was further noted that there was no volume on 69 trading days or approximately 27.3% of the available trading days.

                    - During the twelve months ended February 14, 2003 the Company's common stock share price has ranged from as high as $6.00 to as low as $2.25. The Company's common stock closed at $3.00 on February 14, 2003.

         - Capitalink noted that during the twelve months ended February 14, 2003, the Company's common stock increased 24.5%, while the Comparable Companies index rose 48.9% and the Russell 3000 Index declined 24.9%. It was further noted that ADPI represented approximately 69.5% of the market weighting.

         - Finally, Capitalink also noted that since July 2002, the Company's stock price has remained steady at approximately $3.00.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY MARKET PERFORMANCE

              COAST DENTAL CLOSING PRICE & TRADING VOLUME HISTORY

                     FEBRUARY 14, 2002 - FEBRUARY 14, 2003

[LINE GRAPH]

[PLOT POINTS TO COME]

        Start                End                   High         Average    Median          Low           Avg. Volume  Median Volume
-------------------  -------------------  -------------------  --------  --------  -------------------   -----------  -------------
14-Feb-02  $ 2.4100  14-Feb-03  $ 3.0000  22-May-02  $ 6.0000  $ 3.4161  $ 3.1000  26-Feb-02  $ 2.3500       1,922         700

Sources of information: Commodity Systems, Inc.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY MARKET PERFORMANCE

       COAST DENTAL VS COMPARABLE COMPANY INDEX (1) AND RUSSELL 3000 INDEX

                      FEBRUARY 14, 2002 - FEBRUARY 14, 2003

[LINE GRAPH]

[PLOT POINTS TO COME]

---------------------------------------------------------------------
% Change                  Coast Dental   Comparables   Russell 3000
First Half of Period         17.4%          29.8%         -17.3%
Second Half of Period         6.0%          14.7%          -9.2%
Full Period                  24.5%          48.9%         -24.9%
---------------------------------------------------------------------

--------------------
(1) Reflects the market cap weighted prices of the comparable companies utilized in the Comparable Company Analysis.

Sources of information: Commodity Systems, Inc.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY MARKET PERFORMANCE

      COAST DENTAL CLOSING PRICE RANGES AS PERCENTAGE OF TOTAL TRADING DAYS

                      FEBRUARY 14, 2002 - FEBRUARY 14, 2003

[BAR CHART]

Price Range     $0.000 - $2.500   $2.501 - $3.000   $3.001 - $3.500   $3.501 - $4.000   $4.001 - $4.500   $4.501 - $5.000
Days in Range          10               106                59                21                24                16
Percentage            4.0%             41.9%             23.3%              8.3%              9.5%              6.3%

Price Range     $5.001 - $5.500   $5.501 - $6.000   $6.001 +
Days in Range          14                 3             0
Percentage            5.5%              1.2%          0.0%

Sources of information: Commodity Systems, Inc.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY MARKET PERFORMANCE

   COAST DENTAL TRADING VOLUME PER PRICE RANGE AS PERCENTAGE OF TOTAL VOLUME

                     FEBRUARY 14, 2002 - FEBRUARY 14, 2003

[BAR CHART]

Price Range     $0.000 - $2.500   $2.501 - $3.000   $3.001 - $3.500   $3.501 - $4.000   $4.001 - $4.500   $4.501 - $5.000
Volume               9,000            157,700           97,300            15,000            49,700             57,100
Percentage             1.9%              32.4%            20.0%              3.1%             10.2%              11.7%

Price Range     $5.001 - $5.500   $5.501 - $6.000   $6.001 +
Volume              45,700             54,800            0
Percentage             9.4%              11.3%         0.0%

Sources of information: Commodity Systems, Inc.

Coast Dental Services, Inc.                                         CONFIDENTIAL
COMPANY MARKET PERFORMANCE

       COAST DENTAL TRADING VOLUME RANGES AS A PERCENTAGE OF TOTAL VOLUME

                     FEBRUARY 14, 2002 - FEBRUARY 14, 2003

[BAR CHART]

                No volume   >0< 1,000   >1,001<2,500   >2,501<5,000   >5,001<10,000   >10,001<15,000   >15,001<25,000   >25,001
Days in Range       69          75           49             33              19               7                0            1
Percentage        27.3%       29.6%        19.4%          13.0%            7.5%            2.8%             0.0%         0.4%

Sources of information: Commodity Systems, Inc.

Coast Dental Services, Inc.                                         CONFIDENTIAL

                               VALUATION ANALYSIS

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
METHODOLOGIES

         - Based upon a review of the Company's historical financial data, projections, and certain other qualitative data, Capitalink utilized several valuation methodologies to determine a range of values for the Company.

         - Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Offer to the non-Continuing Shareholders of the Company.

         - Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that the analyses, taken as a whole, supported its determination. Accordingly, the analyses must be considered as a whole and selecting portions of analyses or the factors considered, without considering all analyses and factors collectively, could create an incomplete and incorrect view of the process underlying the analyses in connection with the preparation of the opinion.

         - The financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink's financial review and analyses, the tables must be read together with the text of the presentation. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Capitalink's financial review and analyses.

         -        The methodologies utilized by Capitalink included:

                    - A review of the historical and projected financial information of the Company as prepared by management.

                    - A review and comparison of the trading of, and the trading market for, the common stock of the Company, the Comparable Companies and a general market index.

                    - A review and comparison of trading multiples for deemed comparable publicly-traded companies for the Company.

                    - A review and comparison of multiples in transactions involving targets that are deemed comparable to the Company.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
METHODOLOGIES

                    - A review of a discounted cash flow analysis of the Company, with sensitivity analyses based on a range of assumptions.

                    - A review and comparison of multiples for minority-interest acquisition premiums paid in other transactions.

                    - A review of the premiums implied by the per share consideration of the Offer.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS

                 ILLUSTRATIVE INDICATED REFERENCE RANGE SUMMARY

[BAR CHART]

[PLOT POINTS TO COME]

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS

INDICATED REFERENCE RANGE SUMMARY
($ in thousands, except per share)

                                                             Selected Multiple Range
                                                             -----------------------
Methodology (1)                                   Statistic      Low    -   High       TIC/Enterprise Value   Indicated Share Price
--------------------------------------------      ---------  -----------------------   --------------------   ---------------------
COMPARABLE COMPANY ANALYSIS

   Total Invested Capital as Multiple of:
      LTM Revenue                                 $  53,917     0.14x   -   0.22x      $ 7,540  -  $ 12,058     $  3.17 - $  5.14
      LTM EBITDA                                  $   2,722     3.09x   -   4.56x      $ 8,401  -  $ 12,425     $  3.55 - $  5.30
   Enterprise Value as Multiple of:
      LTM Revenue                                 $  53,917     0.09x   -   0.15x      $ 4,957  -  $  8,179     $  3.75 - $  5.15
      LTM EBITDA                                  $   2,722     2.15x   -   3.31x      $ 5,850  -  $  8,996     $  4.14 - $  5.51
                INDICATED REFERENCE RANGE                                                                       $  3.65 - $  5.27

COMPARABLE TRANSACTION ANALYSIS

   Total Invested Capital as Multiple of:
      LTM Revenue                                 $  53,917     0.14x   -   0.28x      $ 7,588  -  $ 15,150     $  3.19 - $  6.48
      LTM EBITDA                                  $   2,722     3.12x   -   4.14x      $ 8,498  -  $ 11,260     $  3.59 - $  4.79
   Enterprise Value as Multiple of:
      LTM Revenue                                 $  53,917     0.09x   -   0.19x      $ 4,993  -  $ 10,274     $  3.77 - $  6.07
      LTM EBITDA                                  $   2,722     2.16x   -   2.85x      $ 5,879  -  $  7,747     $  4.15 - $  4.97
                INDICATED REFERENCE RANGE                                                                       $  3.68 - $  5.58

DISCOUNTED CASH FLOW ANALYSIS

   EBITDA - CAPEX Terminal Multiple                                                                             $  4.54 - $  5.11
   Perpetual Growth Terminal Value                                                                              $  4.09 - $  4.44
                INDICATED REFERENCE RANGE                                                                       $  4.32 - $  4.78

MINORITY INTEREST ACQUISITIONS PREMIUMS PAID
  ANALYSIS

      Prior One Day                               $    3.00     36.1%   -   54.8%                               $  4.08 - $  4.64
      Prior Five Day                              $    3.01     41.8%   -   65.0%                               $  4.27 - $  4.96
      Prior 30 Day                                $    2.96     40.9%   -   66.4%                               $  4.17 - $  4.93
                INDICATED REFERENCE RANGE                                                                       $  4.17 - $  4.84

--------------------
(1) Please reference the appropriate Analysis for further discussion and sources of information.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

         - The selected comparable company analysis compares the trading multiples of the Company with those of other publicly traded companies that are similar with respect to business and revenue model, operating sector, size and target customer base.

         - Capitalink located five companies that it deemed comparable to the Company. All of the Comparable Companies provide management services to dental centers as their primary business and are classified under the SIC code 8021 (Offices and Clinics of Dentists) and 8099 (Health and Allied Services, N.E.C.).

         - Based on size (in terms of enterprise value and revenues), Coast is in the lower range of the Comparable Companies. As of February 14, 2003, the enterprise values for the Comparable Companies ranged from approximately $19.1 million to approximately $168.6 million and revenue ranged from approximately $29.9 million to approximately $251.1 million. In comparison, Coast had an enterprise value and LTM revenue of approximately $3.2 million and $53.9 million, respectively.

         - All of the Comparable Companies, except ADPI fully consolidate the financial operations of their respective P.A's. Consequently, statistics based on revenues are not necessarily as comparable as statistics based on earnings as the Company recognizes management fee revenue, rather than total systemwide revenue. In addition, unlike the Company, all of the Comparable Companies carry extensive levels of debt with the average debt to capitalization ratio of 75.8%.

         - Multiples using market value, total invested capital ("TIC") and enterprise value were used in the analyses. The differences between the three are as follows:

                    - Market value equals price per share times number of shares outstanding,

                    - Total invested capital equals market value plus interest bearing debt, preferred stock and minority interest, and

                    - Enterprise value equals total invested capital, less cash and equivalents.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

         - Multiples based on TIC were calculated given the significant level of cash held by the Company of approximately $3.3 million as of September 30, 2002. Discussions with Company management have suggested that this level of cash is insufficient to satisfy their short-term cash flow requirements and that additional sources of cash are required in the short term. This suggests that the cash should be viewed as part of the working capital of the Company, thereby implying that in this instance, TIC is a more accurate measure of total company value than enterprise value.

         - Market values were used to calculate multiples of earnings per share ("EPS"), and common equity, while total invested and enterprise values were used to calculate multiples of LTM revenue, LTM EBIT, and LTM EBITDA. For comparison purposes, all operating profits including EBIT and EBITDA were normalized to exclude unusual and extra-ordinary expenses or income.

         - The comparable company analysis generated a wide range of multiples all of which were above the Company:

                    - Based on TIC, the mean LTM revenue and EBITDA multiple was 0.61 times and 7.40 times respectively, compared with 0.12 times and 2.39 times, respectively for the Company.

                    - Based on enterprise value, the mean LTM revenue and EBITDA multiple was 0.59 times and 7.1 times respectively, compared with 0.06 times and 1.17 times respectively for the Company.

         - Capitalink noted that one of the Comparable Companies, MDDS was currently undergoing a proposed acquisition and is currently trading at 5.0 times EBITDA.

         - Capitalink also noted that two of the Comparable Companies (MDDS and CASL) had undergone significant capital restructuring and had issued going-concern qualifications. In addition, both DENT, and CASL both have market values less than the Company at approximately $640,000 and are trading at multiples primarily based on the book value of their debt, which is likely to overvalue the companies on a TIC or enterprise value basis. If these two companies were excluded from the analysis, the mean EBITDA multiple (based on TIC and enterprise value) would be 5.2 times and 4.9 times respectively.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

         - Capitalink also calculated and compared the implied multiples for the Company based on the Offer of $4.50 per share. The results indicate that even though the Offer's implied multiples would still be below the average of the Comparable Companies, the multiples would be much closer to the low in the range.

         - As discussed earlier in greater detail, the Company's unique characteristics and poor relative operating and financial performance, have negatively impact investor confidence and therefore are reflected in the Company's valuation relative to the Comparable Companies.

         - Therefore taking into account those factors, Capitalink selected an appropriate multiple range for the Company as follows:

                    - Between 0.14 times and 0.22 times LTM revenue based on TIC, and 0.09 times and 0.15 times LTM revenue based on enterprise value.

                    - Between 3.09 times and 4.56 times LTM EBITDA based on TIC, and 2.15 times and 3.31 times LTM EBITDA based on enterprise value.

         - Based on the selected multiple ranges, Capitalink calculated a range of indicated share prices of between $3.65 and $5.27. Capitalink noted that the Offer was within this indicated valuation range.

         - An analysis of publicly-traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading of the Comparable Companies.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

INDICATED REFERENCE RANGE
($ in thousands, except per share)

                                                    Selected Multiple Range
                                                    -----------------------
                                         Statistic      Low   -   High       Indicated TIC/EV Value   Indicated Equity Value (1)
                                         ---------  ----------------------   ----------------------   --------------------------
TOTAL INVESTED CAPITAL (TIC) MULTIPLE
   LTM Revenue                           $ 53,917      0.14x  -   0.22x       $ 7,540  -  $ 12,058       $ 7,294  -  $ 11,812
   LTM EBITDA                            $  2,722      3.09x  -   4.56x       $ 8,401  -  $ 12,425       $ 8,155  -  $ 12,179

TOTAL ENTERPRISE VALUE (EV) MULTIPLE
   LTM Revenue                           $ 53,917      0.09x  -   0.15x       $ 4,957  -  $  8,179       $ 8,634  -  $ 11,856
   LTM EBITDA                            $  2,722      2.15x  -   3.31x       $ 5,850  -  $  8,996       $ 9,527  -  $ 12,673

INDICATED REFERENCE RANGE

                                         Indicated Share Price (2)
                                         -------------------------
TOTAL INVESTED CAPITAL (TIC) MULTIPLE
   LTM Revenue                               $ 3.17  -  $ 5.14
   LTM EBITDA                                $ 3.55  -  $ 5.30

TOTAL ENTERPRISE VALUE (EV) MULTIPLE
   LTM Revenue                               $ 3.75  -  $ 5.15
   LTM EBITDA                                $ 4.14  -  $ 5.51

INDICATED REFERENCE RANGE                    $ 3.65  -  $ 5.27

--------------------
(1) Adjusted for $246 and ($3,677) debt and net debt, respectively for TIC and EV. EV net debt includes cash from in the money options/warrants outstanding.

(2) Based upon and assumes 2,300 shares and in the money options/warrants outstanding.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

VALUATION MULTIPLES
($ in thousands, except per share data)

                                                         % Below/Above       Market      Total Invested   Enterprise
                                          Stock Price       52-week          Value          Capital         Value
           Company               Ticker    14-Feb-03        High-Low         (MV)          (TIC) (1)       (EV) (2)
------------------------------   ------   -----------   ---------------   ------------   --------------   ----------
InterDent, Inc.                   DENT     $  0.160     86.4% - 1500.0%    $    634        $ 172,964      $ 168,576

American Dental Partners, Inc.    ADPI        8.970     14.6% -   27.1%      64,943          121,380        119,840

Monarch Dental Corp (5)           MDDS        5.480      3.9% -  222.4%      11,946           75,725         69,701

Castle Dental Services, Inc.      CASL        0.100     28.6% -  900.0%         642           50,094         47,996

Bimer Dental Mgmt. Svcs.          BDMS       10.630     10.3% -  145.5%      15,307           19,122         18,159

                                                                 --------------------------------------------------
                                                                 High      $ 64,943        $ 172,964      $ 168,576
                                                                 Mean        18,694           87,857         84,854
                                                                 Median      11,946           75,725         69,701
                                                                 Low            634           19,122         18,159
                                                                 --------------------------------------------------

Coast Dental Services, Inc.       CDEN     $  3.000      53.1% -  39.5%    $  6,273        $   6,519      $   3,189

Offer (6)                                                                  $ 10,350        $  10,596      $   6,673

                                 MV as a Multiple of (3)   TIC as a Multiple of (3)   EV as a Multiple of (3)
                                 -----------------------   ------------------------   -----------------------
                                     LTM       Common        LTM     LTM      LTM      LTM     LTM      LTM
           Company                   EPS       Equity      Rev (4)   EBIT    EBITDA   Rev (4)  EBIT    EBITDA
------------------------------   ---------    --------     -------  ------  -------  -------  ------   ------
InterDent, Inc.                        na     111.16x       0.69x   12.24x   8.70x     0.67x   11.93x   8.47x

American Dental Partners, Inc.      13.59       1.05        0.81    11.13    6.09      0.80    10.99    6.01

Monarch Dental Corp (5)                na       0.23        0.40    10.76    5.44      0.37     9.90    5.01

Castle Dental Services, Inc.           na         na        0.51       na   12.67      0.48       na   12.14

Bimer Dental Mgmt. Svcs.            17.15       0.92        0.64    10.34    4.11      0.61     9.82    3.91

                         ------------------------------------------------------------------------------------
                         High       17.15x      1.16x       0.81x   12.24x  12.67x     0.80x   11.93x  12.14x
                         Mean       15.37       0.84        0.61    11.12    7.40      0.59    10.66    7.11
                         Median     15.37       0.98        0.64    10.95    6.09      0.61    10.45    6.01
                         Low        13.59       0.23        0.40    10.34    4.11      0.37     9.82    3.91
                         ------------------------------------------------------------------------------------

Coast Dental Services, Inc.            na       0.13x       0.12x      na    2.39x     0.06x      na    1.17x

Offer (6)                              na       0.22x       0.20x      na    3.89x     0.12x      na    2.45x

--------------------
(1) Total Invested Capital equals Market Value plus total debt, preferred stock, and minority interests.

(2) Enterprise Value equals Market Value plus total debt, preferred stock, and minority interests, less cash.

(3) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

(4) Revenue as reported, some companies report 100% of systemwide revenue, others various percentages. See individual company overviews for details.

(5) Pending proposed acquisition at $5.75 per share.

(6) Based upon and assumes a $4.50 per share transaction price and 2,300 shares and in the money options/warrants outstanding.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

Coast Dental Services, Inc.                                       CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

MARGIN AND OTHER ANALYSES
($ in thousands)

                                                                           LTM (1)
                                    --------------------------------------------------------------------------------
                                                                               as Percentage of Revenue
                                                  Revenue    -------------------------------------------------------
                                                  as % of     Gross            Operating                        Net
           Company                   Revenue    Sys. Sales   Margin    G & A    Margin     EBITDA     EBIT    Income
--------------------------------    --------    ----------   -------   ------  ----------  -------    -----   ------
InterDent, Inc.                    $ 251,113       100.0%     13.3%     5.1%      5.8%       7.9%      5.6%    -2.7%

American Dental Partners, Inc.        149,73        70.6%     16.7%     3.7%      7.3%      13.3%      7.3%     3.1%

Monarch Dental Corp                  189,521       100.0%     21.7%    14.4%      3.7%       7.3%      3.7%    -0.8%

Castle Dental Services, Inc.          99,113       100.0%     10.1%    11.2%     -1.1%       4.0%     -1.1%    -7.4%

Bimer Dental Mgmt. Svcs.              29,927          na      17.0%     9.7%      6.2%      15.5%      6.2%     3.1%

                        -------------------------------------------------------------------------------------------
                        High       $ 251,113       100.0%     21.7%    14.4%      7.3%      15.5%      7.3%     3.1%
                        Mean         143,877        92.7%     15.8%     8.8%      4.4%       9.6%      4.3%    -0.9%
                        Median       149,713       100.0%     16.7%     9.7%      5.8%       7.9%      5.6%    -0.8%
                        Low           29,927        70.6%     10.1%     3.7%     -1.1%       4.0%     -1.1%    -7.4%
                        -------------------------------------------------------------------------------------------

Coast Dental Services, Inc.        $  53,917        68.7%     13.6%    14.4%     -3.3%       5.0%     -3.3%    -0.9%

                                                             LTM (1)
                                       --------------------------------------------------------
                                            Return on
                                       ------------------    Accts                    Days
                                       Average    Average  Receivable  Inventory      Sales
           Company                     Assets     Com. Eq   Turnover    Turnover   Outstanding
--------------------------------       -------    -------  ----------  ----------  ------------
InterDent, Inc.                         -3.3%     -205.0%     13.2x       52.3x        27.6

American Dental Partners, Inc.           3.2%        7.4%      7.7        66.6         47.7

Monarch Dental Corp                     -1.0%       -2.4%     13.9          na         26.2

Castle Dental Services, Inc.           -11.4%       94.9%     11.9          na         30.6

Bimer Dental Mgmt. Svcs.                 3.8%        5.5%      9.5          na         38.5

                            ---------------------------------------------------------------
                            High         3.8%       94.9%     13.9x       66.6x        47.7
                            Mean        -1.7%      -19.9%     11.2        59.5         34.1
                            Median      -1.0%        5.5%     11.9        59.5         30.6
                            Low        -11.4%     -205.0%      7.7        52.3         26.2
                            ---------------------------------------------------------------

Coast Dental Services, Inc.             -0.9%       -1.0%      3.6x       14.3x       101.7

                                               as of Latest Available Filing
                                     -------------------------------------------------
                                                  Total Debt     Total Debt  Latest FY
                                     Current       to Total          to        Revenue
           Company                    Ratio     Capitalization     EBITDA     Growth
--------------------------------     -------    --------------   ---------   ---------
InterDent, Inc.                        0.3           99.7%          8.7x       -3.6%

American Dental Partners, Inc.         1.4           44.9%          2.7x        2.6%

Monarch Dental Corp                    0.3           54.6%          4.6x        0.2%

Castle Dental Services, Inc.           0.8          161.0%         12.5x       -7.6%

Bimer Dental Mgmt. Svcs.               0.7           18.6%          0.8x       -0.6%

                            -------------------------------------------------------
                            High       1.4          161.0%         12.5x        2.6%
                            Mean       0.7           75.8%          5.9        -1.8%
                            Median     0.7           54.6%          4.6        -0.6%
                            Low        0.3           18.6%          0.8        -7.6%
                            -------------------------------------------------------

Coast Dental Services, Inc.            3.6            0.5%          0.1x       -4.9%

--------------------
(1) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

INCOME STATEMENT OVERVIEW
($ in thousands, except per share data)

                                        Revenue              EBITDA (1)             EBIT (1)           Net Income (1)
                                 ---------------------   -------------------   -------------------   --------------------
                                               Latest                 Latest                Latest                Latest
           Company                  LTM        10-K        LTM        10-K       LTM        10-K        LTM       10-K
------------------------------   ---------   ---------   --------   --------   ---------  --------   --------   ---------
InterDent, Inc.                  $ 251,113   $ 282,631   $ 19,892   $ 18,433   $ 14,131   $ 6,450    $ (6,903)  $ (17,258)

American Dental Partners, Inc.     149,713     147,410     19,943     19,074     10,902     9,802       4,702       3,271

Monarch Dental Corp                189,521     211,867     13,914     20,076      7,037     8,112      (1,422)     (2,402)

Castle Dental Services, Inc.        99,113      97,924      3,954      5,781     (1,081)   (1,379)     (7,380)     (9,339)

Birner Dental Mgmt. Svcs.           29,927      29,249      4,647      3,606      1,850       822         924         250

                     ----------------------------------------------------------------------------------------------------
                     High        $ 251,113   $ 282,631   $ 19,943   $ 20,076   $ 14,131   $ 9,802    $  4,702   $   3,271
                     Mean          143,877     153,816     12,470     13,394      6,568     4,761      (2,016)     (5,096)
                     Median        149,713     147,410     13,914     18,433      7,037     6,450      (1,422)     (2,402)
                     Low            29,927      29,249      3,954      3,606     (1,081)   (1,379)     (7,380)    (17,258)
                     ----------------------------------------------------------------------------------------------------

Coast Dental Services, Inc.      $  53,917   $  43,561   $  2,722   $ (1,344)  $ (1,754)  $(5,955)   $   (489)  $  (5,663)

                                        EPS (1)
                                 -------------------    Latest      Latest
                                              Latest   Available   Available
           Company                  LTM       10-K       10-Q        10-K
------------------------------   -------------------   ---------   ---------
InterDent, Inc.                  $ (1.81)    $ (4.47)  30-Sep-02   31-Dec-01

American Dental Partners, Inc.      0.66        0.46   30-Sep-02   31-Dec-01

Monarch Dental Corp                (0.66)      (1.11)  30-Sep-02   31-Dec-01

Castle Dental Services, Inc.       (0.89)      (1.46)  30-Sep-02   31-Dec-01

Birner Dental Mgmt. Svcs.           0.62        0.17   30-Sep-02   31-Dec-01

                       -----------------------------
                       High      $  0.66     $  0.46
                       Mean        (0.42)      (1.28)
                       Median      (0.66)      (1.11)
                       Low         (1.81)      (4.47)
                       -----------------------------

Coast Dental Services, Inc.      $ (0.23)    $ (2.71)  30-Sep-02   31-Dec-01

--------------------
(1) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

BALANCE SHEET OVERVIEW
($ in thousands)

                                                                    As of Latest Available Filing
                                 -------------------------------------------------------------------------------------------------
                                 Cash, Equivalents    Accounts                 Total Current               Intangibles,    Total
           Company                  & Mrkt Sec       Receivables   Inventory      Assets       PPE, net        net         Asset
------------------------------   -----------------   -----------   ---------   -------------   --------    ------------   --------
InterDent, Inc.                       $  4,388        $  17,303    $   4,713     $  34,244     $ 18,443     $ 149,089     $205,819

American Dental Partners, Inc.             786           19,514        1,927        25,088       30,651        89,400      145,826

Monarch Dental Corp                      6,024           12,740            -        22,991        9,295       101,349      134,091

Castle Dental Services, Inc.             2,098            8,946            -        12,661       12,213        17,926       45,888

Birner Dental Mgmt. Svcs.                  963            3,225            -         4,653        4,279        15,289       24,504

                     -------------------------------------------------------------------------------------------------------------
                     High             $  6,024        $  19,514    $   4,713     $  34,244     $ 30,651     $ 149,089     $205,819
                     Mean                2,852           12,346        1,328        19,927       14,976        74,611      111,226
                     Median              2,098           12,740            -        22,991       12,213        89,400      134,091
                     Low                   786            3,225            -         4,653        4,279        15,289       24,504
                     -------------------------------------------------------------------------------------------------------------

Coast Dental Services, Inc.           $  3,330         $ 17,038    $   3,159     $  23,863     $ 15,087     $  12,054     $ 53,976

                                              As of Latest Available Filing
                                -------------------------------------------------------
                                                                                           Latest
                                Total Current      Total         Total      Net Tangible   Available
Company                          Liabilities        Debt       Common Eq     Common Eq      Filing
------------------------------  -------------  -------------   ---------   -------------  ----------
InterDent, Inc.                  $   120,813   $   172,330     $    546     $ (148,543)   30-Sep-02

American Dental Partners, Inc.        17,547        53,480       65,694        (23,706)   30-Sep-02

Monarch Dental Corp                   78,931        63,779       52,954        (48,395)   30-Sep-02

Castle Dental Services, Inc.          15,002        49,452      (18,743)       (36,669)   30-Sep-02

Birner Dental Mgmt. Svcs.              6,609         3,815       16,716          1,427    30-Sep-02

                     -----------------------------------------------------------------
                     High        $   120,813   $   172,330     $ 65,694     $    1,427
                     Mean             47,780        68,571       23,433        (51,177)
                     Median           17,547        53,480       16,716        (36,669)
                     Low               6,609         3,815      (18,743)      (148,543)
                     -----------------------------------------------------------------

Coast Dental Services, Inc.      $     6,575   $       246     $ 47,318     $   35,264    30-Sep-02

--------------------
Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

COAST DENTAL SERVICES, INC.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                            INTERDENT, INC. OVERVIEW

            Name  InterDent, Inc.             Address  222 N. Sepulveda Blvd       Officers H. Wayne Posey, CEO
          Symbol  DENT                City, State Zip  El Segundo, CA 90245
Latest Fiscal YE  31-Dec-01                 Telephone  (310) 765-2400
 Latest Rprt Per  30-Sep-02                       Fax  (310) 750-8667

A provider of dental practice mgmt services to multi-specialty dental professional corporations and associations (PAs) in the United States. The dentists employed through its network of affiliated PAs provide patients with affordable, comprehensive and convenient dentistry services, which include general dentistry, endodontics, oral pathology, oral surgery, orthodontics, pedodontics, periodontics and prosthodontics.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)
                                                                      Nine Months Ended                Fiscal Years Ended
                                                   LTM            -------------------------         -------------------------
                                                  Sep-02           Sep-02           Sep-01           Dec-01           Dec-00
                                                 --------         --------         --------         --------         --------
Net Patient Revenue                              $249,649         $188,669         $201,117         $262,097         $249,281
Management Fee                                      1,464            1,166           20,236           20,534           43,885
                                                 --------         --------         --------         --------         --------
                  TOTAL REVENUE                   251,113          189,835          221,353          282,631          293,166
Direct Dental Center Expenses                     217,673          163,533          190,373          244,513          249,305
                                                 --------         --------         --------         --------         --------
                   GROSS PROFIT                    33,440           26,302           30,980           38,118           43,861
General & Administrative                           12,792            9,607           10,060           13,245           14,335
Other Operating                                     6,065            3,188           15,338           18,215           13,936
                                                 --------         --------         --------         --------         --------
               OPERATING INCOME                    14,583           13,507            5,582            6,658           15,590
Interest Income/(Expense), net                    (20,979)         (16,244)         (18,857)         (23,592)         (15,329)
Other Income/(Expense), net                          (452)            (382)            (138)            (208)            (276)
                                                 --------         --------         --------         --------         --------
                 Pre-tax Income                    (6,848)          (3,119)         (13,413)         (17,142)             (15)
Taxes                                                  55               90              150              115           (4,002)
                                                 --------         --------         --------         --------         --------
               After-tax Income                    (6,903)          (3,209)         (13,563)         (17,257)           3,987
Minority Interest                                      --               --               --               --               --
                                                 --------         --------         --------         --------         --------
          Normalized Net Income                    (6,903)          (3,209)         (13,563)         (17,257)           3,987
Preferred Dividends                                    --               --                1                1                8
                                                 --------         --------         --------         --------         --------
NORMALIZED NET INCOME TO COMMON                  $ (6,903)        $ (3,209)        $(13,564)        $(17,258)        $  3,979
                                                 ========         ========         ========         ========         ========

                           EBIT                  $ 14,131         $ 13,125         $  5,444         $  6,450         $ 15,314
    Depreciation & Amortization                  $  5,761         $  3,041         $  9,263         $ 11,983         $ 12,574
                         EBITDA                  $ 19,892         $ 16,166         $ 14,707         $ 18,433         $ 27,888
                          CAPEX                  $  2,120         $  1,104         $  2,693         $  3,709         $  7,851
                 EBITDA - CAPEX                  $ 17,772         $ 15,062         $ 12,014         $ 14,724         $ 20,037
       GAAP Operating Cash Flow                  $ 15,380         $ 11,901         $ 15,900         $ 19,379         $  9,554

Basic Reported Weighted Avg Shares Out (000's)                       3,839            3,870            3,860            3,693
           BASIC NORMALIZED EPS                  $  (1.81)        $  (0.84)        $  (3.50)        $  (4.47)        $   1.08
             BASIC REPORTED EPS                  $  (2.13)        $  (1.47)        $  (8.43)        $  (9.09)        $ (13.19)
Diluted Reported Weighted Avg Shares Out (000's)                     3,839            3,870            3,860            3,693
         DILUTED NORMALIZED EPS                  $  (1.81)        $  (0.84)        $  (3.50)        $  (4.47)        $   1.08
           DILUTED REPORTED EPS                  $  (2.13)        $  (1.47)        $  (8.43)        $  (9.09)        $ (13.19)

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment             $    --         $    --         $ (1,087)        $ (1,087)        $     --
Other Unusual (Expense) Gain Items              1,435             185          (12,384)         (11,134)         (52,691)
Tax Shelter (Charge) on Unusual Items              --              --               --               --               --
                                              -------         -------         --------         --------         --------
Unusual (Exp) Gain Items, net of Taxes          1,435             185          (13,471)         (12,221)         (52,691)
Accounting Changes, net of Taxes                   --              --               --               --               --
Discontinued Operations, net of Taxes              --              --               --               --               --
Extraordinary Items, net of Taxes              (2,604)         (2,604)          (5,601)          (5,601)              --
                                              -------         -------         --------         --------         --------
Total Reconciling Items, net of Taxes         $(1,169)        $(2,419)        $(19,072)        $(17,822)        $(52,691)
                                              =======         =======         ========         ========         ========

         Reported Income Tax (Benefit)        $    55         $    90         $    150         $    115         $ (4,002)
            REPORTED NET INCOME (LOSS)        $(8,072)        $(5,628)        $(32,636)        $(35,080)        $(48,712)

                  PROFITABILITY & Cost Ratios (as % of Revenue)

Gross Profit                           13.3%        13.9%        14.0%        13.5%        15.0%
G & A                                   5.1%         5.1%         4.5%         4.7%         4.9%
Operating Income                        5.8%         7.1%         2.5%         2.4%         5.3%
EBIT                                    5.6%         6.9%         2.5%         2.3%         5.2%
EBITDA                                  7.9%         8.5%         6.6%         6.5%         9.5%
Normalized Net Income to Common        -2.7%        -1.7%        -6.1%        -6.1%         1.4%
Reported Net Income                    -3.2%        -3.0%       -14.7%       -12.4%       -16.6%
CAPEX                                   0.8%         0.6%         1.2%         1.3%         2.7%

                               BALANCE SHEET DATA

($ in thousands, except per share)                                         As of
                                                As of           ---------------------------
                                              30-Sep-02          Dec-01            Dec-00
                                              ---------         ---------         ---------
Cash & Equivalents                            $   4,388         $   7,189         $   5,293
Marketable Securities                                --                --                --
                                              ---------         ---------         ---------
Total Cash & Mkt Securities                       4,388             7,189             5,293
Accounts Receivable                              17,303            20,673            29,401
Inventory                                         4,713             3,613             5,016
Other Current Assets                              7,840             4,051             8,176
                                              ---------         ---------         ---------
                  TOTAL CURRENT ASSETS           34,244            35,526            47,886
PPE, net                                         18,443            20,945            33,859
Intangibles, net                                149,089           147,532           150,621
Notes Receivable                                     --                --             4,551
Other Assets                                      4,043             3,021             7,312
                                              ---------         ---------         ---------
                          TOTAL ASSETS        $ 205,819         $ 207,024         $ 244,229
                                              =========         =========         =========

Accounts Payable                              $   6,121         $   7,996         $   7,597
Accrued Expenses                                 10,403             9,022            10,007
Short Term Debt                                  89,364            13,666            14,673
Short Term Capital Leases                            --                --                --
Other Current Liabilities                        14,925            11,187            19,688
                                              ---------         ---------         ---------
             TOTAL CURRENT LIABILITIES          120,813            41,871            51,965
Other LT Liabilities                              1,494             1,871               117
Long Term Debt                                   81,163           154,796           157,365
Long Term Capital Leases                            806             1,251             2,846
Minority Interests                                   --                --                --
Pref Stock (Liq Value)                              997             1,047             1,484
                                              ---------         ---------         ---------
        TOTAL LIABILITIES & PREF STOCK          205,273           200,836           213,777
                                              ---------         ---------         ---------
Common Equity                                       546             6,188            30,452
                                              ---------         ---------         ---------
            TOTAL LIABILITIES & EQUITY        $ 205,819         $ 207,024         $ 244,229
                                              =========         =========         =========

Common Shares Outstanding (000's)                 3,964             3,994             3,999
                  CASH VALUE PER SHARE        $    1.11         $    1.80         $    1.32
                  BOOK VALUE PER SHARE        $    0.14         $    1.55         $    7.61
         TANGIBLE BOOK VALUE PER SHARE        $  (37.47)        $  (35.39)        $  (30.05)

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                         13.22x         11.29x          9.97x
Inventory Turnover                   52.29x         56.67x         49.70x
Asset Turnover                        1.22x          1.25x          1.20x
Days Sales Outstanding                27.6           32.3           36.6
Days Inventory Outstanding             7.0            6.4            7.3
Days Payable Outstanding              10.9           10.3           10.0
Return on Avg Assets                  -3.3%          -7.6%            na
Return on Avg Common Equity         -205.0%         -94.2%            na

                               FINANCIAL STRENGTH

Current Ratio                              0.28             0.85             0.92
Quick Ratio                                0.24             0.76             0.82
Total Debt                             $172,330         $170,760         $176,368
Net Debt                               $167,942         $163,571         $171,075
Total Capitalization                   $172,876         $176,948         $206,820
Total Debt/Total Capitalization            99.7%            96.5%            85.3%
Net Debt/Total Capitalization              97.1%            92.4%            82.7%
Total Debt/TIC                             99.6%            98.7%           102.0%
Total Debt/EBITDA                          8.66x            9.26x            6.32x
Total Debt/EBITDA-CAPEX                    9.70x           11.60x            8.80x
EBITDA/Interest Expense                    0.95x            0.78x            1.82x
EBITDA-CAPEX/Interest Expense              0.85x            0.62x            1.31x

                          MARKET INFORMATION

AS OF DATE                                                           14-FEB-03
Exchange                                                                OTC BB
Stock Price                                                           $   0.16
52 Week High                                                          $   1.18
52 Week Low                                                           $   0.01
Avg. Daily Volume (000's)                                                    8
Beta                                                                      2.55
Shares Outstanding (000's)                                               3,960
Total Outstanding Warrants & Options (000's)                                na
Float (000's)                                                            2,200

MARKET CAP ($000'S)                                                   $    634
TOTAL INVESTED CAPITAL (TIC) ($000'S)                                 $172,964
ENTERPRISE VALUE (EV) ($000'S)                                        $168,576

Insiders
    All Executive Officers & Directors (Group)                           36.32%
    (includes options, as set forth in latest proxy)

Institutional
    % Owned                                                               6.00%
    Number of Institutions                                                  10

                            VALUATION RATIOS

                                                           Multiple of
                                        -------------------------------------------------
                                        Market Cap             TIC                   EV
                                        ----------           -------               ------
Latest Twelve Months
    Revenue                               0.00x                0.69x                0.67x
    EBIT                                  0.04x               12.24x               11.93x
    EBITDA                                0.03x                8.70x                8.47x
    Normalized Net Income                   na                   na                   na
    Basic Normalized EPS                    na                   na                   na
Most Recent Filing
    Assets                                0.00x                0.84x                0.82x
    Common Equity                         1.16x                  na                   na
    Tangible Common Equity                  na                   na                   na

                               PERIOD GROWTH RATES

                    Nine Months Ended          Fiscal Years Ended
                          Sep-02                      Dec-01
                    -----------------          ------------------
Revenue                   -14.2%                       -3.6%
EBIT                      141.1%                      -57.9%
EBITDA                      9.9%                      -33.9%

                              NOTES

Unusual expenses includes loss on disposition of dental centers management merger and retention bonuses


Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

COAST DENTAL SERVICES, INC.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS


                      INTERDENT, INC. OVERVIEW (CONTINUED)

                       SYSTEMWIDE REVENUE & PAYOR ANALYSIS

($ in thousand)
                                                     Fiscal Year is LTM                   Fiscal Years Ended
                                  LTM            ---------------------------         ---------------------------
                                 Sep-02           Sep-02            Sep-01            Dec-01             Dec-00
                               ---------         ---------         ---------         ---------         ---------
SYSTEMWIDE REVENUE             $ 251,056         $ 189,841         $ 232,103         $ 293,318         $ 315,603
                               =========         =========         =========         =========         =========

% OF SYSTEMWIDE REVENUE
  Net Patient Revenue               99.4%             99.4%             86.6%             89.4%             79.0%
  Management Fee                     0.6%              0.6%              8.7%              7.0%             13.9%

PAYOR MIX
  Fee for service                                       na                na                na                na
  Insurance                                             na                na                na                na
  Capitated                                             na                na                na                na
                                                 ---------         ---------         ---------         ---------
                                                       0.0%              0.0%              0.0%              0.0%
                                                 =========         =========         =========         =========

                           OFFICE/DENTIST ANALYSIS

($ in thousand)
                                    LTM Sep-02             FYE Dec-01             FYE Dec-00
                                    ----------             ----------             ----------
OFFICES @ PERIOD END                      139                    141                    244
DENTISTS @ PERIOD END                     559                    536                    813

PER OFFICE:
   Revenue                           $  1,807               $  2,004               $  1,202
   Accounts Receivable               $    124               $    147               $    120
   Dentist                                4.0                    3.8                    3.3

PER DENTIST:
   Revenue                           $    449               $    527               $    361
   Accounts Receivable               $     31               $     39               $     36

STATES (12/31/01)                      9
                      Arizona                California
                      Hawaii                 Idaho
                      Kansas                 Nevada
                      Oklahoma               Oregon
                      Washington

# OF GROUPS (12/31/01)            Multiple


                           ACCOUNTING POLICIES/ISSUES

CONSOLIDATED                              YES

GOING CONCERN QUALIFICATION               NO

MANAGEMENT FEE
    Cost plus percentage of net revenue

OTHER
    Statement of Operations includes Dentists Salaries

                             PRIOR VALUATION RATIOS

Stock Price as of                      30-Apr-02     $   0.73
Shares Outstanding (000's)                              3,977

MARKET CAP ($000'S)                                  $  2,903
TOTAL INVESTED CAPITAL (TIC) ($000'S)                $173,663
ENTERPRISE VALUE (EV) ($000'S)                       $166,474


                                                     Multiple of
                                     -------------------------------------------
                                     Market Cap          TIC                EV
                                     ----------        -------            ------
Last Fiscal Year
    Revenue                            0.01x             0.61x             0.59x
    EBIT                               0.45x            26.92x            25.81x
    EBITDA                             0.16x             9.42x             9.03x
    Normalized Net Income                na                na                na
    Basic Normalized EPS                 na                na                na
Last Fiscal Year
    Assets                             0.01x             0.84x             0.80x
    Common Equity                      0.47x               na                na
    Tangible Common Equity               na                na                na


                                     NOTES


Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS



                    AMERICAN DENTAL PARTNERS, INC. OVERVIEW

            Name    American Dental        Address 201 Edgewater Pl, #285     Officers Gregory Serrao, Chr, Pres, CEO
          Symbol    ADPI                City, State Zip Wakefield, MA 01880
Latest Fiscal YE    31-Dec-01               Telephone(781) 224-0880
 Latest Rprt Per    30-Sep-02                    Fax (781) 224-4216

A provider of business services to multi-disciplinary dental groups in selected markets throughout the United States. The Company affiliates with dental groups and shares the best practices of its affiliates and provides assistance with organizational planning and development, recruiting, retention and training programs, quality assurance initiatives, facilities development and management, employee benefits administration, procurement, information systems, marketing and payor relations and financial planning, reporting and analysis.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)

                                                                      Nine Months Ended         Fiscal Years Ended
                                                          LTM       ----------------------    ----------------------
                                                         Sep-02       Sep-02      Sep-01        Dec-01       Dec-00
                                                       ---------    ---------    ---------    ---------    ---------
Net Patient Revenue                                    $      --    $      --    $      --    $      --    $      --
Management Fee                                           149,713      109,035      106,732      147,410      143,644
                                                       ---------    ---------    ---------    ---------    ---------
                    TOTAL REVENUE                        149,713      109,035      106,732      147,410      143,644
Direct Dental Center Expenses                            124,676       89,813       87,198      122,061      114,987
                                                       ---------    ---------    ---------    ---------    ---------
                     GROSS PROFIT                         25,037       19,222       19,534       25,349       28,657
General & Administrative                                   5,486        4,301        4,475        5,660        5,364
Other Operating                                            8,649        6,720        7,958        9,887        8,530
                                                       ---------    ---------    ---------    ---------    ---------
                 OPERATING INCOME                         10,902        8,201        7,101        9,802       14,763
Interest Income/(Expense), net                            (3,166)      (2,341)      (3,470)      (4,295)      (4,378)
Other Income/(Expense), net                                   --           --           --           --           --
                                                       ---------    ---------    ---------    ---------    ---------
                   Pre-tax Income                          7,736        5,860        3,631        5,507       10,385
Taxes                                                      3,034        2,260        1,462        2,236        4,216
                                                       ---------    ---------    ---------    ---------    ---------
                 After-tax Income                          4,702        3,600        2,169        3,271        6,169
Minority Interest                                             --           --           --           --           --
                                                       ---------    ---------    ---------    ---------    ---------
            Normalized Net Income                          4,702        3,600        2,169        3,271        6,169
Preferred Dividends                                           --           --           --           --           --
                                                       ---------    ---------    ---------    ---------    ---------
  NORMALIZED NET INCOME TO COMMON                      $   4,702    $   3,600    $   2,169    $   3,271    $   6,169
                                                       =========    =========    =========    =========    =========

                             EBIT                      $  10,902    $   8,201    $   7,101    $   9,802    $  14,763
      Depreciation & Amortization                      $   9,041    $   6,895    $   7,126    $   9,272    $   8,686
                           EBITDA                      $  19,943    $  15,096    $  14,227    $  19,074    $  23,449
                            CAPEX                      $   9,390    $   5,807    $   3,218    $   6,801    $   9,391
                   EBITDA - CAPEX                      $  10,553    $   9,289    $  11,009    $  12,273    $  14,058
         GAAP Operating Cash Flow                      $   5,849    $   7,932    $  12,336    $  10,253    $  10,203

Basic Reported Weighted Avg Shares Out (000's)                          7,213        7,186        7,183        7,119
             BASIC NORMALIZED EPS                      $    0.66    $    0.50    $    0.30    $    0.46    $    0.87
               BASIC REPORTED EPS                      $    0.66    $    0.50    $    0.30    $    0.46    $    0.87
Diluted Reported Weighted Avg Shares Out (000's)                        7,436        7,351        7,343        7,320
           DILUTED NORMALIZED EPS                      $    0.63    $    0.48    $    0.30    $    0.45    $    0.84
             DILUTED REPORTED EPS                      $    0.63    $    0.48    $    0.30    $    0.45    $    0.84

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                      $      --    $      --    $      --    $      --    $      --
Other Unusual (Expense) Gain Items                            --           --           --           --           --
Tax Shelter (Charge) on Unusual Items                         --           --           --           --           --
                                                       ---------    ---------    ---------    ---------    ---------
Unusual (Exp) Gain Items, net of Taxes                        --           --           --           --           --
Accounting Changes, net of Taxes                              --           --           --           --           --
Discontinued Operations, net of Taxes                         --           --           --           --           --
Extraordinary Items, net of Taxes                             --           --           --           --           --
                                                       ---------    ---------    ---------    ---------    ---------
Total Reconciling Items, net of Taxes                  $      --    $      --    $      --    $      --    $      --
                                                       =========    =========    =========    =========    =========
         Reported Income Tax (Benefit)                 $   3,034    $   2,260    $   1,462    $   2,236    $   4,216
         REPORTED NET INCOME (LOSS)                    $   4,702    $   3,600    $   2,169    $   3,271    $   6,169

                  PROFITABILITY & COST RATIOS (AS % OF REVENUE)

Gross Profit                                                16.7%        17.6%        18.3%        17.2%        20.0%
G & A                                                        3.7%         3.9%         4.2%         3.8%         3.7%
Operating Income                                             7.3%         7.5%         6.7%         6.6%        10.3%
EBIT                                                         7.3%         7.5%         6.7%         6.6%        10.3%
EBITDA                                                      13.3%        13.8%        13.3%        12.9%        16.3%
Normalized Net Income to Common                              3.1%         3.3%         2.0%         2.2%         4.3%
Reported Net Income                                          3.1%         3.3%         2.0%         2.2%         4.3%
CAPEX                                                        6.3%         5.3%         3.0%         4.6%         6.5%

                               BALANCE SHEET DATA

($ in thousands, except per share)                                              As of
                                                          As of        -----------------------
                                                        30-Sep-02       Dec-01         Dec-00
                                                        ---------      --------       --------
Cash & Equivalents                                      $    786       $  1,540       $    472
Marketable Securities                                         --             --             --
                                                        --------       --------       --------
Total Cash & Mkt Securities                                  786          1,540            472
Accounts Receivable                                       19,514         19,616         17,553
Inventory                                                  1,927          1,816          1,764
Other Current Assets                                       2,861          3,279          2,689
                                                        --------       --------       --------
             TOTAL CURRENT ASSETS                         25,088         26,251         22,478
PPE, net                                                  30,651         29,605         27,840
Intangibles, net                                          89,400         87,850         90,625
Notes Receivable                                              --             --             --
Other Assets                                                 687            629            871
                                                        --------       --------       --------
                     TOTAL ASSETS                       $145,826       $144,335       $141,814
                                                        ========       ========       ========

Accounts Payable                                        $  7,280       $  7,608       $  7,198
Accrued Expenses                                           8,706          7,923          9,624
Short Term Debt                                            1,561          1,597          1,593
Short Term Capital Leases                                     --             --             --
Other Current Liabilities                                     --             --             --
                                                        --------       --------       --------
        TOTAL CURRENT LIABILITIES                         17,547         17,128         18,415
Other LT Liabilities                                      10,666         10,591          9,583
Long Term Debt                                            51,919         54,840         55,330
Long Term Capital Leases                                      --             --             --
Minority Interests                                            --             --             --
Pref Stock (Liq Value)                                        --             --             --
                                                        --------       --------       --------
   TOTAL LIABILITIES & PREF STOCK                         80,132         82,559         83,328
                                                        --------       --------       --------
COMMON EQUITY                                             65,694         61,776         58,486
                                                        --------       --------       --------
       TOTAL LIABILITIES & EQUITY                       $145,826       $144,335       $141,814
                                                        ========       ========       ========

Common Shares Outstanding (000's)                          7,239          7,172          7,131
             CASH VALUE PER SHARE                       $   0.11       $   0.21       $   0.07
             BOOK VALUE PER SHARE                       $   9.08       $   8.61       $   8.20
    TANGIBLE BOOK VALUE PER SHARE                       $  (3.27)      $  (3.64)      $  (4.51)

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                                7.65x          7.93x          8.18x
Inventory Turnover                                         66.62x         68.19x         65.19x
Asset Turnover                                              1.03x          1.03x          1.01x
Days Sales Outstanding                                      47.7           46.0           44.6
Days Inventory Outstanding                                   5.5            5.4            5.6
Days Payable Outstanding                                    19.6           19.6           20.4
Return on Avg Assets                                         3.2%           2.3%            na
Return on Avg Common Equity                                  7.4%           5.4%            na

                               FINANCIAL STRENGTH

Current Ratio                                               1.43           1.53           1.22
Quick Ratio                                                 1.32           1.43           1.12
Total Debt                                              $ 53,480       $ 56,437       $ 56,923
Net Debt                                                $ 52,694       $ 54,897       $ 56,451
Total Capitalization                                    $119,174       $118,213       $115,409
Total Debt/Total Capitalization                             44.9%          47.7%          49.3%
Net Debt/Total Capitalization                               44.2%          46.4%          48.9%
Total Debt/TIC                                              44.1%          46.5%          46.9%
Total Debt/EBITDA                                           2.68x          2.96x          2.43x
Total Debt/EBITDA-CAPEX                                     5.07x          4.60x          4.05x
EBITDA/Interest Expense                                     6.30x          4.44x          5.36x
EBITDA-CAPEX/Interest Expense                               3.33x          2.86x          3.21x

                               MARKET INFORMATION

AS OF DATE                                                                            14-FEB-03
Exchange                                                                                  Nasaq
Stock Price                                                                           $    8.97
52 Week High                                                                          $   10.50
52 Week Low                                                                           $    7.06
Avg. Daily Volume (000's)                                                                     2
Beta                                                                                      (0.19)
Shares Outstanding (000's)                                                                7,240
Total Outstanding Warrants & Options (000's)                                                 na
Float (000's)                                                                             4,400

MARKET CAP ($000'S)                                                                   $  64,943
TOTAL INVESTED CAPITAL (TIC) ($000'S)                                                 $ 121,380
ENTERPRISE VALUE (EV) ($000'S)                                                        $ 119,840

Insiders
        All Executive Officers & Directors (Group)                                        48.90%
        (includes options, as set forth in latest proxy)

Institutional
        % Owned                                                                           38.00%
        Number of Institutions                                                               22

                                VALUATION RATIOS

                                                                       Multiple of
                                                         --------------------------------------
                                                         Market Cap         TIC            EV
                                                         ----------       ------         ------
Latest Twelve Months
   Revenue                                                  0.43x          0.81x          0.80x
   EBIT                                                     5.96x         11.13x         10.99x
   EBITDA                                                   3.26x          6.09x          6.01x
   Normalized Net Income                                   13.81x         25.81x         25.49x
   Basic Normalized EPS                                    13.59x            na             na
Most Recent Filing
   Assets                                                   0.45x          0.84x          0.83x
   Common Equity                                            1.05x            na             na
   Tangible Common Equity                                     na             na             na

                               PERIOD GROWTH RATES

                                                      Nine Months Ended           Fiscal Years Ended
                                                            Sep-02                       Dec-01
                                                      -----------------           ------------------
Revenue                                                      2.2%                          2.6%
EBIT                                                        15.5%                        -33.6%
EBITDA                                                       6.1%                        -18.7%

                                      NOTES

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

Coast Dental Services, Inc.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

               AMERICAN DENTAL PARTNERS, INC. OVERVIEW (CONTINUED)

                         SYSTEMWIDE REVENUE & PAYOR MIX

($ in thousands)
                                                                     Fiscal Year is LTM         Fiscal Years Ended
                                                          LTM       ----------------------    ----------------------
                                                         Sep-02       Sep-02      Sep-01        Dec-01       Dec-00
                                                       ---------    ---------    ---------    ---------    ---------
SYSTEMWIDE REVENUE                                     $ 212,094    $ 161,374    $ 157,016    $ 207,736    $ 194,572
                                                       =========    =========    =========    =========    =========

% OF SYSTEMWIDE REVENUE
   Net Patient Revenue                                       0.0%         0.0%         0.0%         0.0%         0.0%
   Management Fee                                           70.6%        67.6%        68.0%        71.0%        73.8%

PAYOR MIX
   Fee for service                                                       46.0%        47.0%        47.0%        46.0%
   Insurance                                                             28.0%        24.0%        25.0%        21.0%
   Capitated                                                             26.0%        29.0%        28.0%        33.0%
                                                                    ---------    ---------    ---------    ---------
                                                                        100.0%       100.0%       100.0%       100.0%
                                                                    =========    =========    =========    =========



                            OFFICE/PROVIDER ANALYSIS

($ in thousands)
                                                        LTM Sep-02    FYE Dec-01     FYE Dec-00
                                                        ----------    ----------     ----------
OFFICES @ PERIOD END                                         169            154            156
DENTISTS @ PERIOD END                                         na            358            373

PER OFFICE:
  Revenue                                               $    886       $    957       $    921
  Accounts Receivable                                   $    115       $    127       $    113
  Dentist                                                     na            2.3            2.4

PER DENTIST:
  Revenue                                                     na       $    412       $    385
  Accounts Receivable                                         na       $     55       $     47

STATES (12/31/01)                           14
                        Alabama                 Arizona
                        California              Louisiana
                        Maryland                Minnesota
                        New York                North Carolina
                        Oklahoma                Pennsylvania
                        Tennessee               Texas
                        Virginia                Wisconsin

# OF GROUPS (12/31/01)                      19

                           ACCOUNTING POLICIES/ISSUES

CONSOLIDATED                                    NO

GOING CONCERN QUALIFICATION                     NO

MANAGEMENT FEE
    Variable monthly fee based upon a specific percentage or
    Fixed monthly fee and an additional variable fee or
    Fixed monthly fee

OTHER
    Statement of Operations does not include Dentist Salaries

                             PRIOR VALUATION RATIOS

Stock Price as of                               30-Apr-02                             $    8.95
Shares Outstanding (000's)                                                                7,172

MARKET CAP ($000'S)                                                                   $  64,189
TOTAL INVESTED CAPITAL (TIC)($000'S)                                                  $ 120,626
ENTERPRISE VALUE (EV) ($000'S)                                                        $ 119,086

                                                                       Multiple of
                                                         --------------------------------------
                                                         Market Cap         TIC            EV
                                                         ----------       ------         ------
Last Fiscal Year
  Revenue                                                  0.44x          0.82x          0.81x
  EBIT                                                     6.55x         12.31x         12.15x
  EBITDA                                                   3.37x          6.32x          6.24x
  Normalized Net Income                                   19.62x         36.88x         36.41x
  Basic Normalized EPS                                    19.46x             na             na
Last Fiscal Year
  Assets                                                   0.44x          0.84x          0.83x
  Common Equity                                            1.04x             na             na
  Tangible Common Equity                                      na             na             na

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL

VALUATION ANALYSIS

SELECTED COMPARABLE COMPANY ANALYSIS

                          MONARCH DENTAL CORP OVERVIEW


            Name Monarch Dental Corp    Address 15950 North Dallas Pkwy Officers

          Symbol MDDS           City, State Zip Dallas, TX 75248

Latest Fiscal YE 31-Dec-01            Telephone (972) 361-8420

 Latest Rprt Per 30-Sep-02                  Fax

Provides mgmt and admin services to dental group practices in selected markets located in Texas, Colorado, Utah, Arizona, New Mexico, Arkansas, Indiana, Ohio, New Jersey, Pennsylvania, Virginia, Georgia and Florida. In December 2001, the Wisconsin operations were sold. The Company provides the services to dental group practices under long-term administrative services agreements.


                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)

                                                                  Nine Months Ended         Fiscal Years Ended
                                                     LTM        ----------------------    ----------------------
                                                    Sep-02        Sep-02      Sep-01       Dec-01       Dec-00
                                                   ---------    ---------    ---------    ---------    ---------
Net Patient Revenue                                $ 189,521    $ 137,875    $ 160,221    $ 211,867    $ 211,339
Management Fee                                            --           --           --           --           --
                                                   ---------    ---------    ---------    ---------    ---------
                                   TOTAL REVENUE     189,521      137,875      160,221      211,867      211,339
Direct Dental Center Expenses                        148,473      108,152      124,295      164,616      161,692
                                                   ---------    ---------    ---------    ---------    ---------
                                    GROSS PROFIT      41,048       29,723       35,926       47,251       49,647
General & Administrative                              27,301       18,741       19,063       27,623       24,693
Other Operating                                        6,710        3,488        8,294       11,516       11,110
                                                   ---------    ---------    ---------    ---------    ---------
                                OPERATING INCOME       7,037        7,494        8,569        8,112       13,844
Interest Income / (Expense), net                      (8,729)      (6,212)      (7,670)     (10,187)     (10,527)
Other Income / (Expense), net                             --           --           --           --           --
                                                   ---------    ---------    ---------    ---------    ---------
                                  Pre-tax Income      (1,692)       1,282          899       (2,075)       3,317
Taxes                                                   (433)           4          637          200        1,174
                                                   ---------    ---------    ---------    ---------    ---------
                                After-tax Income      (1,259)       1,278          262       (2,275)       2,143
Minority Interest                                       (163)        (154)        (118)        (127)        (278)
                                                   ---------    ---------    ---------    ---------    ---------
                           Normalized Net Income      (1,422)       1,124          144       (2,402)       1,865
Preferred Dividends                                       --           --           --           --           --
                                                   ---------    ---------    ---------    ---------    ---------
NORMALIZED NET INCOME TO COMMON                    $  (1,422)   $   1,124    $     144    $  (2,402)   $   1,865
                                                   =========    =========    =========    =========    =========

                                            EBIT   $   7,037    $   7,494    $   8,569    $   8,112    $  13,844
                     Depreciation & Amortization   $   6,877    $   3,599    $   8,686    $  11,964    $  11,746
                                          EBITDA   $  13,914    $  11,093    $  17,255    $  20,076    $  25,590
                                           CAPEX   $   2,480    $   1,767    $   2,075    $   2,788    $   9,094
                                  EBITDA - CAPEX   $  11,434    $   9,326    $  15,180    $  17,288    $  16,496
                        GAAP Operating Cash Flow   $  10,142    $   8,922    $  10,885    $  12,105    $  11,349

Basic Reported Weighted Avg Shares Out (000's)                      2,174        2,162        2,164        2,146
                            BASIC NORMALIZED EPS   $   (0.66)   $    0.52    $    0.07    $   (1.11)   $    0.87
                              BASIC REPORTED EPS   $   (6.82)   $   (5.15)   $   (0.08)   $   (1.75)   $   (0.22)
Diluted Reported Weighted Avg Shares Out (000's)                    2,282        2,162        2,164        2,146
                          DILUTED NORMALIZED EPS   $   (0.69)   $    0.49    $    0.07    $   (1.11)   $    0.87
                            DILUTED REPORTED EPS   $   (6.58)   $   (4.91)   $   (0.08)   $   (1.75)   $   (0.22)


                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                  $      --    $      --    $      --    $      --    $      --
Other Unusual (Expense) Gain Items                    (2,095)      (1,028)        (317)      (1,384)      (2,347)
Tax Shelter (Charge) on Unusual Items                     --           --           --           --           --
                                                   ---------    ---------    ---------    ---------    ---------
Unusual (Exp) Gain Items, net of Taxes                (2,095)      (1,028)        (317)      (1,384)      (2,347)
Accounting Changes, net of Taxes                     (11,297)     (11,297)          --           --           --
Discontinued Operations, net of Taxes                     --           --           --           --           --
Extraordinary Items, net of Taxes                         --           --           --           --           --
                                                   ---------    ---------    ---------    ---------    ---------
Total Reconciling Items, net of Taxes              $ (13,392)   $ (12,325)   $    (317)   $  (1,384)   $  (2,347)
                                                   =========    =========    =========    =========    =========

                   Reported Income Tax (Benefit)   $    (433)   $       4    $     637    $     200    $   1,174
                      REPORTED NET INCOME (LOSS)   $ (14,814)   $ (11,201)   $    (173)   $  (3,786)   $    (482)

                  PROFITABILITY & COST RATIOS (AS % OF REVENUE)

Gross Profit                                            21.7%        21.6%        22.4%        22.3%        23.5%
G & A                                                   14.4%        13.6%        11.9%        13.0%        11.7%
Operating Income                                         3.7%         5.4%         5.3%         3.8%         6.6%
EBIT                                                     3.7%         5.4%         5.3%         3.8%         6.6%
EBITDA                                                   7.3%         8.0%        10.8%         9.5%        12.1%
Normalized Net Income to Common                         -0.8%         0.8%         0.1%        -1.1%         0.9%
Reported Net Income                                     -7.8%        -8.1%        -0.1%        -1.8%        -0.2%
CAPEX                                                    1.3%         1.3%         1.3%         1.3%         4.3%


                               BALANCE SHEET DATA

($ in thousands, except per share)                                      As of
                                                     As of     -----------------------
                                                   30-Sep-02     Dec-01       Dec-00
                                                  ----------   ----------   ----------
Cash & Equivalents                                $    6,024   $    3,811   $    3,000
Marketable Securities                                     --           --           --
                                                  ----------   ----------   ----------
Total Cash & Mkt Securities                            6,024        3,811        3,000
Accounts Receivable                                   12,740       14,444       17,874
Inventory                                                 --           --           --
Other Current Assets                                   4,227        4,051        4,916
                                                  ----------   ----------   ----------
                            TOTAL CURRENT ASSETS      22,991       22,306       25,790
PPE, net                                               9,295       11,713       16,949
Intangibles, net                                     101,349      114,581      128,177
Notes Receivable                                          --           --           --
Other Assets                                             456          330          780
                                                  ----------   ----------   ----------
                                    TOTAL ASSETS  $  134,091   $  148,930   $  171,696
                                                  ==========   ==========   ==========

Accounts Payable                                  $    1,538   $    2,010   $    4,238
Accrued Expenses                                       9,146        6,332        9,682
Short Term Debt                                       63,194       67,579        4,440
Short Term Capital Leases                                 --           --           --
Other Current Liabilities                              5,053        4,904        4,816
                                                  ----------   ----------   ----------
                       TOTAL CURRENT LIABILITIES      78,931       80,825       23,176
Other LT Liabilities                                   1,621        3,705        3,564
Long Term Debt                                            48           81       76,571
Long Term Capital Leases                                  59           99          396
Minority Interests                                       478          459          481
Pref Stock (Liq Value)                                    --           --           --
                                                  ----------   ----------   ----------
                  TOTAL LIABILITIES & PREF STOCK      81,137       85,169      104,188
                                                  ----------   ----------   ----------
COMMON EQUITY                                         52,954       63,761       67,508
                                                  ----------   ----------   ----------
                      TOTAL LIABILITIES & EQUITY  $  134,091   $  148,930   $  171,696
                                                  ==========   ==========   ==========

Common Shares Outstanding (000's)                      2,176        2,167        2,151
                            CASH VALUE PER SHARE  $     2.77   $     1.76   $     1.39
                            BOOK VALUE PER SHARE  $    24.34   $    29.42   $    31.38
                   TANGIBLE BOOK VALUE PER SHARE  $   (22.24)  $   (23.45)  $   (28.21)


                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                          13.94x        13.11x       11.82x
Inventory Turnover                                        na           na           na
Asset Turnover                                          1.34x        1.32x        1.23x
Days Sales Outstanding                                  26.2         27.8         30.9
Days Inventory Outstanding                                na           na           na
Days Payable Outstanding                                 3.5          5.6          7.8
Return on Avg Assets                                    -1.0%        -1.5%          na
Return on Avg Common Equity                             -2.4%        -3.7%          na

                               FINANCIAL STRENGTH

Current Ratio                                           0.29         0.28         1.11
Quick Ratio                                             0.29         0.28         1.11
Total Debt                                        $   63,779   $   68,218   $   81,888
Net Debt                                          $   57,755   $   64,407   $   78,888
Total Capitalization                              $  116,733   $  131,979   $  149,396
Total Debt/Total Capitalization                         54.6%        51.7%        54.8%
Net Debt/Total Capitalization                           49.5%        48.8%        52.8%
Total Debt/TIC                                          84.2%        90.1%       108.1%
Total Debt/EBITDA                                       4.58x        3.40x        3.20x
Total Debt/EBITDA-CAPEX                                 5.58x        3.95x        4.96x
EBITDA/Interest Expense                                 1.59x        1.97x        2.43x
EBITDA-CAPEX/Interest Expense                           1.31x        1.70x        1.57x

                             MARKET INFORMATION (1)

AS OF DATE                                         14-FEB-03
Exchange                                              Nasdaq
Stock Price                                       $     5.48
52 Week High                                      $     5.70
52 Week Low                                       $     1.70
Avg. Daily Volume (000's)                                 11
Beta                                                    0.54
Shares Outstanding (000's)                             2,180
Total Outstanding Warrants & Options (000's)              na
Float (000's)                                          1,700

MARKET CAP ($000'S)                               $   11,946
TOTAL INVESTED CAPITAL (TIC) ($000'S)             $   75,725
ENTERPRISE VALUE (EV) ($000'S)                    $   69,701

Insiders
  All Executive  Officers & Directors (Group)          21.00%
  (includes options, as set forth in
  latest proxy)

Institutional
  % Owned                                               6.00%
  Number of Institutions                                  17

                                VALUATION RATIOS

                                                                Multiple  of
                                                      --------------------------------
                                                      Market Cap     TIC          EV
                                                      ----------    -----        -----
Latest Twelve Months
  Revenue                                               0.06x        0.40x        0.37x
  EBIT                                                  1.70x       10.76x        9.90x
  EBITDA                                                0.86x        5.44x        5.01x
  Normalized Net Income                                   na           na           na
  Basic Normalized EPS                                    na           na           na
Most Recent Filing
  Assets                                                0.09x        0.56x        0.52x
  Common Equity                                         0.23x          na           na
  Tangible Common Equity                                  na           na           na

                               PERIOD GROWTH RATES

                                                   Nine Months Ended       Fiscal Years Ended
                                                        Sep-02                   Dec-01
                                                   -----------------       ------------------
Revenue                                                -13.9%                      0.2%
EBIT                                                   -12.5%                    -41.4%
EBITDA                                                 -35.7%                    -21.5%

                             NOTES

Unusual expense includes strategic alternative costs and other restructuring costs.

FYE 01 also includes loss on sale of subsidiary.

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL

VALUATION ANALYSIS

SELECTED COMPARABLE COMPANY ANALYSIS


                    MONARCH DENTAL CORP OVERVIEW (CONTINUED)

                         SYSTEMWIDE REVENUE & PAYOR MIX

($ in thousands)

                                                              Fiscal Year is LTM           Fiscal Years Ended
                                                 LTM        ------------------------    ------------------------
                                                Sep-02        Sep-02          Sep-01      Dec-01        Dec-00
                                              ----------    ----------    ----------    ----------    ----------
SYSTEMWIDE REVENUE                            $  189,521    $  137,875    $  160,221    $  211,867    $  211,339
                                              ==========    ==========    ==========    ==========    ==========
% OF SYSTEMWIDE REVENUE
  Net Patient Revenue                              100.0%        100.0%        100.0%        100.0%        100.0%
  Management Fee                                     0.0%          0.0%          0.0%          0.0%          0.0%

PAYOR MIX
  Fee for service (includes Indemnity payors)                      0.0%          0.0%         60.2%         58.2%
  Insurance                                                        0.0%          0.0%          0.0%          0.0%
  Capitated                                                        0.0%          0.0%         39.8%         41.8%
                                                            ----------    ----------    ----------    ----------
                                                                   0.0%          0.0%        100.0%        100.0%
                                                            ==========    ==========    ==========    ==========



                           OFFICE / PROVIDER ANALYSIS

($ in thousands)

                                        LTM Sep-02  FYE Dec-01   FYE Dec-00
                                        ----------  ----------   ----------
OFFICES @ PERIOD END                         152         158          189
DENTISTS @ PERIOD END                         na         398          439

PER OFFICE:
  Revenue                               $  1,247    $  1,341     $  1,118
  Accounts Receivable                   $     84    $     91     $     95
  Dentist                                     na         2.5          2.3

PER DENTIST:

  Revenue                                     na    $    532     $    481
  Accounts Receivable                         na    $     36     $     41

STATES (12/31/01)                             13

        Arizona         Arkansas
        Colorado        Florida
        Georgia         Indiana
        New Jersey      New Mexico
        Ohio            Pennsylvania
        Texas           Virginia
        Utah

# OF GROUPS (12/31/01)

        ACCOUNTING POLICIES/ISSUES

CONSOLIDATED                                 YES

GOING CONCERN QUALIFICATION                  YES

MANAGEMENT FEE

  Typically cost plus the lower of:
  30% of practices net revenue or
  Practices net pre-tax income

Other

         Company has right to designate or approve the dentists who own the practices. Statement of Operations includes Dentists Salaries

                             PRIOR VALUATION RATIOS

Stock Price as of              30-Apr-02               $      2.70
Shares Outstanding (000's)                                   2,151

MARKET CAP ($000'S)                                    $     5,808
TOTAL INVESTED CAPITAL (TIC) ($000'S)                  $    74,026
ENTERPRISE VALUE (EV) ($000'S)                         $    70,215


                                                                 Multiple of
                                                     --------------------------------
                                                     Market Cap     TIC         EV
                                                     ----------   -------     -------
Last Fiscal Year
    Revenue                                             0.03x        0.35x      0.33x
    EBIT                                                0.72x        9.13x      8.66x
    EBITDA                                              0.29x        3.69x      3.50x
    Normalized Net Income                                 na           na         na
    Basic Normalized EPS                                  na           na         na
Last Fiscal Year
    Assets                                              0.04x        0.50x      0.47x
    Common Equity                                       0.09x          na         na
    Tangible Common Equity                                na           na         na

                                     NOTES

As of Dec 2001, Company was in default under its debt obligations.

Sold Wisconsin operations in FY 2001.

Company is under contract to be sold for $5.75 per share.






Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

COAST DENTAL SERVICES, INC.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                      CASTLE DENTAL SERVICES, INC. OVERVIEW

            Name   Castle Dental Services,           Address  3701 Kirby Drive       Officers James Usdan, CEO
          Symbol   CASL                      City, State Zip  Houston, TX 77098
Latest Fiscal YE   31-Dec-01                       Telephone  (713) 490-8400
 Latest Rprt Per   30-Sep-02                             Fax  (713) 490-8415

Manages and operates integrated dental networks through contractual affiliations with general, orthodontic and multi-specialty dental practices in the United States. The Company conducts operations in the states of Texas, Florida, Tennessee and California. The Company does not engage in the practice of dentistry but rather establishes integrated dental networks by entering into management services agreements with affiliated dental practices to provide, on an exclusive basis, management and administrative services to affiliated dental practices.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)
                                                                      Nine Months Ended                Fiscal Years Ended
                                                   LTM            -------------------------         -------------------------
                                                  Sep-02           Sep-02           Sep-01           Dec-01           Dec-00
                                                 --------         --------         --------         --------         --------
Net Patient Revenue                              $ 99,113         $ 76,568         $ 75,379         $ 97,924         $ 106,023
Management Fee                                         --               --               --               --                --
                                                 --------         --------         --------         --------         ---------
                  TOTAL REVENUE                    99,113           76,568           75,379           97,924           106,023
Direct Dental Center Expenses                      89,145           66,539           65,474           88,080           101,829
                                                 --------         --------         --------         --------         ---------
                   GROSS PROFIT                     9,968           10,029            9,905            9,844             4,194
General & Administrative                           11,090            7,878            8,079           11,291            13,128
Other Operating                                        --               --               --               --                --
                                                 --------         --------         --------         --------         ---------
               OPERATING INCOME                    (1,122)           2,151            1,826           (1,447)           (8,934)
Interest Income/(Expense), net                     (6,299)          (4,481)          (6,142)          (7,960)           (7,751)
Other Income/(Expense), net                            41               22               49               68                28
                                                 --------         --------         --------         --------         ---------
                 Pre-tax Income                    (7,380)          (2,308)          (4,267)          (9,339)          (16,657)
Taxes                                                  --               --               --               --            (2,595)
                                                 --------         --------         --------         --------         ---------
               After-tax Income                    (7,380)          (2,308)          (4,267)          (9,339)          (14,062)
Minority Interest                                      --               --               --               --                --
                                                 --------         --------         --------         --------         ---------
          Normalized Net Income                    (7,380)          (2,308)          (4,267)          (9,339)          (14,062)
Preferred Dividends                                    --               --               --               --                --
                                                 --------         --------         --------         --------         ---------
NORMALIZED NET INCOME TO COMMON                  $ (7,380)        $ (2,308)        $ (4,267)        $ (9,339)        $ (14,062)
                                                 ========         ========         ========         ========         =========

                           EBIT                  $ (1,081)        $  2,173         $  1,875         $ (1,379)        $  (8,906)
    Depreciation & Amortization                  $  5,035         $  3,237         $  5,362         $  7,160         $   7,208
                         EBITDA                  $  3,954         $  5,410         $  7,237         $  5,781         $  (1,698)
                          CAPEX                  $    962         $    726         $    674         $    910         $   3,304
                 EBITDA - CAPEX                  $  2,992         $  4,684         $  6,563         $  4,871         $  (5,002)
       GAAP Operating Cash Flow                  $ (2,128)        $ (1,959)        $  4,607         $  4,438         $   3,481

Basic Reported Weighted Avg Shares Out (000's)                      24,765            6,417            6,417             6,451
           BASIC NORMALIZED EPS                  $  (0.89)        $  (0.09)        $  (0.66)        $  (1.46)        $   (2.18)
             BASIC REPORTED EPS                  $  (2.27)        $  (1.07)        $  (1.11)        $  (2.31)        $   (2.96)
Diluted Reported Weighted Avg Shares Out (000's)                    24,765            6,417            6,417             6,451
         DILUTED NORMALIZED EPS                  $  (0.89)        $  (0.09)        $  (0.66)        $  (1.46)        $   (2.18)
           DILUTED REPORTED EPS                  $  (2.27)        $  (1.07)        $  (1.11)        $  (2.31)        $   (2.96)

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment             $ (2,445)       $    (53)        $  (537)        $ (2,929)        $ (3,567)
Other Unusual (Expense) Gain Items              12,677          12,940          (2,066)          (2,329)          (1,495)
Tax Shelter (Charge) on Unusual Items               --              --              --               --               --
                                              --------        --------         -------         --------         --------
Unusual (Exp) Gain Items, net of Taxes          10,232          12,887          (2,603)          (5,258)          (5,062)
Accounting Changes, net of Taxes               (37,000)        (37,000)           (250)            (250)              --
Discontinued Operations, net of Taxes               --              --              --               --               --
Extraordinary Items, net of Taxes                   --              --              --               --               --
                                              --------        --------         -------         --------         --------
Total Reconciling Items, net of Taxes         $(26,768)       $(24,113)        $(2,853)        $ (5,508)        $ (5,062)
                                              ========        ========         =======         ========         ========

         Reported Income Tax (Benefit)        $     --        $     --         $    --         $     --         $ (2,595)
            Reported Net Income (Loss)        $(34,148)       $(26,421)        $(7,120)        $(14,847)        $(19,124)

                  PROFITABILITY & COST RATIOS (AS % OF REVENUE)

Gross Profit                             10.1%          13.1%          13.1%          10.1%           4.0%
G & A                                    11.2%          10.3%          10.7%          11.5%          12.4%
Operating Income                         -1.1%           2.8%           2.4%          -1.5%          -8.4%
EBIT                                     -1.1%           2.8%           2.5%          -1.4%          -8.4%
EBITDA                                    4.0%           7.1%           9.6%           5.9%          -1.6%
Normalized Net Income to Common          -7.4%          -3.0%          -5.7%          -9.5%         -13.3%
Reported Net Income                     -34.5%         -34.5%          -9.4%         -15.2%         -18.0%
CAPEX                                     1.0%           0.9%           0.9%           0.9%           3.1%

                               BALANCE SHEET DATA

($ in thousands, except per share)                                       As of
                                                As of          -------------------------
                                              30-Sep-02         Dec-01           Dec-00
                                              ---------        ---------        --------
Cash & Equivalents                            $  2,098         $  3,979         $    901
Marketable Securities                               --               --               --
                                              --------         --------         --------
Total Cash & Mkt Securities                      2,098            3,979              901
Accounts Receivable                              8,946            7,679           11,864
Inventory                                           --               --               --
Other Current Assets                             1,617            1,373            1,894
                                              --------         --------         --------
                TOTAL CURRENT ASSETS            12,661           13,031           14,659
PPE, net                                        12,213           14,746           18,079
Intangibles, net                                17,926           54,994           60,248
Notes Receivable                                    --               --               --
Other Assets                                     3,088            1,311            2,400
                                              --------         --------         --------
                        TOTAL ASSETS          $ 45,888         $ 84,082         $ 95,386
                                              ========         ========         ========

Accounts Payable                              $ 13,234         $ 16,983         $ 13,107
Accrued Expenses                                    --               --               --
Short Term Debt                                  1,768           63,759           63,679
Short Term Capital Leases                           --               --               --
Other Current Liabilities                           --              132              132
                                              --------         --------         --------
           TOTAL CURRENT LIABILITIES            15,002           80,874           76,918
Other LT Liabilities                             1,945               --               --
Long Term Debt                                  47,681               16              429
Long Term Capital Leases                            --               --               --
Minority Interests                                  --               --               --
Pref Stock (Liq Value)                               3               --               --
                                              --------         --------         --------
      TOTAL LIABILITIES & PREF STOCK            64,631           80,890           77,347
                                              --------         --------         --------
COMMON EQUITY                                  (18,743)           3,192           18,039
                                              --------         --------         --------
          TOTAL LIABILITIES & EQUITY          $ 45,888         $ 84,082         $ 95,386
                                              ========         ========         ========

Common Shares Outstanding (000's)                6,417            6,417            6,417
                CASH VALUE PER SHARE          $   0.33         $   0.62         $   0.14
                BOOK VALUE PER SHARE          $  (2.92)        $   0.50         $   2.81
       TANGIBLE BOOK VALUE PER SHARE          $  (5.71)        $  (8.07)        $  (6.58)

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                       11.92x         10.02x          8.94x
Inventory Turnover                    na             na             na
Asset Turnover                      1.53x          1.09x          1.11x
Days Sales Outstanding              30.6           36.4           40.8
Days Inventory Outstanding            na             na             na
Days Payable Outstanding            55.0           55.3           41.6
Return on Avg Assets              -11.4%          -10.4%            na
Return on Avg Common Equity        94.9%          -88.0%            na

                               FINANCIAL STRENGTH

Current Ratio                              0.84             0.16             0.19
Quick Ratio                                0.84             0.16             0.19
Total Debt                             $ 49,452         $ 63,775         $ 64,108
Net Debt                               $ 47,354         $ 59,796         $ 63,207
Total Capitalization                   $ 30,709         $ 66,967         $ 82,147
Total Debt/Total Capitalization           161.0%            95.2%            78.0%
Net Debt/Total Capitalization             154.2%            89.3%            76.9%
Total Debt/TIC                             98.7%           127.3%           128.0%
Total Debt/EBITDA                         12.51x           11.03x              na
Total Debt/EBITDA-CAPEX                   16.53x           13.09x              na
EBITDA/Interest Expense                    0.63x            0.73x              na
EBITDA-CAPEX/Interest Expense              0.47x            0.61x              na

                          MARKET INFORMATION

AS OF DATE                                                             14-Feb-03
Exchange                                                                  OTC BB
Stock Price                                                              $  0.10
52 Week High                                                             $  0.14
52 Week Low                                                              $  0.01
Avg. Daily Volume (000's)                                                     25
Beta                                                                        0.54
Shares Outstanding (000's)                                                 6,420
Total Outstanding Warrants & Options (000's)                                  na
Float (000's)                                                              6,400

MARKET CAP ($000'S)                                                      $   642
TOTAL INVESTED CAPITAL (TIC) ($000'S)                                    $50,094
ENTERPRISE VALUE (EV) ($000'S)                                           $47,996

Insiders
    All Executive Officers & Directors (Group)                             58.80%
    (includes options, as set forth in latest proxy)

Institutional
    % Owned                                                                24.00%
    Number of Institutions                                                     6

                            VALUATION RATIOS

                                                           Multiple of
                                        -------------------------------------------------
                                        Market Cap             TIC                   EV
                                        ----------           -------               ------
Latest Twelve Months
    Revenue                               0.01x                0.51x                0.48x
    EBIT                                    na                   na                   na
    EBITDA                                0.16x               12.67x               12.14x
    Normalized Net Income                   na                   na                   na
    Basic Normalized EPS                    na                   na                   na
Most Recent Filing
    Assets                                0.01x                1.09x                1.05x
    Common Equity                           na                   na                   na
    Tangible Common Equity                  na                   na                   na

                               PERIOD GROWTH RATES

                    Nine Months Ended          Fiscal Years Ended
                          Sep-02                      Dec-01
                    -----------------          ------------------
Revenue                    1.6%                        -7.6%
EBIT                      15.9%                       -84.5%
EBITDA                   -25.2%                      -440.5%

                              NOTES

Unusual expense includes:
3Q Sep 02, gain in extinguishment of debt, restructuring costs.
3Q Sep 01 and FYE 01, restructuring costs
FYE 02, litigation settlement

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

COAST DENTAL SERVICES, INC.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS


                CASTLE DENTAL SERVICES, INC. OVERVIEW (CONTINUED)

                         SYSTEMWIDE REVENUE & PAYOR MIX

($ in thousand)
                                                     Fiscal Year is LTM                   Fiscal Years Ended
                                  LTM            ---------------------------         ---------------------------
                                 Sep-02           Sep-02            Sep-01            Dec-01             Dec-00
                               ---------         ---------         ---------         ---------         ---------
SYSTEMWIDE REVENUE             $  99,113         $  76,568         $  75,379         $  97,924         $ 106,023
                               =========         =========         =========         =========         =========

% OF SYSTEMWIDE REVENUE
  Net Patient Revenue              100.0%            100.0%            100.0%            100.0%            100.0%
  Management Fee                     0.0%              0.0%              0.0%              0.0%              0.0%

PAYOR MIX
  Fee for service                                      0.0%              0.0%              0.0%              0.0%
  Insurance                                            0.0%              0.0%              0.0%              0.0%
  Capitated                                            0.0%              0.0%              9.8%              0.0%
                                                 ---------         ---------         ---------         ---------
                                                       0.0%              0.0%              9.8%              0.0%
                                                 =========         =========         =========         =========

                            OFFICE/PROVIDER ANALYSIS

($ in thousand)
                                    LTM Sep-02             FYE Dec-01             FYE Dec-00
                                    ----------             ----------             ----------
OFFICES @ PERIOD END                      80                     88                    101
DENTISTS @ PERIOD END                    201                    190                    200

PER OFFICE:
   Revenue                            $1,239                 $1,113                 $1,050
   Accounts Receivable                $  112                 $   87                 $  117
   Dentist                               2.5                    2.2                    2.0

PER DENTIST:
   Revenue                            $  493                 $  515                 $  530
   Accounts Receivable                $   45                 $   40                 $   59

STATES (12/31/01)                          4
                                      California          Florida
                                      Tennessee           Texas

# OF GROUPS (12/31/01)

                           ACCOUNTING POLICIES/ISSUES

CONSOLIDATED                              YES

GOING CONCERN QUALIFICATION               YES

MANAGEMENT FEE
    Monthly fee comprised of three components
    Costs incurred by practice
    Base ranging from 12.5% to 20% of adjusted gross revenue
    Performance fee equal to net revenue less practice expense

   California has slightly different amounts

OTHER
    Statement of Operations includes Dentists Salaries

                             PRIOR VALUATION RATIOS

Stock Price as of                      30-Apr-02     $   0.09
Shares Outstanding (000's)                              6,417

MARKET CAP ($000'S)                                  $    578
TOTAL INVESTED CAPITAL (TIC) ($000'S)                $ 64,353
ENTERPRISE VALUE (EV) ($000'S)                       $ 60,374


                                                     Multiple of
                                     -------------------------------------------
                                     Market Cap          TIC                EV
                                     ----------        -------            ------
Last Fiscal Year
    Revenue                            0.01x             0.66x              0.62x
    EBIT                                 na                na                 na
    EBITDA                             0.10x            11.13x             10.44x
    Normalized Net Income                na                na                 na
    Basic Normalized EPS                 na                na                 na
Last Fiscal Year
    Assets                             0.01x             0.77x              0.72x
    Common Equity                      0.18x               na                 na
    Tangible Common Equity               na                na                 na

                                     NOTES

In Feb 2001, Company hired Getzler & Co, turnaround specialist, to address operational issues and debt restructuring.

As of Dec 2001, Company is in default under the terms of its debt.

In July 2002, Company entered into restructuring agreement with its secured lenders and settlement agreements with certain former officers.

Substantial amounts of new warrants were issued to certain lendors.

In Sep 2002, Company adopted additional restructuring activities.

Company does not have enough common stock authorized based upon conversion rights of newly issued preferred stock.

Insider common stock percentages do not reflect conversion of preferred (11.6% if converted).

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

COAST DENTAL SERVICES, INC.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                      BIRNER DENTAL MGMT. SVCS. OVERVIEW

            Name  Birner Dental Mgmt.           Address  3801 East Florida Ave    Officers Frederic Birner, Chr, CEO
          Symbol  BDMS                  City, State Zip  Denver, CO 80210
Latest Fiscal YE  31-Dec-01                   Telephone  (303) 691-0680
 Latest Rprt Per  30-Sep-02                         Fax  (303) 691-0889

Acquires, develops and manages geographically dense dental practice networks in select markets, including Colorado, New Mexico and Arizona. The Company has 40 dental practices (Offices) in Colorado, eight Offices in New Mexico and six in Arizona. Birner provides a solution to the needs of dentists, patients and third-party payors by allowing its affiliated dentists to provide efficient dental care in patient-friendly, family practice settings.

                       INCOME AND CASHFLOW STATEMENT DATA

($ in thousands, except per share)
                                                                     Nine Months Ended                Fiscal Years Ended
                                                  LTM            -------------------------         -------------------------
                                                 Sep-02           Sep-02           Sep-01           Dec-01           Dec-00
                                                --------         --------         --------         --------         --------
Net Patient Revenue                             $ 27,221         $ 22,960         $ 22,282         $ 26,543         $ 25,991
Management Fee                                     2,706               --               --            2,706            3,427
                                                --------         --------         --------         --------         --------
                  TOTAL REVENUE                   29,927           22,960           22,282           29,249           29,418
Direct Dental Center Expenses                     24,839           18,961           19,279           25,157           25,475
                                                --------         --------         --------         --------         --------
                   GROSS PROFIT                    5,088            3,999            3,003            4,092            3,943
General & Administrative                           2,912            2,278            2,314            2,948            3,415
Other Operating                                      326              248              244              322              332
                                                --------         --------         --------         --------         --------
               OPERATING INCOME                    1,850            1,473              445              822              196
Interest Income/(Expense), net                      (350)            (275)            (376)            (451)            (630)
Other Income/(Expense), net                           --               --               --               --               --
                                                --------         --------         --------         --------         --------
                 Pre-tax Income                    1,500            1,198               69              371             (434)
Taxes                                                576              455               --              121             (113)
                                                --------         --------         --------         --------         --------
               After-tax Income                      924              743               69              250             (321)
Minority Interest                                     --               --               --               --               --
                                                --------         --------         --------         --------         --------
          Normalized Net Income                      924              743               69              250             (321)
Preferred Dividends                                   --               --               --               --               --
                                                --------         --------         --------         --------         --------
NORMALIZED NET INCOME TO COMMON                 $    924         $    743         $     69         $    250         $   (321)
                                                ========         ========         ========         ========         ========

                           EBIT                 $  1,850         $  1,473         $    445         $    822         $    196
    Depreciation & Amortization                 $  2,797         $  2,096         $  2,083         $  2,784         $  2,741
                         EBITDA                 $  4,647         $  3,569         $  2,528         $  3,606         $  2,937
                          CAPEX                 $    512         $    396         $    431         $    547         $    689
                 EBITDA - CAPEX                 $  4,135         $  3,173         $  2,097         $  3,059         $  2,248
       GAAP Operating Cash Flow                 $  4,907         $  3,905         $  3,017         $  4,019         $  1,739

Basic Reported Weighted Avg Shares Out (000's)                      1,494            1,507            1,507            1,524
           BASIC NORMALIZED EPS                 $   0.62         $   0.50         $   0.05         $   0.17         $  (0.21)
             BASIC REPORTED EPS                 $   0.62         $   0.50         $   0.05         $   0.17         $  (0.21)
Diluted Reported Weighted Avg Shares Out (000's)                    1,630            1,515            1,529            1,524
         DILUTED NORMALIZED EPS                 $   0.57         $   0.46         $   0.05         $   0.16         $  (0.21)
           DILUTED REPORTED EPS                 $   0.57         $   0.46         $   0.05         $   0.16         $  (0.21)



                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment             $     --        $     --        $     --        $     --        $     --
Other Unusual (Expense) Gain Items                  --              --              --              --              --
Tax Shelter (Charge) on Unusual Items               --              --              --              --              --
                                              --------        --------        --------        --------        --------
Unusual (Exp) Gain Items, net of Taxes              --              --              --              --              --
Accounting Changes, net of Taxes                    --              --              --              --              --
Discontinued Operations, net of Taxes               --              --              --              --              --
Extraordinary Items, net of Taxes                   --              --              --              --              --
                                              --------        --------        --------        --------        --------
Total Reconciling Items, net of Taxes         $     --        $     --        $     --        $     --        $     --
                                              ========        ========        ========        ========        ========
         Reported Income Tax (Benefit)        $    576        $    455        $     --        $    121        $   (113)
            REPORTED NET INCOME (LOSS)        $    924        $    743        $     69        $    250        $   (321)

                  PROFITABILITY & COST RATIOS (AS % OF REVENUE)

Gross Profit                           17.0%        17.4%        13.5%        14.0%        13.4%
G & A                                   9.7%         9.9%        10.4%        10.1%        11.6%
Operating Income                        6.2%         6.4%         2.0%         2.8%         0.7%
EBIT                                    6.2%         6.4%         2.0%         2.8%         0.7%
EBITDA                                 15.5%        15.5%        11.3%        12.3%        10.0%
Normalized Net Income to Common         3.1%         3.2%         0.3%         0.9%        -1.1%
Reported Net Income                     3.1%         3.2%         0.3%         0.9%        -1.1%
CAPEX                                   1.7%         1.7%         1.9%         1.9%         2.3%

                               BALANCE SHEET DATA

($ in thousands, except per share)                                       As of
                                              As of          -------------------------
                                            30-Sep-02         Dec-01           Dec-00
                                            ---------        ---------        --------
Cash & Equivalents                          $   963            $   949         $   692
Marketable Securities                            --                 --              --
                                            -------            -------         -------
Total Cash & Mkt Securities                     963                949             692
Accounts Receivable                           3,225              3,087           3,872
Inventory                                        --                 --              --
Other Current Assets                            465                837             531
                                            -------            -------         -------
              TOTAL CURRENT ASSETS            4,653              4,873           5,095
PPE, net                                      4,279              5,369           6,968
Intangibles, net                             15,289             13,915          13,693
Notes Receivable                                 --                285             214
Other Assets                                    283                320             363
                                            -------            -------         -------
                      TOTAL ASSETS          $24,504            $24,762         $26,333
                                            =======            =======         =======

Accounts Payable                            $ 3,568            $ 3,191         $ 2,897
Accrued Expenses                                 --                 --              --
Short Term Debt                               2,808              1,332             155
Short Term Capital Leases                        --                 --              --
Other Current Liabilities                       233                 48              --
                                            -------            -------         -------
         TOTAL CURRENT LIABILITIES            6,609              4,571           3,052
Other LT Liabilities                            172                173             129
Long Term Debt                                1,007              3,297           6,681
Long Term Capital Leases                         --                 --              --
Minority Interests                               --                 --              --
Pref Stock (Liq Value)                           --                 --              --
                                            -------            -------         -------
    TOTAL LIABILITIES & PREF STOCK            7,788              8,041           9,862
                                            -------            -------         -------
COMMON EQUITY                                16,716             16,721          16,471
                                            -------            -------         -------
        TOTAL LIABILITIES & EQUITY          $24,504            $24,762         $26,333
                                            =======            =======         =======

Common Shares Outstanding (000's)             1,455              1,507           1,507
              CASH VALUE PER SHARE          $  0.66            $  0.63         $  0.46
              BOOK VALUE PER SHARE          $ 11.49            $ 11.10         $ 10.93
     TANGIBLE BOOK VALUE PER SHARE          $  0.98            $  1.86         $  1.84

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                       9.48x         8.41x         7.60x
Inventory Turnover                   na            na            na
Asset Turnover                     1.21x         1.14x         1.12x
Days Sales Outstanding             38.5          43.4          48.0
Days Inventory Outstanding           na            na            na
Days Payable Outstanding           43.9          39.1          36.2
Return on Avg Assets                3.8%          1.0%           na
Return on Avg Common Equity         5.5%          1.5%           na

                               FINANCIAL STRENGTH

Current Ratio                              0.70             1.07             1.67
Quick Ratio                                0.70             1.07             1.67
Total Debt                             $  3,815         $  4,629         $  6,836
Net Debt                               $  2,852         $  3,680         $  6,144
Total Capitalization                   $ 20,531         $ 21,350         $ 23,307
Total Debt/Total Capitalization            18.6%            21.7%            29.3%
Net Debt/Total Capitalization              13.9%            17.2%            26.4%
Total Debt/TIC                             20.0%            24.2%            35.7%
Total Debt/EBITDA                          0.82x            1.28x            2.33x
Total Debt/EBITDA-CAPEX                    0.92x            1.51x            3.04x
EBITDA/Interest Expense                   13.28x            8.00x            4.66x
EBITDA-CAPEX/Interest Expense             11.81x            6.78x            3.57x

                          MARKET INFORMATION

AS OF DATE                                                          14-FEB-03
Exchange                                                               Nasdaq
Stock Price                                                           $ 10.63
52 Week High                                                          $ 11.85
52 Week Low                                                           $  4.33
Avg. Daily Volume (000's)                                                   1
Beta                                                                     0.41
Shares Outstanding (000's)                                              1,440
Total Outstanding Warrants & Options (000's)                               na
Float (000's)                                                           1,000

MARKET CAP ($000'S)                                                   $15,307
TOTAL INVESTED CAPITAL (TIC) ($000'S)                                 $19,122
ENTERPRISE VALUE (EV) ($000'S)                                        $18,159

Insiders
    All Executive Officers & Directors (Group)                          41.20%
    (includes options, as set forth in latest proxy)

Institutional
    % Owned                                                              1.00%
    Number of Institutions                                                  3

                            VALUATION RATIOS

                                                           Multiple of
                                        -------------------------------------------------
                                        Market Cap             TIC                   EV
                                        ----------           -------               ------
Latest Twelve Months
    Revenue                                0.51x               0.64x                0.61x
    EBIT                                   8.27x              10.34x                9.82x
    EBITDA                                 3.29x               4.11x                3.91x
    Normalized Net Income                 16.57x              20.70x               19.65x
    Basic Normalized EPS                  17.15x                 na                   na
Most Recent Filing
    Assets                                 0.62x               0.78x                0.74x
    Common Equity                          0.92x                 na                   na
    Tangible Common Equity                10.73x                 na                   na

                               PERIOD GROWTH RATES

                    Nine Months Ended          Fiscal Years Ended
                          Sep-02                      Dec-01
                    -----------------          ------------------
Revenue                    3.0%                       -0.6%
EBIT                     231.0%                      319.4%
EBITDA                    41.2%                       22.8%

                              NOTES


Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

COAST DENTAL SERVICES, INC.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS


                BIRNER DENTAL MGMT. SVCS. OVERVIEW (CONTINUED)

                         SYSTEMWIDE REVENUE & PAYOR MIX

($ in thousand)
                                                     Fiscal Year is LTM                   Fiscal Years Ended
                                  LTM            ---------------------------         ---------------------------
                                 Sep-02           Sep-02            Sep-01            Dec-01             Dec-00
                               ---------         ---------         ---------         ---------         ---------
SYSTEMWIDE REVENUE                    na                na                na         $  41,389         $  41,232
                               =========         =========         =========         =========         =========

% OF SYSTEMWIDE REVENUE
  Net Patient Revenue                 na                na                na              64.1%             63.0%
  Management Fee                      na                na                na               6.5%              8.3%

PAYOR MIX
  Fee for service                                      0.0%              0.0%              0.0%              0.0%
  Insurance                                            0.0%              0.0%              0.0%              0.0%
  Capitated                                            0.0%              0.0%             15.4%             18.5%
                                                 ---------         ---------         ---------         ---------
                                                       0.0%              0.0%             15.4%             18.5%
                                                 =========         =========         =========         =========

                            OFFICE/PROVIDER ANALYSIS

($ in thousand)
                                    LTM Sep-02             FYE Dec-01             FYE Dec-00
                                    ----------             ----------             ----------
OFFICES @ PERIOD END                      54                     54                     56
DENTISTS @ PERIOD END                     91                     86                     91

PER OFFICE:
   Revenue                            $  554                 $  542                 $  525
   Accounts Receivable                $   60                 $   57                 $   69
   Dentist                               1.7                    1.6                    1.6

PER DENTIST:
   Revenue                            $  329                 $  340                 $  323
   Accounts Receivable                $   35                 $   36                 $   43

STATES (12/31/01)                          3
                      Arizona                          Colorado
                      New Mexico

# OF GROUPS (12/31/01)                     8

                           ACCOUNTING POLICIES/ISSUES

CONSOLIDATED                              YES

GOING CONCERN QUALIFICATION               NO

MANAGEMENT FEE
    Adjusted gross revenue less compensation to dentists & hygienists

OTHER
    Net patient revenue is adjusted gross less compensation to dentist & hygientists

    Statement of Operations does not include Dentist Salaries


                             PRIOR VALUATION RATIOS

Stock Price as of                      30-Apr-02     $  10.50
Shares Outstanding (000's)                              1,507

MARKET CAP ($000'S)                                  $ 15,824
TOTAL INVESTED CAPITAL (TIC) ($000'S)                $ 20,453
ENTERPRISE VALUE (EV) ($000'S)                       $ 19,504

                                                   Multiple of
                                     ----------------------------------------
                                     Market Cap          TIC             EV
                                     ----------        -------         ------
Last Fiscal Year
    Revenue                             0.54x            0.70x          0.67x
    EBIT                               19.25x           24.88x         23.73x
    EBITDA                              4.39x            5.67x          5.41x
    Normalized Net Income              63.29x           81.81x         78.01x
    Basic Normalized EPS               61.76x              na             na
Last Fiscal Year
    Assets                              0.64x            0.83x          0.79x
    Common Equity                       0.95x              na             na
    Tangible Common Equity              5.64x              na             na

                                     NOTES

Board of directors have approved buyback of up to $1.5 m. As of Sep 30, 02 - Company has acquired 92,522 shares for approximately $901,000.

ADG made offer to acquire the Company at price equivalent to $12 per share on Jun 6, 02. Offer was withdrawn on Sep 12, 02.

Management agreements can be transferred and are required to be transferred to Company nominees under certain circumstances.

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL

VALUATION ANALYSIS

SELECTED COMPARABLE COMPANY ANALYSIS


                      COAST DENTAL SERVICES, INC. OVERVIEW


            Name  Coast Dental Services,         Address  2502 Rocky Point Dr N
                                                          Officers Terek Diasti,
                                                          Chr, CEO
          Symbol  CDEN                   City, State Zip  Tampa, FL 33607

Latest Fiscal YE  31-Dec-01                    Telephone  (813) 288-1999

 Latest Rprt Per  30-Sep-02                          Fax  (813) 281-9284


A provider of mgmt services and support to general dentistry practices. The Company provides its services to professional associations who employ the dentists and hygienists providing dental services at dental offices managed by the Company (Dental Centers). The Company obtains its revenue in the form of a service fee for the provision of management services to the Coast P.A. at the Dental Centers.

                       INCOME AND CASHFLOW STATEMENT DATA


($ in thousands, except per share)

                                                                     Nine Months Ended          Fiscal Years Ended
                                                       LTM       ------------------------    ------------------------
                                                     Sep-02        Sep-02        Sep-01        Dec-01        Dec-00
                                                   ----------    ----------    ----------    ----------    ----------
Net Patient Revenue                                $       --    $       --    $       --    $       --    $       --
Management Fee                                         53,917        42,539        32,183        43,561        45,826
                                                   ----------    ----------    ----------    ----------    ----------
                                   TOTAL REVENUE       53,917        42,539        32,183        43,561        45,826
Direct Dental Center Expenses                          46,599        35,972        29,560        40,187        41,486
                                                   ----------    ----------    ----------    ----------    ----------
                                    GROSS PROFIT        7,318         6,567         2,623         3,374         4,340
General & Administrative                                7,752         5,418         5,690         8,024         5,436
Other Operating                                         1,320           991           976         1,305         1,290
                                                   ----------    ----------    ----------    ----------    ----------
                                OPERATING INCOME       (1,754)          158        (4,043)       (5,955)       (2,386)
Interest Income / (Expense), net                          158            95            75           138           310
Other Income / (Expense), net                              --            --            --            --            --
                                                   ----------    ----------    ----------    ----------    ----------
                                  Pre-tax Income       (1,596)          253        (3,968)       (5,817)       (2,076)
Taxes                                                  (1,107)         (851)          102          (154)         (812)
                                                   ----------    ----------    ----------    ----------    ----------
                                After-tax Income         (489)        1,104        (4,070)       (5,663)       (1,264)
Minority Interest                                          --            --            --            --            --
                                                   ----------    ----------    ----------    ----------    ----------
                           Normalized Net Income         (489)        1,104        (4,070)       (5,663)       (1,264)
Preferred Dividends                                        --            --            --            --            --
                                                   ----------    ----------    ----------    ----------    ----------
NORMALIZED NET INCOME TO COMMON                    $     (489)   $    1,104    $   (4,070)   $   (5,663)   $   (1,264)
                                                   ==========    ==========    ==========    ==========    ==========

                                            EBIT   $   (1,754)   $      158    $   (4,043)   $   (5,955)   $   (2,386)
                     Depreciation & Amortization   $    4,476    $    3,334    $    3,469    $    4,611    $    4,427
                                          EBITDA   $    2,722    $    3,492    $     (574)   $   (1,344)   $    2,041
                                           CAPEX   $    1,114    $      660    $      589    $    1,043    $    4,128
                                  EBITDA - CAPEX   $    1,608    $    2,832    $   (1,163)   $   (2,387)   $   (2,087)
                        GAAP Operating Cash Flow   $    1,385    $    1,601    $   (2,293)   $   (2,509)   $    3,247

Basic Reported Weighted Avg Shares Out (000's)                        2,091         2,091         2,091         2,097
                            BASIC NORMALIZED EPS   $    (0.23)   $     0.53    $    (1.95)   $    (2.71)   $    (0.60)
                              BASIC REPORTED EPS   $    (2.95)   $    (0.42)   $    (1.95)   $    (4.48)   $    (0.60)
Diluted Reported Weighted Avg Shares Out (000's)                      2,091         2,091         2,091         2,097
                          DILUTED NORMALIZED EPS   $    (0.23)   $     0.53    $    (1.95)   $    (2.71)   $    (0.60)
                            DILUTED REPORTED EPS   $    (2.95)   $    (0.42)   $    (1.95)   $    (4.48)   $    (0.60)

                            NORMALIZED RECONCILIATION

Restructuring/Goodwill Impairment                  $       --    $       --    $       --    $       --    $       --
Other Unusual (Expense) Gain Items                     (5,675)       (1,972)           --        (3,703)           --
Tax Shelter (Charge) on Unusual Items                      --            --            --            --            --
                                                   ----------    ----------    ----------    ----------    ----------
Unusual (Exp) Gain Items, net of Taxes                 (5,675)       (1,972)           --        (3,703)           --
Accounting Changes, net of Taxes                           --            --            --            --            --
Discontinued Operations, net of Taxes                      --            --            --            --            --
Extraordinary Items, net of Taxes                          --            --            --            --            --
                                                   ----------    ----------    ----------    ----------    ----------
Total Reconciling Items, net of Taxes              $   (5,675)   $   (1,972)   $       --    $   (3,703)   $       --
                                                   ==========    ==========    ==========    ==========    ==========
                   Reported Income Tax (Benefit)   $   (1,107)   $     (851)   $      102    $     (154)   $     (812)
                      REPORTED NET INCOME (LOSS)   $   (6,164)   $     (868)   $   (4,070)   $   (9,366)   $   (1,264)



                 PROFITABILITY & COST RATIOS (AS % OF REVENUE)


Gross Profit                                             13.6%         15.4%          8.2%          7.7%          9.5%
G & A                                                    14.4%         12.7%         17.7%         18.4%         11.9%
Operating Income                                         -3.3%          0.4%        -12.6%        -13.7%         -5.2%
EBIT                                                     -3.3%          0.4%        -12.6%        -13.7%         -5.2%
EBITDA                                                    5.0%          8.2%         -1.8%         -3.1%          4.5%
Normalized Net Income to Common                          -0.9%          2.6%        -12.6%        -13.0%         -2.8%
Reported Net Income                                     -11.4%         -2.0%        -12.6%        -21.5%         -2.8%
CAPEX                                                     2.1%          1.6%          1.8%          2.4%          9.0%



                               BALANCE SHEET DATA

($ in thousands, except per share)                                        As of
                                                      As of      ------------------------
                                                    30-Sep-02      Dec-01        Dec-00
                                                   ----------    ----------    ----------
Cash & Equivalents                                 $    3,330    $    2,546    $    7,807
Marketable Securities                                      --            --            --
                                                   ----------    ----------    ----------
Total Cash & Mkt Securities                             3,330         2,546         7,807
Accounts Receivable                                    17,038        13,018        10,452
Inventory                                               3,159         3,358         3,793
Other Current Assets                                      336           507           891
                                                   ----------    ----------    ----------
                            TOTAL CURRENT ASSETS       23,863        19,429        22,943
PPE, net                                               15,087        17,610        21,082
Intangibles, net                                       12,054        13,807        17,675
Notes Receivable                                           --            --            --
Other Assets                                            2,972         3,290         2,504
                                                   ----------    ----------    ----------
                                    TOTAL ASSETS   $   53,976    $   54,136    $   64,204
                                                   ==========    ==========    ==========

Accounts Payable                                   $    2,286    $    2,437    $    3,014
Accrued Expenses                                        4,126         3,175         1,519
Short Term Debt                                           163           257         1,864
Short Term Capital Leases                                  --            --            --
Other Current Liabilities                                  --            --            --
                                                   ----------    ----------    ----------
                       TOTAL CURRENT LIABILITIES        6,575         5,869         6,397
Other LT Liabilities                                       --            --            --
Long Term Debt                                             83            93           350
Long Term Capital Leases                                   --            --            --
Minority Interests                                         --            --            --
Pref Stock (Liq Value)                                     --            --            --
                                                   ----------    ----------    ----------
                  TOTAL LIABILITIES & PREF STOCK        6,658         5,962         6,747
                                                   ----------    ----------    ----------
COMMON EQUITY                                          47,318        48,174        57,457
                                                   ----------    ----------    ----------
                      TOTAL LIABILITIES & EQUITY   $   53,976    $   54,136    $   64,204
                                                   ==========    ==========    ==========

Common Shares Outstanding (000's)                       2,091         2,091         2,095
                            CASH VALUE PER SHARE   $     1.59    $     1.22    $     3.73
                            BOOK VALUE PER SHARE   $    22.63    $    23.04    $    27.43
                   TANGIBLE BOOK VALUE PER SHARE   $    16.86    $    16.44    $    18.99

                          EFFECTIVENESS AND EFFICIENCY

A/R Turnover                                             3.59x         3.71x         4.38x
Inventory Turnover                                      14.30x        11.24x        10.94x
Asset Turnover                                           1.00x         0.74x         0.71x
Days Sales Outstanding                                  101.7          98.3          83.2
Days Inventory Outstanding                               25.5          32.5          33.4
Days Payable Outstanding                                 15.5          20.1          22.8
Return on Avg Assets                                     -0.9%         -9.6%           na
Return on Avg Common Equity                              -1.0%        -10.7%           na

                               FINANCIAL STRENGTH

Current Ratio                                            3.63          3.31          3.59
Quick Ratio                                              3.15          2.74          2.99
Total Debt                                         $      246    $      350    $    2,214
Net Debt                                           $   (3,084)   $   (2,196)   $   (5,593)
Total Capitalization                               $   47,564    $   48,524    $   59,671
Total Debt/Total Capitalization                           0.5%          0.7%          3.7%
Net Debt/Total  Capitalization                           -6.5%         -4.5%         -9.4%
Total Debt/TIC                                            3.8%          5.4%         34.0%
Total Debt/EBITDA                                        0.09x           na          1.08x
Total Debt/EBITDA-CAPEX                                  0.15x           na            na
EBITDA/Interest Expense                                    na            na            na
EBITDA-CAPEX/Interest Expense                              na            na            na



                               MARKET INFORMATION


AS OF DATE                                          14-FEB-03
Exchange                                               Nasdaq
Stock Price                                        $     3.00
52 Week High                                       $     6.39
52 Week Low                                        $     2.15
Avg. Daily Volume (000's)                                   1
Beta                                                     0.30
Shares Outstanding (000's)                              2,091
Total Outstanding Warrants & Options (000's)               na
Float (000's)                                           1,000

MARKET CAP ($000'S)                                $    6,273
TOTAL INVESTED CAPITAL (TIC) ($000'S)              $    6,519
ENTERPRISE VALUE (EV) ($000'S)                     $    3,189

Insiders
  All Executive Officers & Directors (Group)            52.90%
  (includes options, as set forth in
  latest proxy)

Institutional
  % Owned                                                8.00%
  Number of Institutions                                    8


                                VALUATION RATIOS


                                                                   Multiple of
                                                       ----------------------------------
                                                       Market Cap       TIC           EV
                                                       ----------     ------        -----
Latest Twelve Months
  Revenue                                                0.12x         0.12x         0.06x
  EBIT                                                     na            na            na
  EBITDA                                                 2.30x         2.39x         1.17x
  Normalized Net Income                                    na            na            na
  Basic Normalized EPS                                     na            na            na
Most Recent Filing
  Assets                                                 0.12x         0.12x         0.06x
  Common Equity                                          0.13x           na            na
  Tangible Common Equity                                 0.18x           na            na


                               PERIOD GROWTH RATES

                                                  Nine Months Ended          Fiscal Years Ended
                                                        Sep-02                     Dec-01
                                                  -----------------          ------------------
Revenue                                                  32.2%                       -4.9%
EBIT                                                   -103.9%                      149.6%
EBITDA                                                 -708.4%                     -165.9%


                             NOTES

Unusual expense includes Dental Center closing costs for 3 quarters Sep 02, and closing costs and impairment charge for year ended Dec 01.

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

Coast Dental Services, Inc.                                        CONFIDENTIAL
-------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

                COAST DENTAL SERVICES, INC. OVERVIEW (CONTINUED)

                         SYSTEMWIDE REVENUE & PAYOR MIX

($ in thousands)

                                                                  Fiscal Year is LTM                Fiscal Years Ended
                                                LTM            ------------------------          ------------------------
                                               Sep-02           Sep-02           Sep-01           Dec-01           Dec-00
                                               ------          -------          -------          -------          -------
SYSTEMWIDE REVENUE                            $78,454          $62,155          $48,047          $64,346          $68,311
                                              =======          =======          =======          =======          =======
% OF SYSTEMWIDE REVENUE
  Net Patient Revenue                             0.0%             0.0%             0.0%             0.0%             0.0%
  Management Fee                                 68.7%            68.4%            67.0%            67.7%            67.1%

PAYOR MIX
  Fee for service                                                   na               na             32.0%            25.0%
  Insurance                                                         na               na             27.0%            18.0%
  Capitated                                                         na               na             41.0%            57.0%
                                                               -------          -------          -------          -------
                                                                   0.0%             0.0%           100.0%           100.0%
                                                               =======          =======          =======          =======

                             OFFICE / PROVIDER ANALYSIS

($ in thousands)

                                      LTM Sep-02        FYE Dec-01       FYE Dec-00
                                      ----------        ----------       ----------
OFFICES @ PERIOD END                         112               118             124
DENTISTS @ PERIOD END                        139               146             114

PER OFFICE:
   Revenue                             $     481          $    369          $  370
   Accounts Receivable                 $     152          $    110          $   84
   Dentist                                   1.2               1.2             0.9

PER DENTIST:
   Revenue                             $     388          $    298          $  402
   Accounts Receivable                 $     123          $     89          $   92

STATES (12/31/01)                                                4
                                       Florida            Georgia
                                       Tennessee          Virginia

# OF GROUPS (12/31/01)                                           1

                           ACCOUNTING POLICIES/ISSUES

CONSOLIDATED                              NO

GOING CONCERN QUALIFICATION               NO

MANAGEMENT FEE
  Effective June 2002, fee is based on two parts
  Actual costs incurred
  Performance - 90% of Practices operating profit

OTHER
  Statement of Operations does not include Dentist Salaries

                                      NOTES

Jan 2003, entered into line of credit with new lender.






                             PRIOR VALUATION RATIOS

Stock Price as of                         30-Apr-02          $   4.50
Shares Outstanding (000's)                                      2,091

MARKET CAP ($000'S)                                          $  9,410
TOTAL INVESTED CAPITAL (TIC) ($000'S)                        $  9,760
ENTERPRISE VALUE (EV) ($000'S)                               $  7,214

                                                 Multiple of
                                    ----------------------------------------
                                    Market Cap          TIC             EV
                                    ----------         ----            ----
Last Fiscal Year
    Revenue                            0.22x           0.22x           0.17x
    EBIT                                 na              na              na
    EBITDA                               na              na              na
    Normalized Net Income                na              na              na
    Basic Normalized EPS                 na              na              na
Last Fiscal Year
    Assets                              0.17x          0.18x           0.13x
    Common Equity                       0.20x            na              na
    Tangible Common Equity              0.27x            na              na

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoovers.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE TRANSACTION ANALYSIS

- The comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to the Company.

- The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

- Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be "material" for the acquirer. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

- Capitalink located four transactions announced since May 2001 involving target companies in related industries to the Company (the "Comparable Transactions"). Target companies were involved in dental center management and were classified under the SIC code 8021 (Offices and Clinics of Dentists) and 8099 (Health and Allied Services, N.E.C.).

- Based on the information disclosed with respect to the targets in the each of the Comparable Transactions, Capitalink calculated and compared TIC and enterprise values as multiples of LTM revenue, and LTM EBITDA.

- A review of the analysis indicates mean TIC multiples to revenue and EBITDA of 0.89 times and 5.77 times, respectively, and enterprise value multiples to revenue and EBITDA of 0.86 times and 5.54 times, respectively.

- Capitalink calculated and compared the implied transaction multiples based on the Offer of $4.50 per share. The results indicate that the Offer's implied multiples would below all of the Comparable Transactions.

Coast Dental Services, Inc.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE TRANSACTION ANALYSIS

- As discussed earlier in greater detail, the Company's unique characteristics and poor relative operating and financial performance, have negatively impact investor confidence and therefore are reflected in the Company's valuation relative to the Comparable Transactions.

- Therefore taking into account those factors, Capitalink selected an appropriate multiple range for the Company as follows:

    - Between 0.14 times and 0.28 times LTM revenue based on TIC and 0.09 times and 0.19 times LTM revenue based on enterprise value.
    - Between 3.12 times and 4.14 times LTM EBITDA based on TIC and 2.16 times and 2.85 times LTM EBITDA based on enterprise value.

- Based on the selected multiple ranges, Capitalink calculated a range of indicated share prices of between $3.68 and $5.58. Capitalink noted that the Offer was within this indicated valuation range.

- None of the Comparable Transactions are identical to the Offer. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Transactions and other factors that could affect the respective acquisition values.

Coast Dental Services, Inc.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE TRANSACTION ANALYSIS

INDICATED REFERENCE RANGE
($ in thousands, except per share)

                            Selected Multiple Range
                            -----------------------
                 Statistic    Low     -    High      Indicated TIC/EV Value   Indicated Equity Value (1)   Indicated Share Price (2)
                 ---------   -----         ----     ------------------------  --------------------------   -------------------------
TOTAL INVESTED
  CAPITAL (TIC)
  MULTIPLE
  LTM Revenue     $53,917    0.14x    -    0.28x    $ 7,588    -    $15,150    $ 7,342    -    $14,904      $   3.19   -    $   6.48
  LTM EBITDA      $ 2,722    3.12x    -    4.14x    $ 8,498    -    $11,260    $ 8,252    -    $11,014      $   3.59   -    $   4.79

TOTAL ENTERPRISE
  VALUE (EV)
  MULTIPLE
  LTM Revenue     $53,917    0.09x    -    0.19x    $ 4,993    -    $10,274    $ 8,670    -    $13,951      $   3.77   -    $   6.07
  LTM EBITDA      $ 2,722    2.16x    -    2.85x    $ 5,879    -    $ 7,747    $ 9,556    -    $11,424      $   4.15   -    $   4.97

INDICATED
  REFERENCE
  RANGE                                                                                                     $   3.68   -    $   5.58

(1) Adjusted for $246 and ($3,677) debt and net debt, respectively for TIC and EV. EV net debt includes cash from in the money options/warrants outstanding.
(2) Based upon and assumes 2,300 shares and in the money options/warrants outstanding.

Coast Dental Services, Inc.                                        CONFIDENTIAL
VALUATION ANALYSIS
SELECTED COMPARABLE TRANSACTION ANALYSIS

VALUATION MULTIPLES
($ in millions)

                                                                                                                       Total
                                                                                           TIM         Total Price    Invested
Announced      Closing                                                               ---------------     Paid(1)     Capital(2)
  Date           Date        Acquiror            Target/Transaction Description      Revenue  EBITDA       TPP          TIC
---------      -------       --------            ------------------------------      -------  ------   -----------   ----------
12-Sep-02(4)  na         Bright Now! Dental   Monarch Dental Corp (MDDS)             $189.50  $13.91     $12.90        $ 76.20
                         Private              Mgmt Services for Dental Groups

6-Jun-02      Withdrawn  ADG, Inc.            Birner Dental Management Svcs (BDMS)     29.40    4.40      20.03          24.43
                         Private              Dental management services

5-Jun-01      6-Jun-01   Management Buyout    Dental Care Alliance                     23.10    4.57         na          36.00
                         na                   Dental care management Company

17-May-01     9-Nov-01   Orthodontic Centers  OrthAlliance, Inc.                      150.46   28.00      36.25         116.55
                         of America           Practice management and consulting
                         OCA                  services to orthodontic and pediatric
                                              dental practices

Offer (5)                Management Buyout    Coast Dental Services, Inc.            $ 53.92  $ 2.72     $10.35        $ 10.60

                                                                                    Enterprise  TIC Multiple of   EV Multiple of
Announced      Closing                                                               Value(2)   ---------------  ----------------
  Date           Date        Acquiror            Target/Transaction Description        EV       Revenue  EBITDA  Revenue  EBITDA
---------      -------       --------            ------------------------------     ----------  ------   ------  -------  ------
12-Sep-02(4)  na         Bright Now! Dental   Monarch Dental Corp (MDDS)             $ 70.20     0.40x   5.48x    0.37x    5.05x
                         Private              Mgmt Services for Dental Groups

6-Jun-02      Withdrawn  ADG, Inc.            Birner Dental Management Svcs (BDMS)     23.33     0.83    5.55     0.79     5.30
                         Private              Dental management services

5-Jun-01      6-Jun-01   Management Buyout    Dental Care Alliance                     36.00     1.56    7.87     1.56     7.87
                         na                   Dental care management Company

17-May-01     9-Nov-01   Orthodontic Centers  OrthAlliance, Inc.                      109.95     0.77    4.16     0.73     3.93
                         of America           Practice management and consulting
                         OCA                  services to orthodontic and pediatric
                                              dental practices

                                              High              $ 36.25    $116.55   $109.95     1.56x   7.87x    1.56x    7.87x
                                              Mean                23.06      63.30     59.87     0.89    5.77     0.86     5.54
                                              Median              20.03      56.10     53.10     0.80    5.52     0.76     5.17
                                              Low                 12.90      24.43     23.33     0.40    4.16     0.37     3.93

Offer (5)                Management Buyout    Coast Dental Services, Inc.              $6.67     0.20x   3.89x    0.12x    2.45x

(1)      Total Price Paid equals common equity value of interest acquired.
(2) Total Invested Capital equals Total Price Paid plus total debt, preferred stock, and minority interests.
(3) Enterprise Value equals Total Price Paid plus total debt, preferred stock, and minority interests, less cash.
(4) Transaction was announced November 27, 2002, but SEC filings discussing buyout was filed on September 12, 2002. Transaction approved by shareholders on February 12, 2003.
(5) Based upon and assumes a $4.50 per share transaction price and 2,300 shares and in the money options/warrants outstanding.

Sources of information: SEC Edgar Filings, Press Releases, CapitalIQ, Multex, Mergerstat, Thomson Financial, & Company financial statements and management.

Coast Dental Services, Inc.                                        CONFIDENTIAL
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

- The discounted cash flow analysis estimates value based upon a company's projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

- While the discounted cash flow analysis is the most scientific of the methodologies, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

- Capitalink performed the discounted cash flow analysis on the preliminary projected cash flows for the Company.

- Capitalink utilized the forecasts provided by Company management, which show a gradual increase in EBITDA from approximately $4.2 million for the year ending December 2003, to approximately $5.4 million for the corresponding year ending 2005. The Company projects to continue to generate negative EBIT for the three years ended December 31, 2005.

- In order to arrive at a present value of the free cash flows, Capitalink utilized discount rates ranging from 20.5% to 25.5%. Because the Company has no significant levels of debt, the Company's cost of equity is also approximately equal to its cost of capital and was determined to be 23.0% based on the riskless and risk-based rates.

- In determining the appropriate discounted cash flow methodology, Capitalink took into consideration the significant increase in capital expenditure ("CAPEX") the Company is forecast to spend to upgrade and maintain their Dental Centers over the coming years. Typically, a range of terminal values based on a multiple of terminal year revenue or EBITDA is used. However, Capitalink felt it more appropriate to use a terminal value calculation that explicitly took into account the increase in projected CAPEX by using a multiple of EBITDA less CAPEX. A range of terminal value EBITDA less CAPEX multiples were selected between 5.5 times and 7.0 times.

Coast Dental Services, Inc.                                         CONFIDENTIAL
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

- In addition, Capitalink presented a perpetual growth scenario whereby ranges of terminal growth rates were applied to the Company's Fiscal 2005 free cash flows in order to determine a terminal value, rather than multiples. The range of terminal growth rates used were between 5.5% and 6.75% which was based on the Company's expected long run nominal growth rate.

- In each of the scenarios discussed, a range of enterprise values was derived. The enterprise values were reduced by net debt to arrive at an equity value. Capitalink's estimate of the Company's projected net debt as of December 31, 2002 is approximately ($3.7) million, comprised of approximately $3.3 million in cash, approximately $0.25 million in interest bearing debt and additional cash proceeds of approximately $593,000 from the exercise of 209,000 assumed in-the-money options.

- Utilizing an EBITDA minus CAPEX multiple, Capitalink calculated a range of indicated share prices of between $4.54 and $5.11. Utilizing a perpetual growth scenario, Capitalink calculated a range of indicated share prices of between $4.09 and $4.44.

- Taking into account both methods of creating terminal values, Capitalink calculated a range of indicated shares prices of between $4.32 and $4.78. Capitalink noted that the Offer was within this indicated valuation range.

Coast Dental Services, Inc.                                         CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

INDICATED REFERENCE RANGE
($ in thousands, except per share)

                                    Selected Range
                                   ----------------
                                   Low    -    High      Indicated EV Value   Indicated Equity Value(1)   Indicated Share Price(2)
                                   ----------------      ------------------   -------------------------   ------------------------
TERMINAL VALUE METHODOLOGY
  EBITDA less CAPEX Multiple      5.75x   -   6.50x      $6,758   -   $8,085    $10,435   -   $11,762         $4.54   -   $5.11
  Perpetual Growth Rate           5.75%   -   6.50%      $5,738   -   $6,539    $ 9,415   -   $10,216         $4.09   -   $4.44

INDICATED REFERENCE RANGE                                                                                     $4.32   -   $4.78

---------------
(1) Adjusted for ($3,677) net debt, (includes cash from in the money options/warrants outstanding.)
(2) Based upon and assumes 2,300 shares and in the money options/warrants outstanding.

Coast Dental Services, Inc.                                         CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
($ in thousands, except per share)   Terminal Value - EBITDA less CAPEX Multiple

UNLEVERED FREE CASH FLOWS

                                                    ACTUAL/ESTIMATED                            PROJECTED
                                                ------------------------        -----------------------------------------
                                                  FY ENDED DECEMBER 31,                   FY ENDING DECEMBER 31,
                                                ------------------------        -----------------------------------------
                                                  2001            2002            2003            2004            2005
                                                --------        --------        --------        --------        ---------
SYSTEMWIDE REVENUE                              $ 64,346        $ 82,510        $ 89,583        $ 95,775        $ 100,995
                                                ========        ========        ========        ========        =========
MANAGEMENT FEE REVENUE                          $ 43,561        $ 55,502        $ 56,728        $ 60,604        $  63,883
  LESS:  Center Expenses                          36,880          44,267          44,761          47,317           49,870
         Center Deprec & Amort.                    3,306           3,119           3,580           4,238            4,798
                                                --------        --------        --------        --------        ---------
  GROSS MARGIN                                     3,375           8,116           8,387           9,049            9,215
  Operating Expenses                               7,787           6,819           7,727           8,675            8,627
  Corporate Deprec & Amort.                        1,305           1,328           1,223           1,225            1,225
                                                --------        --------        --------        --------        ---------
EBIT                                              (5,717)            (31)           (563)           (851)            (637)
EBITDA                                            (1,106)          4,416           4,240           4,612            5,386
  less:  Deprec. & Amort                           4,611           4,447           4,803           5,463            6,023
Income Before Taxes                               (5,717)            (31)           (563)           (851)            (637)
  Income Taxes                                      (154)         (1,041)             --              --               --
                                                --------        --------        --------        --------        ---------
Unlevered After-tax Income                        (5,563)          1,010            (563)           (851)            (637)
  Add: Deprec. & Amort                             4,611           4,447           4,803           5,463            6,023
  Add: (Used) Sourced by Net Wkg Cap               6,783          (4,684)         (2,330)           (571)            (259)
  Less: Capital Expenditures                       1,042             900           2,850           3,500            3,500
                                                --------        --------        --------        --------        ---------
UNLEVERED FREE CASH FLOWS                       $  4,789        $   (127)       $   (940)       $    541        $   1,627
                                                ========        ========        ========        ========        =========

ESTIMATED RANGE OF ENTERPRISE VALUES

                                          TERMINAL EBITDA MULTIPLE
Discount         -----------------------------------------------------------------------
  Rate            5.50x        5.75x        6.00x        6.25x        6.50x        7.00x
--------         ------       ------       ------       ------       ------       ------
 20.5%           $7,081       $7,377       $7,673       $7,969       $8,265       $8,856
 21.5%           $6,926       $7,216       $7,505       $7,795       $8,085       $8,664
 22.5%           $6,775       $7,059       $7,343       $7,626       $7,910       $8,478
 23.5%           $6,628       $6,906       $7,184       $7,463       $7,741       $8,297
 24.5%           $6,485       $6,758       $7,031       $7,303       $7,576       $8,121
 25.5%           $6,347       $6,614       $6,881       $7,148       $7,416       $7,950

                              AVERAGE OF BOX            $7,406

ESTIMATED RANGE OF EQUITY VALUES

                                      TERMINAL EBITDA MULTIPLE
Discount    -----------------------------------------------------------------------------
  Rate       5.50x         5.75x         6.00x         6.25x         6.50x         7.00x
--------    -------       -------       -------       -------       -------       -------
  20.5%     $10,758       $11,054       $11,350       $11,646       $11,942       $12,533
  21.5%     $10,603       $10,893       $11,182       $11,472       $11,762       $12,341
  22.5%     $10,452       $10,736       $11,020       $11,303       $11,587       $12,155
  23.5%     $10,305       $10,583       $10,861       $11,140       $11,418       $11,974
  24.5%     $10,162       $10,435       $10,708       $10,980       $11,253       $11,798
  25.5%     $10,024       $10,291       $10,558       $10,825       $11,093       $11,627

                          AVERAGE OF BOX              $11,083

TERMINAL VALUES

                                                    TERMINAL EBITDA-CAPEX MULTIPLE
                            -----------------------------------------------------------------------------
                             5.50x         5.75x         6.00x         6.25x         6.50x         7.00x
                            -------       -------       -------       -------       -------       -------
EBITDA TERMINAL VALUE       $10,373       $10,845       $11,316       $11,788       $12,259       $13,202
                            =======       =======       =======       =======       =======       =======
Terminal CAPEX              $ 3,500

DISCOUNTED TERMINAL VALUES AS PERCENTAGE OF ENTERPRISE VALUES

                                    TERMINAL EBITDA MULTIPLE
Discount    -----------------------------------------------------------------------
  Rate       5.50x        5.75x        6.00x        6.25x        6.50x        7.00x
--------    ------        -----        -----        -----        -----        -----
  20.5%     146.5%        92.2%        92.5%        92.8%        93.1%        93.5%
  21.5%      92.0%        92.4%        92.7%        92.9%        93.2%        93.6%
  22.5%      92.2%        92.5%        92.8%        93.1%        93.3%        93.8%
  23.5%      92.3%        92.6%        92.9%        93.2%        93.4%        93.9%
  24.5%      92.5%        92.8%        93.1%        93.3%        93.6%        94.0%
  25.5%      92.6%        92.9%        93.2%        93.5%        93.7%        94.1%

                     AVERAGE OF BOX                 93.0%

ESTIMATED RANGE OF EQUITY VALUES PER SHARE

                               TERMINAL EBITDA MULTIPLE
Discount    -----------------------------------------------------------------
  Rate      5.50x       5.75x       6.00x       6.25x       6.50x       7.00x
--------    -----       -----       -----       -----       -----       -----
  20.5%     $4.68       $4.81       $4.93       $5.06       $5.19       $5.45
  21.5%     $4.61       $4.74       $4.86       $4.99       $5.11       $5.37
  22.5%     $4.54       $4.67       $4.79       $4.91       $5.04       $5.28
  23.5%     $4.48       $4.60       $4.72       $4.84       $4.96       $5.21
  24.5%     $4.42       $4.54       $4.66       $4.77       $4.89       $5.13
  25.5%     $4.36       $4.47       $4.59       $4.71       $4.82       $5.06

                        AVERAGE OF BOX          $4.82

All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

Coast Dental Services, Inc.                                         CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
($ in thousands, except per share)             Terminal Value - Perpetual Growth

UNLEVERED FREE CASH FLOWS

                                                    ACTUAL/ESTIMATED                           PROJECTED
                                                ------------------------        -----------------------------------------
                                                  FY ENDED DECEMBER 31,                  FY ENDING DECEMBER 31,
                                                ------------------------        -----------------------------------------
                                                  2001            2002            2003            2004            2005
                                                --------        --------        --------        --------        ---------
SYSTEMWIDE REVENUE                              $ 64,346        $ 82,510        $ 89,583        $ 95,775        $ 100,995
                                                ========        ========        ========        ========        =========
MANAGEMENT FEE REVENUE                          $ 43,561        $ 55,502        $ 56,728        $ 60,604        $  63,883
  LESS:  Center Expenses                          36,880          44,267          44,761          47,317           49,870
         Center Deprec & Amort                     3,306           3,119           3,580           4,238            4,798
                                                --------        --------        --------        --------        ---------
  GROSS MARGIN                                     3,375           8,116           8,387           9,049            9,215
  Operating Expenses                               7,787           6,819           7,727           8,675            8,627
  Corporate Deprec & Amort                         1,305           1,328           1,223           1,225            1,225
                                                --------        --------        --------        --------        ---------
EBIT                                              (5,717)            (31)           (563)           (851)            (637)
EBITDA                                            (1,106)          4,416           4,240           4,612            5,386
  less: Deprec. & Amort                            4,611           4,447           4,803           5,463            6,023
Income Before Taxes                               (5,717)            (31)           (563)           (851)            (637)
  Income Taxes                                      (154)         (1,041)             --              --               --
                                                --------        --------        --------        --------        ---------
Unlevered After-tax Income                        (5,563)          1,010            (563)           (851)            (637)
  Add: Deprec. & Amort                             4,611           4,447           4,803           5,463            6,023
  Add: (Used) Sourced by Net Wkg Cap               6,783          (4,684)         (2,330)           (571)            (259)
  Less: Capital Expenditures                       1,042             900           2,850           3,500            3,500
                                                --------        --------        --------        --------        ---------
UNLEVERED FREE CASH FLOWS                       $  4,789        $   (127)       $   (940)       $    541        $   1,627
                                                ========        ========        ========        ========        =========

ESTIMATED RANGE OF ENTERPRISE VALUES

                                TERMINAL PERPETUAL GROWTH RATES
Discount    -----------------------------------------------------------------------
  Rate       5.50%        5.75%        6.00%        6.25%        6.50%        6.75%
--------    ------       ------       ------       ------       ------       ------
  20.5%     $6,141       $6,270       $6,404       $6,543       $6,686       $6,835
  21.5%     $6,005       $6,131       $6,263       $6,398       $6,539       $6,684
  22.5%     $5,872       $5,997       $6,125       $6,258       $6,395       $6,538
  23.5%     $5,744       $5,865       $5,991       $6,121       $6,256       $6,396
  24.5%     $5,619       $5,738       $5,861       $5,989       $6,121       $6,258
  25.5%     $5,497       $5,614       $5,735       $5,860       $5,990       $6,124
                                                                $   --

                         AVERAGE OF BOX            $6,128

ESTIMATED RANGE OF EQUITY VALUES

                                 TERMINAL PERPETUAL GROWTH RATES
Discount    ---------------------------------------------------------------------------
  Rate       5.50%        5.75%        6.00%         6.25%         6.50%         6.75%
--------    ------       ------       -------       -------       -------       -------
  20.5%     $9,818       $9,947       $10,081       $10,220       $10,363       $10,512
  21.5%     $9,682       $9,808       $ 9,940       $10,075       $10,216       $10,361
  22.5%     $9,549       $9,674       $ 9,802       $ 9,935       $10,072       $10,215
  23.5%     $9,421       $9,542       $ 9,668       $ 9,798       $ 9,933       $10,073
  24.5%     $9,296       $9,415       $ 9,538       $ 9,666       $ 9,798       $ 9,935
  25.5%     $9,174       $9,291       $ 9,412       $ 9,537       $ 9,667       $ 9,801

                         AVERAGE OF BOX             $9,805

TERMINAL VALUES

                                                             TERMINAL PERPETUAL GROWTH RATES
                                       -----------------------------------------------------------------------
                                        5.50 %       5.75%        6.00%        6.25%        6.50%        6.75%
                                       ------       ------       ------       ------       ------       ------
EBITDA                                 $5,682       $5,696       $5,709       $5,723       $5,736       $5,750
  less: Deprec. & Amort                 3,500        3,500        3,500        3,500        3,500        3,500
                                       ------       ------       ------       ------       ------       ------
EBIT                                    2,182        2,196        2,209        2,223        2,236        2,250
  Income Taxes                            851          856          862          867          872          877
                                       ------       ------       ------       ------       ------       ------
After-tax Income before Int             1,331        1,339        1,348        1,356        1,364        1,372
  Add: Deprec. & Amort                  3,500        3,500        3,500        3,500        3,500        3,500
  Add: (Used) from by Net WC               --           --           --           --           --           --
  Less: Capital Expenditures            3,500        3,500        3,500        3,500        3,500        3,500
                                       ------       ------       ------       ------       ------       ------
FREE CASH FLOWS                        $1,331       $1,339       $1,348       $1,356       $1,364       $1,372
                                       ======       ======       ======       ======       ======       ======

Discount Rate                         PERPETUAL GROWTH TERMINAL VALUES
-------------     -----------------------------------------------------------------------
    20.5%         $8,874       $9,081       $9,294       $9,514       $9,743       $9,980
    21.5%         $8,320       $8,504       $8,694       $8,891       $9,093       $9,303
    22.5%         $7,830       $7,996       $8,167       $8,343       $8,525       $8,713
    23.5%         $7,395       $7,546       $7,701       $7,860       $8,024       $8,192
    24.5%         $7,006       $7,143       $7,284       $7,429       $7,578       $7,731
    25.5%         $6,656       $6,782       $6,911       $7,043       $7,179       $7,319

DISCOUNTED TERMINAL VALUES AS PERCENTAGE OF ENTERPRISE VALUES

                            TERMINAL PERPETUAL GROWTH RATES
Discount    -----------------------------------------------------------------
  Rate      5.50%       5.75%       6.00%       6.25%       6.50%       6.75%
--------    -----       -----       -----       -----       -----       -----
  20.5%     90.7%       90.9%       91.0%       91.2%       91.4%       91.6%
  21.5%     90.8%       91.0%       91.2%       91.4%       91.6%       91.8%
  22.5%     91.0%       91.2%       91.4%       91.5%       91.7%       91.9%
  23.5%     91.2%       91.3%       91.5%       91.7%       91.9%       92.1%
  24.5%     91.3%       91.5%       91.7%       62.9%       92.0%       92.2%
  25.5%     91.5%       91.7%       91.8%       92.0%       92.2%       92.4%

                   AVERAGE OF BOX               89.7%

ESTIMATED RANGE OF EQUITY VALUES PER SHARE

                            TERMINAL PERPETUAL GROWTH RATES
Discount    -----------------------------------------------------------------
  Rate      5.50%       5.75%       6.00%       6.25%       6.50%       6.75%
--------    -----       -----       -----       -----       -----       -----
  20.5%     $4.27       $4.32       $4.38       $4.44       $4.51       $4.57
  21.5%     $4.21       $4.26       $4.32       $4.38       $4.44       $4.50
  22.5%     $4.15       $4.21       $4.26       $4.32       $4.38       $4.44
  23.5%     $4.10       $4.15       $4.20       $4.26       $4.32       $4.38
  24.5%     $4.04       $4.09       $4.15       $4.20       $4.26       $4.32
  25.5%     $3.99       $4.04       $4.09       $4.15       $4.20       $4.26

                        AVERAGE OF BOX          $4.26

All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

Coast Dental Services, Inc.                                        CONFIDENTIAL
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

OPERATING AND WORKING CAPITAL ASSUMPTIONS
($ in thousands)

                                           ACTUAL/ESTIMATED                                    PROJECTED
                                        ---------------------     ------------------------------------------------------------
                                        FY ENDED DECEMBER 31,           FY ENDING DECEMBER 31,
                                        ---------------------     ----------------------------------        CAGR      TERMINAL
                                         2001          2002        2003          2004         2005       2002-2005     PERIOD
                                        ------      ---------     --------      -------      -------     ---------    --------
GROWTH STATISTICS AND ASSUMPTIONS
    Revenue                                 na          27.4%         2.2%         6.8%         5.4%         4.8%
    Cost of Sales                           na          20.0%         1.1%         5.7%         5.4%         4.3%
    Operating Expenses                      na         -12.4%        13.3%        12.3%        -0.6%         8.2%
    EBITDA                                  na        -499.3%        -4.0%         8.8%        16.8%         6.8%
    EBIT                                    na         -99.5%      1716.1%        51.2%       -25.1%       173.9%
    After-tax Income before Interest        na        -118.2%      -155.7%        51.2%       -25.1%      -185.8%

PROFITABILITY
    Gross Margin                           7.7%         14.6%        14.8%        14.9%        14.4%
    EBITDA                                -2.5%          8.0%         7.5%         7.6%         8.4%
    EBIT                                 -13.1%         -0.1%        -1.0%        -1.4%        -1.0%
    After-tax Income before Interest     -12.8%          1.8%        -1.0%        -1.4%        -1.0%

INCOME TAX EXPENSE AND ASSUMPTIONS
    Statutory Tax Rate                                               39.0%        39.0%        39.0%
    Effective Tax Rate                     2.7%       3358.1%         0.0%         0.0%         0.0%                    39.0%

    Current Period Tax                  $ (154)     $ (1,041)     $  (220)      $ (332)      $ (248)
    NOL Usage                               --            --          220          332          248
                                        ------      --------      -------       ------       ------
        Income Tax Expense              $ (154)     $ (1,041)     $    --       $   --       $   --
                                        ======      ========      =======       ======       ======
    Ending NOL Balance                              $     --      $   220       $  551       $  800
                                                    ========      =======       ======       ======

Number of Dental Centers                   118           112          112          112          112

Gross Revenue Per Dental Center         $  545          $737      $   800       $  855       $  902
Mgmt Fee Per Dental Center              $  369          $496      $   507       $  541       $  570

                                              ACTUAL/ESTIMATED                                  PROJECTED
                                   --------------------------------------         ---------------------------------------
                                            FY ENDED DECEMBER 31,                          FY ENDING DECEMBER 31,
                                   --------------------------------------         ---------------------------------------
                                    2000           2001            2002            2003            2004            2005
                                   -------        -------         -------         -------         -------         -------
NON-CASH WORKING CAPITAL
    ASSUMPTIONS
    Accounts Receivable (AR)
        AR Days Outstanding                           109             113             111             106           102
        % of Sales                                   29.9%           30.8%           30.5%           29.1%         28.0%

    Inventory
        Inventory Days Outstanding                     28              21              21              21            21
        % Sales                                       7.7%            5.7%            5.9%            5.8%          5.7%

    Prepayments
        % of Direct and Op Costs                      1.1%            0.7%            0.6%            0.6%          0.6%

    Accounts Payable (AP)
        AP Days Outstanding                            25              13               5               5             5
        % of Direct and Op Costs                      6.7%            3.6%            1.4%            1.4%          1.4%

    Accrued Expenses
        % of Direct and Op Costs                      7.1%            7.0%            4.9%            4.1%          3.9%

CHANGES IN NON-CASH NET WORKING
    CAPITAL

  Accounts Receivables             $17,038        $13,018         $17,107         $17,294         $17,666       $17,916
  Inventory                          3,793          3,358           3,155           3,325           3,495         3,665
  Prepayments                          706            507             337             338             339           340
  Accounts Payables                  2,106          3,014           1,836             721             769           811
  Accrued Expenses                   1,519          3,175           3,588           2,561           2,315         2,265
                                   -------        -------         -------         -------         -------       -------
      Non-Cash Net WC              $14,119        $ 7,336         $12,020         $14,350         $14,921       $15,180
                                   =======        =======         =======         =======         =======       =======
      % of EBITDA                                  -663.3%          272.2%          338.4%          323.5%        281.8%
                                                  =======         =======         =======         =======       =======
    CASH FLOW (USED) SOURCED BY
    NON-CASH NET WRKG CAPITAL                     $ 6,783         $(4,684)        $(2,330)        $  (571)      $  (259)
                                                  =======         =======         =======         =======       =======


Sources of information: Company financials, projections and management.

Coast Dental Services, Inc.                                        CONFIDENTIAL
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS


COST OF CAPITAL CALCULATION & Net Debt
($ in thousands, except per share)

COST OF COMMON STOCK
    Riskless (1)
        20 year treasury yield (Rf)                                4.9%
    Risk (2)
        Equity risk premium (EP)                                   7.8%
        Industry risk premium (IP)                                -4.2%
        Size Premium (SP)                                          9.2%
    Company Specific
        Single PA, Financial Statement Transparency                6.0%
        Receivable Collectability,  Regulatory Restrictions
                                                                 -----
                                                                  23.7%
                                                                 =====

COST OF DEBT

                    Nominal                 % of        Weighted
Type of Debt         Rate      Amount      of Debt     Cost of Debt
------------        -------    ------      -------     ------------
Misc                 8.00%      $ 246       100.0%         8.0%
                     0.00%         --         0.0%         0.0%
                     0.00%         --         0.0%         0.0%
                     0.00%         --         0.0%         0.0%
                     0.00%         --         0.0%         0.0%
                                -----       -----          ---
                                $ 246       100.0%         8.0%
                                =====       =====          ===

WEIGHTED AVERAGE COST OF CAPITAL

                  Shares Outs.     Stock Price   Market        % of         Nominal     Effective    Cost of        Weighted
Type             (in thousands)     14-Feb-03     Value    Total Capital      Rate       Tax Rate    Capital    Cost of Capital
----             --------------    -----------   ------    -------------    -------     ---------    -------    ---------------
Debt                                             $  246         3.8%          8.0%         39.0%        4.9%          0.2%
Common Stock         2,091           $3.0000      6,273        96.2%         23.7%                     23.7%         22.8%
                                                 ------       -----                                                  ----
                                                 $6,519       100.0%                                                 23.0%
                                                 ======       =====                                                  ====


EQUITY VALUE NET DEBT ASSUMPTIONS

                                                                        EST. AS OF
                                                                         31-DEC-02
                                                                        ----------
          Debt & Other Obligations
              Interest Bearing Debt                                       $   246
              Minority Interests                                               --
              Preferred Stock                                                  --
                                                                          -------
                                                                              246
                                                                          -------
          Less Cash
              Cash on Hand                                                  3,330
              Assumed cash from exercise of options                           593
              Assumed cash from Other                                          --
                                                                          -------
                                                                            3,923
                                                                          -------
          Net Debt                                                        $(3,677)
                                                                          =======


                                                                        EST. AS OF
                                                                         31-DEC-02
                                                                        ----------
          Common Stock Equivalents (in thousands)
              Common Stock Outstanding                                      2,091
              Stock issued re Other                                            --
                                                                          -------
                                                                            2,091
                                                                          -------
                                                         Gross $
              Options in the money:            Plan 1    $  310               111
                                               Plan 2    $  283                98
                                                                          -------
                                                                              209
                                                                          -------
          Total Common Stock Equivalents                                    2,300
                                                                          =======

(1) As reported by the Federal Reserve Board on a weekly-average basis for the week ended February 13, 2003.
(2) Sourced from the Ibbotson SBBI Valuation Edition 2002 Yearbook.

Sources of information: Company financials, projections & management, Ibbotson 2002 SBBI and Federal Reserve Board.

Coast Dental Services, Inc.                                        CONFIDENTIAL
-------------------------------------------------------------------------------
VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS PAID ANALYSIS

         - The minority interest acquisition premiums analysis involves the comparison of the premium in the Proposed Transaction to premiums in other transactions where a minority interest was acquired. Capitalink reviewed the one day, five day and 30 day premiums for all minority interest transactions where the:

                  - acquiring party previously had greater than 50% shareholding in the target company,
                  -        deal was announced on or after January 2001, and
                  -        the deal value is less than or equal to
                           $25.0 million.

         - Capitalink believes an examination of the premiums paid in minority acquisitions are more appropriate than in control transactions and are more comparable to the Offer. The premium in such a scenario should not be as high as a situation where control is acquired.

         - Based on the premiums paid in the scenario set forth above, Capitalink derived an indicated range of per share market values for the Company using the prior one day, five day and prior 30 day share price as of February 14, 2003. The analysis indicated an average indicated share price range of between $4.17 and $4.84. Capitalink noted that the Offer was within this indicated valuation range.

Coast Dental Services, Inc.                                        CONFIDENTIAL
-------------------------------------------------------------------------------
VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS PAID ANALYSIS

INDICATED REFERENCE RANGE
($ in thousands, except per share)

                                                                             Selected Multiple Range
                                                                             -----------------------
                                                            Statistic         Low  -  High       Indicated Share Price (2)
                                                            ---------         ------------       -------------------------
         MINORITY ACQUISITIONS PREMIUMS PAID (1)
             Prior One Day                                   $  3.00         36.1% - 54.8%         $  4.08  -  $  4.64
             Prior 5 Day                                     $  3.01         41.8% - 65.0%         $  4.27  -  $  4.96
             Prior 30 Day                                    $  2.96         40.9% - 66.4%         $  4.17  -  $  4.93

         INDICATED REFERENCE RANGE                                                                 $  4.17  -  $  4.84

-----------------

(1) Includes acquisitions by controlling shareholder (>50%) of minority interests from January 2001 with deal value < $25 million.

Sources of information: Commodity Systems, Inc. and Mergerstat, Inc.

Coast Dental Services, Inc.                                        CONFIDENTIAL
-------------------------------------------------------------------------------
VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS PAID ANALYSIS

MINORITY INTEREST ACQUISITION PREMIUMS PAID REVIEW (1)
($ in millions, except per share)

 ANNOUNC.                                                                                                              PREVIOUS
   DATE           SELLER                                BUYER                                                             %
---------         ------                                ------                                                         --------
29-Jan-03         DSI Toys Inc                          Mvii Llc                                                        55.20%
22-Nov-02         Unimark Group Inc (The)               M&M Nominee LLC                                                 62.50%
19-Nov-02         MDI Entertainment Inc                 Scientific Games Corp                                           66.00%
13-Nov-02         Media Source Inc                      Private Group Led By Davis                                      65.90%
19-Sep-02         WJ Communications Inc                 Fox Paine & Co LLC                                              65.50%
13-Aug-02         Oriole Homes Corp                     Levy Group (The)                                                60.10%
13-Aug-02         R-B Rubber Products Inc               Dash Multi-Corp Inc                                             70.00%
 5-Aug-02         Sandata Technologies Inc              Sandata Acquisition Corp                                        74.40%
12-Jun-02         Swiss Army Brands Inc                 Victorinox AG                                                   66.90%
16-May-02         Electric Lightwave Inc                Citizens Communications Co                                      85.00%
16-May-02         Balanced Care Corp                    IPC Advisors Sarl                                               53.30%
10-Apr-02         PartsBase Inc                         Private Group Led by Robert A Hammond Jr                        65.00%
 3-Apr-02         CBNY Investment Services Corp         Private Group Led By CBNY Investment Services Mana              73.60%
28-Mar-02         Shibazaki Seisakusho Ltd              Alcoa Inc                                                       50.50%
14-Mar-02         Konover Property Trust                Prometheus Southeast Retail Trust                               66.00%
11-Mar-02         Hawker Pacific Aerospace              Deutsche Lufthansa AG                                           72.70%
 6-Mar-02         CAA AG                                Harman International Industries Inc                             78.15%
22-Jan-02         Rottlund Co Inc (The)                 Private Group Led by David and Bernard Rotter                   71.40%
16-Nov-01         Ugly Duckling Corp                    Private Group led by Ernest C Garcia II                         61.00%
18-Sep-01         Organic Inc                           Seneca Investments LLC                                          80.90%
22-Aug-01         HomeServices.Com Inc                  Berkshire Hathaway Inc                                          83.50%
14-Aug-01         National Home Centers Inc             Private Group Led By Dwain A Newman                             63.49%
 3-Aug-01         Lincoln Snacks Co                     Lincoln Snacks Acquisition Corp                                 89.80%
 6-Jun-01         HIS Sportswear AG                     VF Corp                                                         85.00%
30-Apr-01         STV Group Inc                         Private Group Led By ESOP Of STV Group Inc                      62.81%
27-Apr-01         Pierre Foods Inc                      PF Management Inc                                               63.00%
 2-Apr-01         Milestone Properties Inc              Concord Assets Group Inc                                        68.80%
27-Mar-01         Hahn Automotive Warehouse Inc         Private Group Led By Futerman                                   64.00%
 9-Feb-01         Marketing Specialists Corp            Private Group Led By Richmont Capital Partners I L              83.20%
24-Jan-01         Firecom Inc                           Private Group Led By Mendez                                     68.80%

                                             PREMIUMS
 ANNOUNC.    PERCENTAGE     ------------------------------------------
   DATE        SOUGHT        1 DAY             5 DAY            30 DAY
---------    ----------     -------           -------          -------
29-Jan-03      44.80%        -2.22%            -6.38%           15.79%
22-Nov-02      37.50%       132.14%           160.00%           66.67%
19-Nov-02      34.00%        27.27%            40.00%           53.85%
13-Nov-02      34.10%        12.44%            45.16%           36.36%
19-Sep-02      34.50%         0.92%             0.00%           29.41%
13-Aug-02      39.90%        63.33%            63.33%           29.29%
13-Aug-02      30.00%        83.01%            69.70%           95.80%
 5-Aug-02      25.60%       282.00%           516.13%          180.88%
12-Jun-02      33.10%        41.73%            42.63%           40.85%
16-May-02      15.00%       105.88%            79.49%           55.56%
16-May-02      46.70%       150.00%           177.78%          127.27%
10-Apr-02      35.00%        95.83%            95.83%           95.83%
 3-Apr-02      26.40%         1.30%             1.00%            1.00%
28-Mar-02      20.30%        30.87%            28.09%           44.71%
14-Mar-02      34.00%        20.00%            20.00%           24.26%
11-Mar-02      27.30%         2.20%             3.50%           51.16%
 6-Mar-02      21.85%         0.44%            27.50%           12.50%
22-Jan-02      28.60%        18.06%            29.79%           46.63%
16-Nov-01      39.00%        41.77%            42.91%           30.74%
18-Sep-01      19.10%        13.79%            17.86%           37.50%
22-Aug-01      16.50%        38.78%            40.50%           66.67%
14-Aug-01      36.51%        21.74%            17.65%           35.92%
 3-Aug-01      10.20%        12.90%            16.67%           27.27%
 6-Jun-01      15.00%        18.48%            46.72%           32.09%
30-Apr-01      37.19%        97.37%           110.28%           80.00%
27-Apr-01      37.00%       101.61%            62.34%          121.24%
 2-Apr-01      31.20%        40.96%            40.96%           40.96%
27-Mar-01      36.00%        33.33%            33.33%            9.89%
 9-Feb-01      16.80%        98.41%            66.67%          468.18%
24-Jan-01      31.20%        59.09%            59.09%           34.62%

            High             282.0%            516.1%           468.2%
            Mean              54.8%             65.0%            66.4%
            Median            36.1%             41.8%            40.9%
            Low               -2.2%             -6.4%             1.0%

(1) Includes acquisitions by controlling shareholder (>50%) of minority interests from January 2001 with deal value < $25 million.

Sources of information: Mergerstat, Inc.

Coast Dental Services, Inc.                                        CONFIDENTIAL
-------------------------------------------------------------------------------
VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS

         - The premiums paid analysis involves the comparison of the Offer of $4.50 to the average closing price of the Company's common stock over varying time periods prior to February 14, 2003.

         - The analysis suggests that for the periods calculated, the Offer represents a significant premium over the average closing share price for each period of between 31.7% and 55.2%. The premium as of February 14, 2003 was 50.0%.

         - In addition, the daily premium or discount over the period February 14, 2002 to February 14, 2003 was graphed based on the Offer of $4.50 per share. For most of the one year period (with the exception of the period from April to June 2002), the Offer represented a significant premium over the prevailing daily share price.

Coast Dental Services, Inc.                                        CONFIDENTIAL
-------------------------------------------------------------------------------
VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS

INDICATED PREMIUM PAID

OFFER                                                              $  4.5000

                                                                     Closing Price           Indicated
                                                                       per Share              Premium
                                                                     -------------           ---------
AS OF FEBRUARY 14, 2003                                                $  3.0000               50.0%

Sensitivity Analysis:

             Prior Day Closing Price                                   $  3.0500               47.5%

             Prior 5 Trading Day Average Closing Price                 $  3.0300               48.5%

             Prior 10 Trading Day Average Closing Price                $  3.0620               47.0%

             Prior 20 Trading Day Average Closing Price                $  3.0120               49.4%

             Prior 30 Trading Day Average Closing Price                $  2.9843               50.8%

             Prior 60 Trading Day Average Closing Price                $  2.9000               55.2%

             Prior 90 Trading Day Average Closing Price                $  3.0061               49.7%

             Prior Six Month Average Closing Price                     $  3.0891               45.7%

             Prior Year Average Closing Price                          $  3.4161               31.7%

Sources of information: Draft Tender Offer. Share price data provided by Commodity Systems, Inc.

Coast Dental Services, Inc.                                        CONFIDENTIAL
-------------------------------------------------------------------------------
VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS

                     COAST DENTAL - DAILY PREMIUM (DISCOUNT)
                      FEBRUARY 14, 2002 - FEBRUARY 14, 2003

                                  [LINE GRAPH]

Sources of information: Draft Tender Offer. Share price data provided by Commodity Systems, Inc.